As filed with the Securities and Exchange Commission on June 30, 2010
Registration No. 333-157688

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 8
to
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

NorthStar Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its governing instruments)

399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

David T. Hamamoto
Chief Executive Officer
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:
Rosemarie A. Thurston
James H. Sullivan
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED JUNE 30, 2010

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Sponsored by

NorthStar Realty Finance Corp.
$1,100,000,000 Maximum Offering
$2,000,000 Minimum Offering

NorthStar Real Estate Income Trust, Inc. is a newly organized Maryland corporation formed to originate, invest in and manage a diversified portfolio of commercial real estate investments. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure: (i) commercial real estate loans, including senior mortgage loans, subordinated mortgage loans (also referred to as B-Notes), mezzanine loans, and participations in such loans; (ii) commercial real estate-related debt securities, such as commercial mortgage-backed securities, or CMBS, commercial real estate collateralized debt obligations, or CDOs, senior unsecured debt of real estate investment trusts, or REITs; and (iii) select commercial real estate equity investments. We are sponsored by NorthStar Realty Finance Corp. (NYSE: NRF), a publicly-traded commercial real estate finance company with approximately $6.8 billion of commercial real estate debt, commercial real estate securities and net lease properties under management. We refer to NorthStar Realty Finance Corp. as our sponsor. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes beginning with the taxable year ending December 31 of the year in which we satisfy the minimum offering requirements.

We are offering up to $1,000,000,000 in shares of our common stock to the public at $10.00 per share. Discounts are available to investors who purchase more than $500,000 in shares of our common stock and to other categories of investors. We are also offering up to $100,000,000 in shares of common stock pursuant to our distribution reinvestment plan at a purchase price of $9.50 per share. We expect to offer shares of common stock in our primary offering until          , 2012, unless extended by our board of directors.

Investing in our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 18 to read about the more significant risks you should consider before buying shares of our common stock. These risks include the following:

•	We depend on our advisor to select our investments and conduct our operations. We will pay substantial fees and expenses to our advisor and its affiliates that were not negotiated at arm’s length. These fees increase your risk of loss.
•	We have no operating history, and as of the date of this prospectus, our total assets consist of $200,000 in cash. The prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.
•	This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.
•	Our executive officers and our advisor’s key real estate and debt finance professionals are also officers, directors, managers and/or key professionals of our sponsor and its affiliates. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our advisor’s compensation arrangements with us and other affiliates of our sponsor.
•	The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s length basis, therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.
•	If we raise substantially less than the maximum offering, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.
•	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.
•	We may change our investment policies without stockholder consent, which could result in investments that are different from those described in this prospectus.
•	Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. Our sponsor has agreed to purchase shares of our common stock in this offering under certain circumstances in order to provide additional funds for distributions to stockholders; however, such issuances will dilute the equity ownership of public stockholders.
•	We set the offering price of our shares arbitrarily. This price is unrelated to the book or net value of our assets or to our expected operating income.
•	Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. No public market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. If you are able to sell your shares, you would likely have to sell them at a substantial loss.
•	If we fail to qualify as a REIT for federal income tax purposes and no relief provisions apply, our cash available for distribution to our stockholders and the value of our shares could materially decrease.

•	Our intended investments in CMBS and CDOs and other structured debt securities will be subject to risks relating to the volatility in the value of underlying collateral, default on underlying income streams, fluctuations in interests rates, and other risks associated with such securities which may be unknown and unaccounted for by issuers of the securities and by rating agencies. These investments are only suitable for sophisticated investors with a high-risk investment profile.

Neither the Securities Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in shares of our common stock.

	Price	Selling	Dealer	Net Proceeds
	To Public(1)	Commissions	Manager Fee(2)	(Before Expenses)

Primary Offering	$10.00	$0.70	$0.30	$9.00
Total Minimum	$2,000,000.00	$140,000.00	$60,000	$1,800,000.00
Total Maximum	$1,000,000,000.00	$70,000,000.00	$30,000,000.00	$900,000,000.00

(1)	We reserve the right to reallocate shares of common stock being offered between the primary offering and our distribution reinvestment plan.

(2)	Discounts are available to certain categories of purchasers.

The dealer manager for this offering, NRF Capital Markets, LLC, is an affiliate of our advisor. The dealer manager is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. We will not sell any shares unless we raise gross offering proceeds of $2,000,000 from persons who are not affiliated with us or our advisor by          , 2011. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, Wells Fargo Bank, N.A., in trust for our subscribers’ benefit, pending release to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account, without reduction for fees. Once we have raised the minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us and the escrow agent will disburse directly to you any interest earned on your subscription payment while it was held in the escrow account. If we do not raise gross offering proceeds of $2,000,000 by          , 2011, we will promptly return all funds in the escrow account (including interest), and we will stop offering shares.

The date of this prospectus is          , 2010

SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling any shares that you purchase.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

The following states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama — Alabama investors must represent that, in addition to meeting the Company’s suitability standards listed above, they have a liquid net worth of at least 10 times their investment in us and other similar programs.

California — A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $85,000 and a net worth of $250,000 and the total investment in this offering may not exceed 10% of the investor’s net worth. Net worth should be calculated exclusive of homes, furnishings and automobiles.

Iowa — An Iowa investor must have a net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000 or in the alternative, a net worth of $350,000 (exclusive of home, auto and furnishings) and the total investment in this offering may not exceed 10% of the investor’s liquid net worth.

Kansas — It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Kentucky — A Kentucky investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

Massachusetts — It is recommended by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Michigan — Michigan investors may not invest more than 10% of their liquid net worth in us.

Oregon — An Oregon investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

Tennessee — A Tennessee investor must have a liquid net worth of at least 10 times his or her investment in us.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.

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HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase shares of our common stock who meet the suitability standards described herein should proceed as follows:

•	Read this entire prospectus and any supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Initially, your check should be made payable to “Wells Fargo Bank, N.A., as escrow agent for NorthStar Real Estate Income Trust, Inc.” or “Wells Fargo Bank, N.A., as escrow agent for NSREIT.” After we meet the minimum offering requirements, your check should be made payable to “NorthStar Real Estate Income Trust, Inc.” or “NSREIT.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to be bound by all of its terms and attests that the investor meets the minimum income and net worth standards as described herein. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers with interest and without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially invest at least $4,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100, except for shares purchased pursuant to our distribution reinvestment plan.

Investments by Qualified Accounts

Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.

Investments through IRA Accounts

State Street Bank and Trust Company, or State Street, has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. Our advisor will pay the fees related to the establishment of investor accounts of $25,000 or more in us with State Street. We will not reimburse our advisor for such fees. Thereafter, investors will be responsible for the annual IRA maintenance fees. Prospective investors should consult their tax advisors regarding our advisor’s payment of the establishment fees. Further information about custodial services is available through your broker-dealer or through our dealer manager at 877-940-8777.

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IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase shares of our common stock.

Q:	What is NorthStar Real Estate Income Trust, Inc.?

A:	We were recently formed as a Maryland corporation to invest in and manage a diversified portfolio of commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments. The use of the terms “NorthStar Real Estate Income Trust,” the “company,” “we,” “us” or “our” in this prospectus refer to NorthStar Real Estate Income Trust, Inc. unless the context indicates otherwise.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

• combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;

• is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

• pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this prospectus, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We are not currently qualified as a REIT. However, we intend to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements.

Q:	Who will choose which investments you make?

A:	We are externally managed by NS Real Estate Income Trust Advisor, LLC, or our advisor. Our advisor will make recommendations for all of our investment decisions, which are subject to the approval of our board of directors.

Q:	Who is NorthStar Realty Finance Corp.?

A:	NorthStar Realty Finance Corp. (NYSE: NRF), our sponsor and the parent company of our advisor, is a publicly-traded commercial real estate finance company that focuses primarily on originating and acquiring commercial real estate debt, commercial real estate securities and net lease properties. Our sponsor has over $6.8 billion of assets under management, and a seasoned senior investment and portfolio management team in real estate investment and finance. We refer to entities affiliated with NorthStar Realty Finance Corp. and, together with NorthStar, as NorthStar affiliates or NorthStar entities.

Q:	What competitive advantages do we achieve through our relationship with our sponsor?

A:	Our advisor will utilize the personnel and resources of our sponsor to select our investments and manage our day-to-day operations. Our sponsor’s corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other benefits including the following:

• Experienced Management Team — Our sponsor has a highly experienced management team of real estate and debt finance professionals, led by David T. Hamamoto, its Chief Executive Officer. The senior investment executives at our sponsor have dedicated their entire careers to the commercial real estate sector. These executives provide stability to the management of our business and allow us to benefit from the knowledge and industry contacts they have gained through numerous real estate cycles. Please see “Management — Directors and Executive Officers” for biographical information regarding these individuals.

• Real Estate Credit Experience — Since the inception of its operations, our sponsor has made 1,416 investments aggregating approximately $10.3 billion, consisting of approximately $1.3 billion of net lease and healthcare real estate assets, $4.1 billion of real estate loan assets, and $4.9 billion (face amount) of real estate securities investments. As a result of the depth and thoroughness of its underwriting process, the extensive investing experience of its management team and its strong performance record in managing a diverse portfolio of assets, our sponsor has earned a reputation as a leading real estate manager, which has allowed it to access low cost, match funded financing to efficiently leverage its assets.

• Market Knowledge and Industry Relationships — Through its active and broad participation in the fixed income markets, our sponsor benefits from market information that enables it to identify attractive commercial real estate debt investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation. We believe that our sponsor’s extensive industry relationships with a wide variety of commercial real estate owners and operators, brokers and other intermediaries and third party commercial real estate debt originators will provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.

• Public Company Reporting — Our sponsor’s common stock has been traded on the New York Stock Exchange under the symbol “NRF” since October 2004. Its management team is skilled in public company reporting, compliance with the requirements of the Sarbanes-Oxley Act of 2002 including internal control certifications, stock exchange regulations and investor relations.

• REIT Compliance — Our sponsor has operated as a REIT since October 2004, and its management team is skilled in compliance with the requirements under the Internal Revenue Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes.

• Consistent, Attractive Dividends — Our sponsor has a history of consistently providing attractive quarterly dividends to its stockholders due to the income-oriented nature of the majority of its investments, which is also the focus of our investment strategy.

• Distribution Support Commitment — In order to provide additional funds to pay distributions to our stockholders at a rate of at least 8% per annum on stockholders’ invested capital before we have acquired a substantial portfolio of income-producing investments, our sponsor has agreed to purchase up to an aggregate of $10 million in shares of our common stock during the two-year period following commencement of this offering. If the distributions we pay for any calendar quarter exceed our adjusted funds from operations, or AFFO, for such quarter, our sponsor will purchase shares at the end of each quarter for a purchase price equal to the amount by which the distributions paid exceed our AFFO for such quarter, up to an amount equal to an 8% cumulative, non-compounded annual return on stockholders’ invested capital prorated for such quarter. For more information regarding our sponsor’s share purchase commitment and our distribution policy, please see “Description of Capital Stock — Distributions.”

Q:	What is an “UPREIT”?

A:	We plan to own substantially all of our assets and conduct our operations through an operating partnership called NorthStar Real Estate Income Trust Operating Partnership, LP, which we refer to as NorthStar Real Estate Income Trust Operating Partnership or our operating partnership. We refer to partnership interests and special partnership interests in our operating partnership, respectively, as common units and special units. We are the sole general partner of our operating partnership. Because we plan to conduct substantially all of our operations through an operating partnership, we are organized as an umbrella partnership real estate investment trust, or “UPREIT.”

Q:	Why should I invest in commercial real estate investments?

A:	Allocating some portion of your investment portfolio to commercial real estate may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation, and attractive risk-adjusted returns. For these reasons, commercial real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios. Survey data reported by The Pension Real Estate Association (PREA) indicates investment in commercial real estate by pension plans has been on the increase since 2000, with some of the largest pension plans in the U.S. targeting a real estate allocation of 8% to 10% of their overall investment portfolios. In all, according to a report published in 2008 by the National Association of Real Estate Investment Trusts, or NAREIT, an estimated 70% of U.S. public sector pension plans and 40% of corporate sector pension plans own real estate investments. Although institutional investors can invest directly in commercial real estate and on substantially different terms than individual investors, individual investors can also benefit by adding a commercial real estate component to their investment portfolio. You and your financial advisor should determine whether investing in commercial real estate would benefit your investment portfolio.

Q:	Why should I invest specifically in a company that is focused on commercial real estate loans and commercial real estate-related debt securities?

A:	We believe that the absence of many historical sources of debt financing for the commercial real estate market, resulting from continued uncertain economic conditions has and will continue to create a favorable environment for experienced commercial real estate lenders to produce attractive, risk-adjusted returns employing little or no leverage in the near term. The de-leveraging and risk assessment taking place among the large institutional banks and traditional credit providers, as well as the temporary suspension of securitized vehicles as a means of financing, has left real estate owners with very limited options for obtaining debt financing for acquisitions and refinancings. As a result, the pricing of real estate debt capital has increased dramatically and the terms and structure of real estate loans, including borrower recourse, have become much more favorable for lenders. At the same time, as part of this overall de-leveraging, we expect that portfolios of existing loans and debt instruments secured by commercial real estate will continue to be offered for sale by banks and other institutions at discounts to par value and in some cases with relatively attractive seller financing. In addition, many owners of commercial real estate face maturities on loans that have been syndicated or securitized or both, and may have difficulty due to the loan structure and servicing standards, in obtaining an extension even for performing, stabilized assets.

Q:	Who might benefit from an investment in our shares?

A:	An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a REIT investment focused on commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	What kind of offering is this?

A:	Through our dealer manager, NRF Capital Markets, LLC, we are offering a minimum of $2,000,000 in shares of our common stock and a maximum of $1,000,000,000 in shares of our common stock to the public in a primary offering on a “best efforts” basis at $10.00 per share. Discounts are available to investors who purchase more than $500,000 in shares of our common stock and to other categories of investors. We are also offering up to $100,000,000 in shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate shares of our common stock being offered between the primary offering and the distribution reinvestment plan. We refer to NRF Capital Markets, LLC as NRF Capital Markets or our dealer manager.

Q:	How does a “best efforts” offering work?

A:	When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you have either:

• a minimum net worth (not including home, furnishings and personal automobiles) of at least $70,000 and a minimum annual gross income of at least $70,000; or

• a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.

However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares of our common stock in this offering, you will need to contact your broker-dealer or financial advisor and fill out a subscription agreement like the one attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum initial investment required?

A:	Yes. You must initially invest at least $4,000 in shares. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Q:	What will you do with the proceeds from your offering?

A:	We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments. Depending primarily upon the number of shares we sell in this offering and assuming a $10 purchase price for shares sold in the primary offering, we estimate that we will use 85.7% to 88.2% of our gross offering proceeds for investments. We will use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, and to pay fees to our advisor for its services in connection with the selection and acquisition or origination of our investments. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share repurchase program.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q:	How long will this offering last?

A:	We currently expect that this offering will terminate on , 2012 (two years after the effective date of this prospectus). If the minimum offering of $2,000,000 in shares of our common stock is not sold by , 2011 (one year after the effective date of this prospectus), we will terminate this offering and we will promptly return to you your funds, along with any remaining interest, if applicable, without reduction for fees. We do not have the right to extend the period in which the minimum offering requirements must be met. However, once we have met the minimum offering requirements, we could in some circumstances continue our primary offering under rules promulgated by the SEC until as late as , 2014. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In addition, we reserve the right to terminate this offering for any other reason at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

• an annual report;

• supplements to the prospectus, provided quarterly during the primary offering; and

• three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

• U.S. mail or other courier;

• facsimile;

• electronic delivery; or

• posting on our web site at www.northstarreit.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Q:	Who can help answer my questions about the offering?

A:	If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

NRF Capital Markets, LLC
9780 Mount Pyramid Court
Suite 400
Englewood, Colorado 80122
Attn: Investor Relations

PROSPECTUS SUMMARY

This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section before making a decision to invest in our common stock.

NorthStar Real Estate Income Trust, Inc.

NorthStar Real Estate Income Trust, Inc. is a newly organized Maryland corporation formed to invest in and manage a diversified portfolio of commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments. We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to stockholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Our office is located at 399 Park Avenue, 18th Floor, New York, New York 10022. Our telephone number is (212) 547-2600. Information regarding our company is also available on our web site at www.northstarreit.com.

Investment Strategy

Our objective is to use substantially all of the proceeds of this offering to originate, acquire, asset manage, selectively leverage, syndicate and opportunistically sell investments in a variety of (i) commercial real estate loans, including senior mortgage loans, subordinate mortgage loans (also referred to as B-Notes), mezzanine loans and participations in such loans; (ii) commercial real estate-related debt securities, such as CMBS, CDOs, and senior unsecured debt of publicly-traded REITs; and (iii) select commercial real estate equity investments. We will seek to create and maintain a portfolio of investments that generate a low volatility income stream of attractive and consistent cash distributions. Our focus on investing in debt instruments will emphasize the payment of current returns to investors and preservation of invested capital as our primary investment objectives, with a lesser emphasis on seeking capital appreciation from our investments, as is typically the case with more opportunistic or equity-oriented strategies.

We intend to directly structure, underwrite and originate many of the debt products in which we invest as this provides for the best opportunity to control our borrower and partner relationships and optimize the terms of our investments. Our proven underwriting process, which our management team has successfully developed over their extensive real estate careers in a variety of market conditions and implemented at our sponsor, will involve comprehensive financial, structural, operational and legal due diligence of our borrowers and partners in order to optimize pricing and structuring and mitigate risk. We feel the current and future market environment (including any existing or future government-sponsored programs) provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our stockholders.

Investment Objectives

Our primary investment objectives are:

•	to pay attractive and consistent cash distributions; and

•	to preserve, protect and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing their sale to maximize value.

Market Opportunities

We believe the next several years will be the most attractive commercial real estate investment environment in the past 15-20 years. Over the past two years, commercial real estate values have declined significantly caused by the worldwide liquidity crisis and recessionary economic environment. The virtual shutdown in commercial real estate capital markets, combined with limited availability of debt capital from banks and life insurance companies, increasing bank failures (140 seized by the Federal Deposit Insurance Corporation, or the FDIC, in 2009 and 83 through June 18, 2010) and over $1.6 trillion of U.S. commercial real estate debt maturities from 2010 through 2013 should provide attractive investment opportunities to real estate investors not seen since the early 1990’s when the U.S. Government formed the Resolution Trust Corp., or RTC, to liquidate real estate assets from failed banks. Our chairman and Chief Executive Officer, David T. Hamamoto, was one of the co-founders of the real estate principal investment division of Goldman, Sachs & Co. that purchased assets from the RTC in the early 1990’s. We believe that these market conditions will create opportunities for us to make commercial real estate debt and equity investments with very attractive risk-return characteristics.

Borrowing Policy

We intend to employ conservative levels of borrowing in order to provide more funds available for investment. We believe that careful use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of this offering, our debt financing will not exceed 50% of the greater of the cost or fair market value of our investments, although it may exceed this level during our offering stage. Our charter precludes us from borrowing more than 75% of the cost of our tangible assets. We cannot exceed the leverage limit in our charter unless any excess in borrowing over such level is approved by our stockholders.

Our Sponsor

NorthStar Realty Finance Corp. (NYSE: NRF), or our sponsor, is a publicly-traded commercial real estate finance company that was formed in October 2003 to make real estate-related investments including commercial real estate debt, commercial real estate securities and net lease properties. Our sponsor completed its initial public offering in October 2004, selling approximately $190 million of common stock to investors. Since its initial public offering, our sponsor has raised over $1 billion of corporate equity and debt capital in a variety of other public and private capital raising transactions, growing its assets under management to $6.8 billion.

Our sponsor’s headquarters are located in New York City. As of June 25, 2010, our sponsor employed 79 persons.

Our sponsor’s management team, which is led by David T. Hamamoto and includes, among others, Daniel R. Gilbert, Andrew C. Richardson and Albert Tylis, has broad and extensive experience in real estate investment and finance with some of the nation’s leading commercial real estate and lending institutions. Please see “Management — Directors and Executive Officers” for biographical information regarding these individuals. We believe that our sponsor’s active and substantial ongoing participation in the real estate finance market, and the depth of experience and disciplined investment approach of our sponsor’s management team will allow our advisor to successfully execute our investment strategy.

Our Advisor

NS Real Estate Income Trust Advisor manages our day-to-day operations. Our advisor is indirectly owned by our sponsor, whose team of real estate and debt finance professionals, acting through our advisor, will make most of the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

Our Board

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure. We have four members of our board of directors, three of which are independent of us, our advisor and its affiliates. Our charter requires that a majority of our directors be independent. A majority of our independent directors are required to review and approve all matters the board believes may involve a conflict of interest between us and our sponsor or its affiliates. Our directors are elected annually by the stockholders. When we refer to our charter in this prospectus, we are referring to our charter as it has been amended and restated prior to the commencement of this offering.

Our Structure

The chart below shows the relationship among various NorthStar affiliates and our company as of the date of this prospectus.

Management Compensation

Our advisor and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our advisor and its affiliates and for a more detailed description of the special units.

Estimated Amount
Form of Compensation and Recipient	Determination of Amount	for Minimum/Maximum

Organization and Offering Stage
Selling Commissions — Dealer Manager	Up to 7% of gross proceeds, except no selling commissions are payable on shares sold under the distribution reinvestment plan. Our dealer manager may reallow 100% of commissions earned to participating broker-dealers.	$140,000/$70,000,000
Dealer Manager Fee — Dealer Manager	Up to 3% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the distribution reinvestment plan. Our dealer manager may reallow a portion of the dealer manager fee to any participating broker-dealer, based upon factors such as the number of shares sold by the participating broker-dealer and the assistance of such broker-dealer in marketing the offering.	$60,000/$30,000,000
Other Organization and Offering Expenses — Advisor	To date, our advisor has paid organization and offering expenses on our behalf. We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be approximately $15,000,000 or approximately 1.5% of gross offering proceeds.	$60,000/$15,000,000

Estimated Amount
Form of Compensation and Recipient	Determination of Amount	for Minimum/Maximum

Acquisition and Development Stage
Acquisition Fee — Advisor or its Affiliate	1% of the amount funded by us to acquire or originate commercial real estate loans or the amount invested in the case of other real estate investments including any acquisition and origination expenses and any debt attributable to such investments.
$17,400 (minimum offering and no debt) / $8,850,000 (maximum offering and no debt) / $9,850,000 (maximum offering and distribution reinvestment plan) / $17,700,000 (maximum offering assuming leverage of 50% of the cost of our investments) / $35,400,000 (maximum offering assuming leverage of 75% of the cost of our investments)

Reimbursement of Acquisition Expenses — Advisor	We will reimburse our advisor for actual expenses incurred in connection with the selection, acquisition or origination of an investment, whether or not we ultimately acquire or originate the investment.
$8,700 (minimum offering and no debt) / $4,425,000 (maximum offering and no debt) / $4,925,000 (maximum offering and distribution reinvestment plan) / $8,900,000 (maximum offering assuming leverage of 50% of the cost of our investments) / $17,700,000 (maximum offering assuming leverage of 75% of the cost of our investments)

Operational Stage
Asset Management Fee — Advisor	Monthly asset management fee equal to one-twelfth of 1.25% of the sum of the cost of all investments made and of our investments in joint ventures, including acquisition fees, acquisition and origination expenses and any debt attributable to such investments, less any principal repaid by borrowers on our debt investments (or our proportionate share thereof in the case of debt investments made through joint ventures).	Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses — Advisor	We will reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, employee costs, utilities and IT costs. We will not reimburse our advisor for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Estimated Amount
Form of Compensation and Recipient	Determination of Amount	for Minimum/Maximum

Liquidation/Listing Stage
Disposition Fees — Advisor or its Affiliate	For substantial assistance in connection with the sale of investments, as determined by our independent directors, we will pay our advisor or its affiliate 1% of the contract sales price of each commercial real estate loan, commercial real estate-related debt security or real estate equity investment sold, including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan or other debt-related investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of (i) 1% of the principal amount of the loan or debt-related investment prior to such transaction or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Estimated Amount
Form of Compensation and Recipient	Determination of Amount	for Minimum/Maximum

Special Units — NorthStar OP Holdings, LLC	NorthStar OP Holdings, LLC, or NorthStar OP Holdings, an affiliate of our advisor, was issued special units upon its initial investment of $1,000 in our operating partnership, and as the holder of the special units will be entitled to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus an 8% cumulative, non-compounded annual pre-tax return on such invested capital. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that NorthStar OP Holdings would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. Please see “Management Compensation — Special Units — NorthStar OP Holdings, LLC for a description of the calculation of the enterprise valuation.	Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

Summary of Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus, beginning on page 18, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•	We are dependent on our advisor to select our investments and conduct our operations.

•	We have no operating history, and as of the date of this prospectus, our total assets consist of $200,000 in cash. The prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives. Because we have not identified any assets to originate or acquire with proceeds from this offering, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative. We are considered to be a blind pool offering.

•	Our executive officers and our advisor’s key real estate and debt finance professionals are also officers, directors, managers and key professionals of our sponsor and other affiliated entities. As a result, they will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other NorthStar entities and conflicts in allocating investment opportunities and their time among us and these other NorthStar entities.

•	We will pay substantial fees to and expenses of our advisor and its affiliates, which were not negotiated at arm’s length. These payments increase the risk that you will not earn a profit on your investment.

•	If we raise substantially less than the maximum offering, we may not be able to acquire a diversified portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

•	Although our distribution policy is to use our cash flow from operations to make distributions, our organizational documents permit us to pay distributions from any source. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds from this offering are fully invested and from time to time during our operational stage, we may not generate sufficient cash flow from operations to fund distributions. Although our sponsor has agreed to purchase shares of our common stock under certain circumstances in order to provide funds for distributions when our adjusted funds from operations is not sufficient to pay distributions at an annualized rate of 8% on stockholders’ invested capital, such sales of shares would cause dilution of the ownership interests of our public stockholders. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments, and your overall return may be reduced.

•	We established the offering price of our shares on an arbitrary basis. This price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded, and this price bears no relationship to the book or net value of our assets or to our expected operating income.

•	Our charter does not limit us from incurring debt until our borrowings would exceed 75% of the cost of our tangible assets. High debt levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

•	Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. No public market currently exists for our shares of common stock. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in the value of our stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	If we fail to qualify as a REIT for federal income tax purposes, it would adversely affect our operations, the value of our shares and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

Conflicts of Interest

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our advisor and its affiliates will face include the following:

•	Our sponsor’s real estate and debt finance professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other NorthStar entities.

•	Our sponsor’s real estate and debt professionals acting on behalf of our advisor will have to allocate their time among us, our sponsor’s business and other programs and activities in which they are involved.

•	Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, origination, management and sale of our assets regardless of the quality or performance of the asset acquired or the services provided. This fee structure may cause our advisor to recommend borrowing funds in excess of our stated borrowing policy in order to acquire assets or to fail to negotiate the best price for the assets we acquire.

•	Our advisor and its affiliates, including our dealer manager, will receive fees in connection with our public offerings of equity securities.

•	The terms of the advisory agreement and the dealer manager agreement (including the substantial fees our advisor and its affiliates will receive thereunder) were not negotiated at arm’s length.

•	Our advisor may terminate the advisory agreement with good reason upon 60 days written notice. Upon termination of the advisory agreement by our advisor, NorthStar OP Holdings, an affiliate of our advisor, will be entitled to have the special units redeemed as of the termination date. The amount of the payment will be based on an appraisal of our assets as of the termination date.

•	At some future date after we have acquired a substantial investment portfolio that our board of directors determines would be most effectively managed by our own personnel, we may seek stockholder approval to internalize our management by acquiring assets and employing the key real estate and debt finance professionals performing services to us on behalf of our advisor for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, our sponsor’s real estate and debt finance professionals that become our employees may receive more compensation than they previously received from our sponsor or its affiliates. These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our stockholder’s best interests.

Distributions

We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first real estate-related investment. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates that will be paid on a monthly basis.

Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings, sales of assets, our advisor’s deferral of fees and offering proceeds. We have not established a cap on the use of proceeds to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have less funds available for investments and your overall return will be reduced. In order to provide additional funds to pay distributions to our stockholders at a rate of at least 8% per annum on stockholders’ invested capital before we have acquired a substantial portfolio of income-producing investments, our sponsor has agreed to purchase up to an aggregate of $10 million in shares of our common stock during the two-year period following commencement of this offering. If the distributions we pay for any calendar quarter exceed our adjusted funds from operations, or AFFO, for such quarter, our sponsor will purchase shares at the end of each calendar quarter for a purchase price equal to the amount by which the distributions paid exceed our AFFO for such quarter, up to an amount equal to an 8% cumulative, non-compounded annual return on stockholders’ invested capital prorated for such quarter. We define AFFO as net income or loss (computed in accordance with generally accepted accounting principles, or GAAP, and excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization) after adjustments for unconsolidated/uncombined partnerships and joint ventures and further adjusted for (i) normalized recurring capital expenditures, (ii) reversal of the effects of the straight-lining of rents and fair value lease revenue under Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (“SFAS 141R”), (iii) amortization or accrual of various deferred costs, including intangible assets and equity-based compensation and (iv) reversal of the effects of non-cash unrealized gains or losses. The purchase price for shares issued to our sponsor pursuant to this commitment will be equal to the per share price in our primary offering as of the purchase date, reduced by the selling commissions and dealer manager fee which are not payable in connection with sales to our affiliates. As a result, the net proceeds to us from the sale of shares to our sponsor will be the same as the net proceeds we receive from the sales of shares to the public in this offering.

For so long as we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). See “U.S. Federal Income Tax Considerations — Taxation of NorthStar Real Estate Income Trust, Inc. — Requirements for Qualification — General.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distribution Reinvestment Plan

You may reinvest distributions you receive from us in shares of our common stock by participating in our distribution reinvestment plan. You may enroll in the distribution reinvestment plan by checking the appropriate box on the subscription agreement. You may also withdraw at any time, without penalty, by delivering written notice to us. Shares issued pursuant to our distribution reinvestment plan are being offered at $9.50 per share. From and after 18 months after the completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC. At that time, shares issued pursuant to our distribution reinvestment plan will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow–on public offerings. No selling commissions or dealer manager fees will be payable on shares sold under our distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason, except that we may not amend the distribution reinvestment plan to eliminate a participant’s ability to withdraw from the distribution reinvestment plan, upon 10 days prior written notice to participants. Please see Appendix C: Form of Distribution Reinvestment Plan for all of the terms of our distribution reinvestment plan.

Share Repurchase Program

Our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, subject to certain restrictions and limitations. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in the annual report that we publicly file with the SEC.

Prior to the date that we establish an estimated value per share of our common stock, the prices at which we will initially repurchase shares are as follows:

Repurchase Price as a
Share Purchase Anniversary	Percentage of Purchase Price

Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we may not repurchase shares unless you have held the shares for one year. Repurchase requests made within two years of the death or qualifying disability of a stockholder will be redeemed at the higher of the price paid for the shares or our estimated per share value.

After we establish an estimated value per share of our common stock, we will repurchase shares at 95% of the estimated value per share.

We are not obligated to repurchase shares of our common stock under the share repurchase program. The number of shares to be repurchased during the calendar year is limited to: (i) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (ii) those that could be funded from the net proceeds of the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder.

We may amend or terminate the share repurchase program at our discretion at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of our board of directors) will only take effect upon 10 days prior written notice to stockholders except that changes in the number of shares that can be redeemed during any calendar year will only take effect upon 10 business days prior written notice.

Liquidity

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or roll-off to scheduled maturity of our assets, a sale or merger of the company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The company is organized as a holding company that conducts its businesses primarily through the operating partnership. Both the company and the operating partnership intend to conduct their operations so that they comply with the 40% test. The securities issued to our operating partnership by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the operating partnership may own, may not have a value in excess of 40% of the value of the operating partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor the operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly-owned or majority-owned subsidiaries, we and the operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.

We expect that most of our investments will be held by wholly-owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

We may in the future organize special purpose subsidiaries of the operating partnership that will borrow under or participate in government sponsored incentive programs. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, our operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the amount of transactions that may occur. We expect that the aggregate value of our operating partnership’s interests in subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our operating partnership’s (and, therefore, the company’s) total assets on an unconsolidated basis.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

RISK FACTORS

An investment in shares of our common stock involves risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. The occurrence of any of the following risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.

Risks Related to an Investment in Us

We have no prior operating history, and the prior performance of our sponsor or other real estate investment vehicles sponsored by our sponsor may not predict our future results.

We are a recently formed company and have no operating history. As of the date of this prospectus, we have not made any investments, and our total assets consist of approximately $200,000 in cash. You should not assume that our performance will be similar to the past performance of our sponsor or other real estate investment vehicles sponsored by our sponsor. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of our stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon 10 days prior written notice to stockholders except that changes in the number of shares that can be redeemed during any calendar year will only take effect upon 10 business days prior written notice. Further, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Capital Stock — Share Repurchase Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements, and the ability of our advisor to source loan origination opportunities for us. We will also depend upon the performance of third-party loan servicers to service our loan investments. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for investments that may be described in supplements to this prospectus prior to the date you subscribe for our shares, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in our company. You must rely entirely on the management abilities of our advisor, the loan servicers our advisor selects and the oversight of our board of directors. We cannot assure you that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organization documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. Although our sponsor has agreed to purchase shares of our common stock under certain circumstances in which our distributions exceed our AFFO in order to provide additional funds to support distributions to stockholders, such sales of shares would cause dilution of the ownership interests of our public stockholders. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments, and your overall return may be reduced.

Continued disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to acquire a portfolio of commercial real estate loans, commercial real estate-related securities and select commercial real estate equity investments. Economic conditions greatly increase the risks of these investments (see “— Risks Related to Our Investments”). The value of collateral securing any loan investment we may make could decrease below the outstanding principal amount of such loan. In addition, revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for borrowers to meet their payment obligations to us. Each of these factors would increase the likelihood of default and foreclosure, which would likely have a negative impact on the value of our loan investment. More generally, the risks arising from the financial market and economic conditions are applicable to all of the investments we may make. The risks apply to commercial mortgage, mezzanine or bridge loans. They also apply to CMBS and CDOs debt, the performance of which depends on the performance of the underlying loans. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

Continued disruptions in the financial markets and deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

Since 2007, liquidity in the market for non-prime and sub-prime residential mortgage loans, and the real estate-related investments that depend on the performance of such loans, has decreased dramatically. More recently, underlying collateral performance concerns pertaining to the increased rates of delinquency, foreclosure and loss have expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans (despite recent rallying for high quality assets). This has led to a wide distinction in price discovery for senior and subordinated assets. The continued market volatility and instability may interfere with the successful implementation of our business strategy.

Despite recent positive indicators, protracted economic downturn will also likely have a negative impact on our ability to originate and finance loans. Borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. If real property values decline, real estate investors will have a difficult time making new acquisitions and demand for loan originations will decline. In addition, creditworthy investors may be less likely to look to debt financing for acquisitions in a recessionary environment. Furthermore, we may have difficulty selling loans, loan participations and structured loan products in a recessionary environment. These factors may hinder our ability to generate revenue by originating, selling and financing loans.

We expect to finance our investments in part with debt. As a result of the ongoing credit market turmoil, we may not be able to obtain debt financing on attractive terms. As such, we may be forced to use a greater proportion of our offering proceeds to acquire and originate investments, reducing the number of investments we would otherwise make. If the current debt market environment persists, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

Government intervention may limit our ability to continue to implement certain strategies or manage certain risks.

The pervasive and fundamental disruptions that the global financial markets have and may continue to undergo have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. It is impossible to predict what, if any, additional interim or permanent governmental restrictions may be imposed on the markets and the effect of such restrictions on us and our results of operations. There is a high likelihood of significantly increased regulation of the financial markets that could have a material impact on our operating results and financial condition.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our advisor’s real estate and debt finance professionals, including Messrs. Hamamoto, Gilbert, Richardson and Tylis, to identify suitable investments. Our sponsor and other NorthStar entities also rely on Messrs. Hamamoto, Gilbert, Richardson and Tylis for investment opportunities. To the extent that our advisor’s real estate and debt finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition or origination of income-producing assets would likely limit our ability to pay distributions to our stockholders and lower their overall returns.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this prospectus. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in commercial real estate loans, commercial real estate-related securities and select commercial real estate equity investments. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors will have broad discretion in implementing policies regarding mortgagor creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsor has only invested approximately $200,000 in us through the purchase by its subsidiary of 24,039 shares of our common stock at $8.32 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

We may not meet the minimum offering requirements for this offering; therefore, you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirements are not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

If we only raise the minimum offering amount or are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Any adverse changes in our sponsor’s financial health or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our advisor to manage our operations and our portfolio of commercial real estate loans, commercial real estate-related securities and select commercial real estate equity investments. Our advisor has no employees, and utilizes our sponsor’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our sponsor and its affiliates as well as our sponsor’s real estate and debt finance professionals in the identification and acquisition or origination of investments, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. In addition, our sponsor has committed to purchase up to $10 million of shares of our common stock during the two-year period following commencement of this offering under certain circumstances in which our distributions exceed our AFFO in order to provide additional funds to support distributions to stockholders. In the event that our sponsor’s financial condition suffers and it has insufficient cash from operations to meet its obligations, it may need to borrow money or use unrestricted cash in order to satisfy this commitment to us. If our sponsor is unable to obtain financing and cannot satisfy this commitment to us, or in the event that a NorthStar affiliate no longer serves as our advisor, which would result in the termination of our sponsor’s share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. Any adverse changes in our sponsor’s financial condition or our relationship with our sponsor could hinder our advisor’s ability to successfully manage our operations and our portfolio of investments.

The loss of or the inability to obtain key real estate and debt finance professionals at our sponsor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Hamamoto, Gilbert, Richardson and Tylis, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals. Messrs. Hamamoto, Gilbert, Richardson and Tylis may not remain associated with our sponsor. If any of these persons were to cease their association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our sponsor and its affiliates’ ability to retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our sponsor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If our sponsor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and the personnel of our sponsor that our advisor utilizes to perform services on its behalf for us. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

Additionally, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments to pay distributions.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of the advisor but may instead remain employees of the sponsor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments.

Our dealer manager has no operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.

We have retained NRF Capital Markets, an affiliate of our advisor, to conduct this offering. NRF Capital Markets is a recently formed entity and this is the first public offering for which it has served as the dealer manager. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. If our dealer manager is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction providing liquidity to stockholders within five years from the completion of our offering stage, our charter does not require our board of directors to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets, beyond five years from the termination of our offering stage. If our board of directors does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on stockholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments and investment guidelines without stockholder consent.

Our board of directors may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. Pursuant to SEC Rules, we may be required to file Post-Effective Amendments to this registration statement to disclose any material change to investors, such as changes to our targeted investments and investment guidelines. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.

Risks Related to Our Financing Strategy

The commercial real estate finance industry has been and may continue to be adversely affected by conditions in the global financial markets and economic conditions in the United States generally.

Since mid-2007 the global financial markets were expansively impacted by significant declines in the values of nearly all asset classes and by an unprecedented lack of liquidity although noticeable increases in demand for high quality assets emerged in the second half of 2009. This was initially triggered by the subprime residential lending and single family housing markets experiencing significant default rates, declining residential real estate values and increasing backlog of housing supply. Other lending markets also experienced higher volatility and decreased liquidity resulting from the poor credit performance in the residential lending markets. The residential sector capital markets issues quickly spread more broadly into the asset-backed commercial real estate, corporate and other credit and equity markets. The global markets have been characterized by continued volatility and investor uncertainty producing downward pressure on stock prices and the lack of available credit for certain issuers without regard to those issuers’ underlying financial strength.

The resulting economic conditions and the difficulties currently being experienced in the commercial real estate finance industry could adversely affect our business, financial condition, results of operations and our prospects for future growth. Although we are hopeful that the financial markets will improve in the near future, a worsening of these conditions would likely exacerbate any adverse effects the market environment may have on us, on others in the commercial real estate finance industry and on commercial real estate generally.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets with outside capital. Due to global liquidity constraints, nearly all financial industry participants, including commercial real estate lenders and investors, continue to find it nearly impossible to obtain cost-effective debt capital to finance new investment activity or to refinance maturing debt. We do not know whether any sources of capital will be available to us in the future on terms that are acceptable to us, if at all. If we cannot obtain sufficient capital on acceptable terms, our businesses and our ability to operate could be severely impacted.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our charter does not limit us from incurring debt until our borrowings would exceed 75% of the cost of our tangible assets. High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We may use credit facilities to finance our investments, which may require us to provide additional collateral and significantly impact our liquidity position.

We may use credit facilities to finance some of our investments. To the extent these credit facilities contain mark-to-market provisions, if the market value of the commercial real estate loans pledged by us declines in value due to credit quality deterioration, we may be required by the lending institution to provide additional collateral or pay down a portion of the funds advanced. In a weakening economic environment, we would generally expect credit quality and the value of the commercial real estate loans that serve as collateral for our credit facilities to decline, resulting in a higher likelihood that the lenders would require partial repayment from us, which could be substantial. Posting additional collateral to support our credit facilities could significantly reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate our indebtedness, which could have a material adverse effect on our business and operations.

Risks Related to Conflicts of Interest

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

Our executive officers and our advisor’s key real estate and debt finance professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our company.

Our executive officers and our advisor’s key real estate and debt finance professionals are also officers, directors, managers and/or key professionals of our sponsor, our dealer manager and other affiliated NorthStar entities. Our advisor and its affiliates will receive substantial fees from us. These fees could influence the advice given to us by the key personnel of our sponsor who perform services for our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees and asset management fees;

•	acquisitions of investments and originations of loans, which entitle our advisor to acquisition fees and asset management fees and, in the case of acquisitions of investments from other NorthStar entities, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

•	sales of investments, which entitle our advisor to disposition fees;

•	borrowings to acquire investments and to originate loans, which borrowings will increase the acquisition fees and asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle NorthStar OP Holdings, as the holder of special units, to have its interest in our operating partnership redeemed;

•	whether we seek stockholder approval to internalize our management, which may entail acquiring assets from our sponsor (such as office space, furnishings and technology costs) and employing our sponsor’s real estate and debt finance professionals performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from our sponsor; and

•	whether and when we seek to sell our company or its assets, which would entitle NorthStar OP Holdings, as holder of the special units, to a subordinated distribution.

The fees our advisor receives in connection with transactions involving the acquisition or origination of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our sponsor’s key personnel performing services on behalf of our advisor to recommend riskier transactions to us.

Our sponsor will face conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce your overall investment return.

Our advisor has no employees and relies upon the key real estate and debt finance professionals of our sponsor, including Messrs. Hamamoto, Gilbert, Richardson and Tylis, to identify suitable investment opportunities for us. Our sponsor and other NorthStar entities also rely on many of the same real estate and debt finance professionals. Our investment strategy is very similar to that of our sponsor and NorthStar Income Opportunity REIT I, Inc., or NSIO REIT, and therefore many investment opportunities that are suitable for us may also be suitable for other NorthStar entities. When these real estate and debt finance professionals direct an investment opportunity to any NorthStar entity, they, in their sole discretion, will offer the opportunity to the entity for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each entity. In addition, in connection with the private placement for NSIO REIT, our sponsor agreed that no other NorthStar entity, including us, will be given priority over NSIO REIT in the allocation of investment opportunities until such time as 85% of the gross offering proceeds raised as of the end of the NSIO REIT offering have been invested in commercial real estate loans, commercial real estate-related securities and select commercial real estate equity investments. NSIO REIT’s offering will end on or before August 18, 2010, unless NSIO REIT’s board of directors determines to extend the offering for an additional period of up to six months. The allocation of investment opportunities could result in us investing in assets that provide less attractive returns, reducing the level of distributions we may be able to pay to you.

Further, existing and future NorthStar entities and Messrs. Hamamoto, Gilbert, Richardson and Tylis are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, origination or sale of real estate-related investments. For a detailed description of the conflicts of interest that our advisor will face, see “Conflicts of Interest.”

Our sponsor’s real estate and debt finance professionals acting on behalf of our advisor will face competing demands relating to their time and this may cause our operations and your investment to suffer.

Our advisor has no employees and relies on the real estate and debt finance professionals of our sponsor performing services for us on behalf of our advisor, including Messrs. Hamamoto, Gilbert, Richardson and Tylis, for the day-to-day operation of our business. Messrs. Hamamoto, Gilbert, Richardson and Tylis are also executive officers of our sponsor and other NorthStar entities. As a result of their interests in other NorthStar entities and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Hamamoto, Gilbert, Richardson and Tylis will face conflicts of interest in allocating their time among us, our sponsor and other NorthStar entities and other business activities in which they are involved. These conflicts of interest could result in declines in the returns on our investments and the value of your investment.

Our executive officers and our sponsor’s key real estate and debt finance professionals acting on behalf of our advisor face conflicts of interest related to their positions and interests in our advisor and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.

Our executive officers and our sponsor’s key real estate and debt finance professionals acting on behalf of our advisor are also executive officers, directors, managers and key professionals of our sponsor, our dealer manager and other affiliated NorthStar entities. As a result, they owe duties to each of these entities, their members and limited partners and these investors, which duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. In addition, our sponsor may grant equity interests in our advisor and the special unit holder to certain management personnel performing services for our advisor. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Risks Related to Our Investments

Our commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments will be subject to the risks typically associated with real estate.

Our commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments (including potential investments in real property) may be similarly affected by real estate property values. Therefore, our investments will be subject to the risks typically associated with real estate.

The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from assets we originate, own or acquire.

The commercial real estate loans we originate and invest in and the commercial real estate loans underlying the commercial real estate-related debt securities we invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the commercial real estate loans that we originate will be fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our commercial real estate loans and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

CMBS evidence interests that are secured by a single commercial mortgage loan or a pool of commercial real estate loans. Accordingly, the commercial real estate-related debt securities we invest in are subject to all of the risks of the underlying commercial real estate loans.

Delays in liquidating defaulted commercial real estate loans could reduce our investment returns.

If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the mortgaged properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Our investments in subordinated commercial real estate loans and subordinated commercial real estate-related debt securities may be subject to losses.

We intend to acquire or originate subordinated commercial real estate loans and invest in subordinated commercial real estate-related debt securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related commercial real estate-related debt securities, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Our investments in commercial real estate loans are subject to changes in credit spreads.

Our investments in commercial real estate loans are subject to changes in credit spreads. When credit spreads widen, the economic value of such investments decrease. Even though a loan may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the widened credit spread.

Investments in non-conforming or non-investment grade rated loans or securities involve greater risk of loss.

Some of our investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the value of our common stock.

Investments that are not United States government insured involve risk of loss.

We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the value of our common stock may be adversely affected.

The mortgage-backed securities in which we may invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

The value of mortgage-backed securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. Mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate mortgage-backed securities are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate mortgage-backed securities will not be fully paid. Subordinate mortgage-backed securities are also subject to greater credit risk than those mortgage-backed securities that are more highly rated.

We may invest in CMBS, including subordinate securities, which entail certain risks.

CMBS are generally securities backed by obligations (including certificates of participation in obligations) that are principally secured by mortgages on real property or interests therein having a commercial or multifamily use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, apartment buildings, nursing homes and senior living centers, and may include, without limitation, CMBS conduit securities, CMBS credit tenant lease securities and CMBS large loan securities. We may invest in a variety of CMBS, including CMBS which are subject to the first risk of loss if any losses are realized on the underlying mortgage loans. CMBS entitle the holders thereof to receive payments that depend primarily on the cash flow from a specified pool of commercial or multifamily mortgage loans. Consequently, CMBS will be affected by payments, defaults, delinquencies and losses on the underlying commercial real estate loans, which began to increase significantly toward the end of 2008 and are expected to continue to increase into 2010. Furthermore, a weakening rental market generally, including reduced occupancy rates and reduced market rental rates, could reduce cash flow from the loan pools underlying our CMBS investments.

Additionally, CMBS are subject to particular risks, including lack of standardized terms and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. Additional risks may be presented by the type and use of a particular commercial property. Special risks are presented by hospitals, nursing homes, hospitality properties and certain other property types. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related commercial real estate loan, particularly if the current economic environment continues to deteriorate. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. Furthermore, the net operating income from and value of any commercial property are subject to various risks. The exercise of remedies and successful realization of liquidation proceeds relating to CMBS may be highly dependent on the performance of the servicer or special servicer. Expenses of enforcing the underlying commercial real estate loans (including litigation expenses) and expenses of protecting the properties securing the commercial real estate loans may be substantial. Consequently, in the event of a default or loss on one or more commercial real estate loans contained in a securitization, we may not recover our investment.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificateholder, which is appointed by the holders of the most subordinate class of CMBS in such series. We may acquire classes of existing series of CMBS where we will not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions that could adversely affect our interests.

With respect to certain mortgage loans included in our CMBS investments, the properties that secure the mortgage loan backing the securitized pool may also secure one or more related mortgage loans that are not in the CMBS, which may conflict with our interests.

Certain mortgage loans included in our CMBS investments may be part of a loan combination or split loan structure that includes one or more additional mortgaged loans (senior, subordinate or pari passu and not included in the CMBS investments) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination may be granted various rights and powers that affect the mortgage loan in that loan combination, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificateholder (without cause).

Jurisdictions with one action or security first rules or anti-deficiency legislation may limit the ability of the holders of the special servicer to foreclose on the property or to realize the obligation secured by the property.

Several states in which the collateral securing the CMBS is located have laws that prohibit more than one judicial action to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral, in particular if a non-judicial foreclosure is pursued. These statutes may limit the right of the directing certificateholder to foreclose on the property or to realize the obligation secured by the property.

We may invest in CDOs and such investments may involve significant risks.

We may invest in CDOs. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes, mezzanine loans, REIT debt and credit default swaps. Like typical securities structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. Like CMBS, CDOs are affected by payments, defaults, delinquencies and losses on the underlying commercial real estate loans. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially. To the extent we invest in the equity securities of a CDO, we will be entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the senior debt securities and its expenses. However, there will be little or no income or principal available to the CDO equity if defaults or losses on the underlying collateral exceed a certain amount. In that event, the value of our investment in any equity class of a CDO could decrease substantially. In addition, the equity securities of CDOs are generally illiquid and often must be held by a REIT and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

We have no established investment criteria limiting the geographic concentration of our investments in commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Certain commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments in which we invest may be secured by a single property or properties in one geographic location. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.

Adjustable rate mortgage loans may entail greater risks of default to lenders than fixed rate mortgage loans.

Adjustable rate mortgage loans may contribute to higher delinquency rates. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may make it more difficult for the borrowers to repay the loan or could increase the risk of default of their obligations under the loan.

Changes in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

We may invest in fixed-rate mortgage-backed securities and other fixed-rate debt investments. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase. We will also invest in floating-rate debt investments, for which decreases in interest rates will have a negative effect on value and interest income. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Our investments in debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related investments discussed in this prospectus. Issuers that are debt finance companies are subject to the inherent risks associated with structured financing investments also discussed in this prospectus. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest and distribution payments to us.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Certain of the securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. Some of the mortgage-backed securities that we may purchase may be traded in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Competition with third parties in acquiring and originating investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition and origination of assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on more generous terms than our competitors, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Our joint venture partners could take actions that decrease the value of an investment to us and lower our overall return.

We may enter into joint ventures with third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject us to liabilities and thus reduce our returns on our investment with that co-venturer or partner.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of both commercial real estate and residential real estate properties. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Insurance may not cover all potential losses on the mortgaged properties which may impair our security and harm the value of our assets.

We will require that each of the borrowers under our mortgage loan investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.

With respect to mortgaged properties, options and other purchase rights may affect value or hinder recovery.

A borrower under certain mortgage loans may give its tenants or another person a right of first refusal or an option to purchase all or a portion of the related mortgaged property. These rights may impede the lender’s ability to sell the related mortgaged property at foreclosure or may adversely affect the value or marketability of the property.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. We will value our potential investments based on yields and risks, taking into account estimated future losses on the commercial real estate loans and the mortgaged property included in the securitization’s pools or select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

The leases on the properties underlying our investments may not be renewed on favorable terms.

The properties underlying our investments could be negatively impacted by the deteriorating economic conditions and weaker rental markets. Upon expiration or earlier termination of leases on these properties, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. In addition, the poor economic conditions may reduce a tenants’ ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. If the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or reletting are significantly lower than expected, the value of our investments may be adversely effected.

A borrower’s form of entity may cause special risks or hinder our recovery.

Since most of the borrowers for our commercial real estate loan investments are legal entities rather than individuals, our risk of loss may be greater than those of mortgage loans made to individuals. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in some instances the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities.” Borrowers’ organizational documents or the terms of the mortgage loans may limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (i) operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business or (ii) individuals that have personal liabilities unrelated to the property.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Risks Related to U.S. Government-Sponsored Programs

There can be no assurance that the actions of the U.S. Government, the Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, or that the market’s response to those actions and subsequent termination of any announced programs, will achieve the intended effect, or that our business will benefit from these actions, and further government or market developments would not materially and adversely impact us.

Responding to the financial issues affecting the banking system and the financial markets and going concern threats to investment banks and other financial institutions, the Emergency Economic Stabilization Act of 2008, or the EESA, was enacted in October 2008. Under the EESA, the U.S. Treasury Secretary had the authority to use up to $700 billion to, among other things, inject capital into financial institutions and establish a program to purchase from financial institutions residential or commercial real estate loans and any securities, obligations or other instruments that are based on or related to such mortgages, that were originated or issued on or before March 14, 2008, as well as any other financial instruments determined necessary to promote financial stability.

On November 25, 2008, the U.S. Treasury and the Federal Reserve announced the creation of the Term Asset-Backed Loan Facility, or TALF. Under the TALF, the Federal Reserve Bank of New York provides non-recourse loans to borrowers to fund their purchase of eligible assets, which initially included asset-backed securities. On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to include (i) commercial mortgage-backed securities, or CMBS, and (ii) non-Agency residential mortgage-based securities, or RMBS. On May 1, 2009, the Federal Reserve provided details regarding the intended expansion of the TALF. Under the proposed terms, up to $100 billion of TALF loans would be available to finance purchases of CMBS created on or after January 1, 2009. The Federal Reserve also announced that, beginning in July 2009, certain high-quality CMBS issued before January 1, 2009, or legacy CMBS, would become eligible collateral under the TALF. However, the Federal Reserve Bank of New York limited the volume of TALF loans secured by legacy CMBS. On August 18, 2009, the U.S. Treasury and Federal Reserve announced the further extension of the TALF through March 31, 2010 for TALF loans against newly issued asset-backed securities and legacy CMBS, and through June 30, 2010, for TALF loans against newly issued CMBS.

On March 23, 2009, the U.S. Treasury, in conjunction with the FDIC, announced the creation of the Private Public Investment Partnership, or PPIP. The PPIP is designed to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of certain financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. The legacy loans program will be established to purchase troubled loans from insured depository institutions and legacy securities program will be established to purchase legacy non-Agency RMBS and CMBS originally rated AAA from financial institutions. The legacy loans program and legacy securities program will have access to equity capital from the U.S. Treasury as well as, in the case of legacy securities programs, debt financing provided or guaranteed by the U.S. Government. See “Investment Strategy and Objections — Market Overview and Opportunity — U.S. government-sponsored programs anticipated to continue to be active in supporting increased liquidity in the commercial real estate markets” for more information regarding PPIP and the expansion of TALF.

There can be no assurance that the EESA, TALF, PPIP or other U.S. Government actions and any subsequent suspension or termination of such programs will have a beneficial impact on the financial markets. Although the market has initially responded favorably, our future business prospects may not receive the anticipated positive impact from the legislation. There is no assurance that we will be eligible to participate in any U.S. Government programs or, if we are eligible, that we will be able to utilize them successfully, or at all. In addition, because the programs were designed, in part, to restart the market for certain of our target assets, the establishment of these programs may result in increased competition for attractive investment opportunities. Further, the U.S. Government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking or suspending other actions to address the financial crisis. Such actions, if they occur, could have a dramatic impact on our business, results of operations and financial condition.

There is no assurance that we will be able to participate in the PPIP or, if we are able to participate in the PPIP, that funding will be available.

Investors in the legacy loans program must be pre-qualified by the FDIC, which is under no obligation to approve our participation even if we meet all of the applicable criteria. In addition, if requests for funding under the PPIP surpass the amount of funding authorized by the U.S. Treasury, an early termination of the PPIP may result. In addition, under the terms of the legacy securities program the U.S. Treasury has the right, in its sole discretion, to cease funding of committed but undrawn equity capital and debt financing to a specific fund participating in the PPIP. We may be unable to obtain capital and debt financing on similar terms and such actions may adversely affect our ability to purchase eligible assets.

Our ability to transfer any assets we may purchase using PPIP funding is restricted.

Any assets we may purchase using PPIP funding, to the extent available to us, would be pledged to the FDIC as collateral for their guarantee under the legacy loans program and to the U.S. Treasury as collateral for debt financing under the legacy securities program. If we sell or transfer any of these assets, we must either repay the related loan or obtain the consent of the FDIC or the U.S. Treasury to assign our obligations. The FDIC or the U.S. Treasury, as applicable, each in its discretion, may restrict or prevent us from assigning our obligations to a third party, including third parties who meet the criteria for participation in the PPIP.

These restrictions may limit our ability to trade or otherwise dispose of our investments, and may adversely affect our ability to take advantage of favorable market conditions and make distributions to stockholders.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% in value of our outstanding shares or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. Additionally, our board of directors may amend our charter to increase the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Limited partners in our operating partnership have the right to vote on certain amendments to the partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

In addition, NorthStar OP Holdings, the holder of special units in our operating partnership, may be entitled to (i) certain cash distributions, as described in “Management Compensation,” upon the disposition of certain of our operating partnership’s assets or (ii) a one-time payment in the form of cash or shares in connection with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. This potential obligation to make substantial payments to the holder of the special units may reduce our cash available for distribution to stockholders and limit the amount that stockholders will receive upon the consummation of a liquidity event.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We expect that we will not fall under the definition of, and will therefore not be required to register as, an investment company. We intend to make investments and conduct our operations so that we are not required to register as an investment company. The company is organized as a holding company that conducts its businesses primarily through our operating partnership. Both we and our operating partnership intend to conduct our operations so that each of us comply with the 40% test. The securities issued to our operating partnership by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the operating partnership may own, may not have a value in excess of 40%

of the value of the operating partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.

We expect that most of our investments will be held by wholly-owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate investments and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully. See “Investment Objectives and Strategy— Investment Company Act Considerations.”

We may in the future organize special purpose subsidiaries of the operating partnership that will borrow under or participate in government sponsored incentive programs. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, our operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the amount of transactions that may occur. We expect that the aggregate value of our operating partnership’s interests in subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our operating partnership’s (and, therefore, the company’s) total assets on an unconsolidated basis.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we may still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we nor any of our subsidiaries, including our operating partnership, are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information on issues related to compliance with the Investment Company Act, see “Investment Objectives and Strategy — Investment Company Act Considerations.”

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law, or MGCL, and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

You are limited in your ability to sell your shares of common stock pursuant to our share repurchase program. You may not be able to sell any of your shares of common stock back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our share repurchase program may provide you with an opportunity to have your shares of common stock repurchased by us. We anticipate that shares of our common stock may be repurchased on a quarterly basis. However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, we presently intend to limit the number of shares to be repurchased during any calendar year to no more than (i) 5% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year and (ii) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be borrowed or reserved for that purpose by our board of directors. In addition, our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend or terminate the share repurchase program at any time upon 10 days notice except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon 10 business days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share repurchase program and you may not be able to sell any of your shares of common stock back to us pursuant to the share repurchase program. Moreover, if you do sell your shares of common stock back to us pursuant to the share repurchase program, you may not receive the same price you paid for any shares of our common stock being repurchased. See “Description of Capital Stock — Share Repurchase Program.”

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Until 18 months after we have completed our offering stage, we expect to use the price paid to acquire a share in our offering as the estimated value of our shares. Even when determining the estimated value of our shares from and after 18 months after completion of our offering stage, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

We intend to have our advisor prepare an annual report of the estimated value of our shares and to include this information in our annual report on Form 10-K. Until 18 months after we have completed our offering stage, our advisor has indicated that it intends to use the price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

When determining the estimated value of our shares from and after 18 months after completion of our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager is one of our affiliates. Because our dealer manager is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Under our charter, we have authority to issue a total of 450,000,000 shares of capital stock. Our charter authorizes us to issue 450,000,000 shares of capital stock, of which 400,000,000 shares are designated as common stock and 50,000,000 shares are designated as preferred stock. Our board of directors may amend our charter to increase the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (iv) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor and its affiliates will perform services for us in connection with the selection, acquisition, origination, management, and administration of our investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. We may increase the compensation we pay to our advisor subject to approval by our board of directors and other limitations in our charter, which would further dilute your investment and the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold under the distribution reinvestment plan, we estimate that we will use 88% to 89% of our gross offering proceeds for investments and the repurchase of shares of our common stock under our share repurchase program.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation.

Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with our advisor and its affiliates, see “Management Compensation.”

Failure to procure adequate capital and funding would negatively impact our results and may, in turn, negatively affect our ability to make distributions to our stockholders.

We will depend upon the availability of adequate funding and capital for our operations. The failure to secure acceptable financing could reduce our taxable income, as our investments would no longer generate the same level of net interest income due to the lack of funding or increase in funding costs. A reduction in our net income could reduce our liquidity and our ability to make distributions to our stockholders. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. Therefore, in the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on our ability to make distributions.

Although we will not currently be afforded the protection of certain provisions of the MGCL relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder and thereafter may only be approved by two supermajority votes of our stockholders. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. These provisions may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the MGCL could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Capital Stock — Business Combinations,” “Description of Capital Stock — Control Share Acquisitions” and “Description of Capital Stock — Subtitle 8.”

Our charter includes an anti-takeover provision that may discourage a person from launching a mini-tender offer for our shares.

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended, or the Exchange Act. A “mini-tender offer” is a public, open offer to all stockholders to buy their stock during a specified period of time that will result in the bidder owning less than 5% of the class of securities upon completion of the mini-tender offer process. Absent such a provision in our charter, mini-tender offers for shares of our common stock would not be subject to Regulation 14D of the Exchange Act. Tender offers, by contrast, result in the bidder owning more than 5% of the class of securities and are automatically subject to Regulation 14D of the Exchange Act. Pursuant to our charter, the offeror must provide our company notice of such tender offer at least 15 business days before initiating the tender offer. If the offeror does not comply with these requirements, our company will have the right to redeem that shares and any shares acquired in such tender offer. In addition, the noncomplying offeror shall be responsible for all of our company’s expenses in connection with that offeror’s noncompliance. This provision of our charter may discourage a person from initiating a mini-tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

Alston & Bird LLP has rendered an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Alston & Bird LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents the legal judgment of Alston & Bird LLP based on the law in effect as of the date of the opinion. The opinion of Alston & Bird LLP is not binding on the Internal Revenue Service, or IRS, or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year after electing REIT status, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. In addition, we will be subject to federal income tax on our taxable income at corporate rates. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “U.S. Federal Income Tax Considerations.”

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) to our stockholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•	If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) in order to qualify as a REIT. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income (including net capital gain), we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our net income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available to meet our distribution requirements, in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. We do not know whether outside financing will be available to us because of the continued disruptions in the financial markets. Even if available, the use of outside financing or other alternative sources of funds to pay distributions could increase our costs or reduce our equity.

Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

We also will not be able to use securitization structures that would create taxable mortgage pools, other than in a taxable REIT subsidiary.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualifying real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “U.S. Federal Income Tax Considerations — Taxation of NorthStar Real Estate Investment Trust, Inc. — Requirements for Qualification — General.”

If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Our investments in debt instruments may cause us to recognize “phantom income” for federal income tax purposes even though no cash payments have been received on the debt instruments.

Our operating partnership may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. If these debt instruments provide for “payment-in-kind,” or PIK interest, we may recognize “original issue discount” for federal income tax purposes. Moreover, pursuant to our involvement in public-private joint ventures or other similar programs recently announced by the federal government, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with original issue discount to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event the debt is not considered to be “publicly traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire in the secondary market may be considered to have been issued with the original issue discount at the time it was modified.

In general, the operating partnership will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, the operating partnership may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, the operating partnership may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

As a result of these factors, there is a significant risk that the operating partnership may recognize and allocate to us substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.

To maintain our REIT status, we may be forced to make in-kind distributions or borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment or could result in your tax liability exceeding the cash you receive.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (i) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, (ii) the effect of non-deductible capital expenditures, (iii) the creation of reserves or (iv) required debt amortization payments.

In order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to you during such year. As a stockholder, you will be taxed on your allocable share of our taxable income whether or not you actually receive cash distributions from us.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, in which case, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospectus and financial conditions. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering, assuming we sell: (i) only $2,000,000 in shares, the minimum offering amount, in the primary offering; (ii) $1,000,000,000 in shares, the maximum offering amount, in the primary offering and no shares pursuant to our distribution reinvestment plan; and (iii) $1,000,000,000 in shares, the maximum offering amount, in the primary offering and $100,000,000 in shares pursuant to our distribution reinvestment plan. Shares of our common stock will be offered in the primary offering at $10.00 per share. Discounts are also available for other categories of investors. We are also offering up to $100,000,000 shares pursuant to our distribution reinvestment plan at $9.50 per share.

Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering, we estimate that between approximately 85.7% (assuming no shares available under our distribution reinvestment plan are sold) and approximately 88.2% (assuming all shares available under our distribution reinvestment plan are sold) of our gross offering proceeds will be available for investments. We will use the remainder of the offering proceeds to pay offering expenses, including selling commissions and the dealer manager fee, and, upon investment in properties and other assets, to pay an acquisition fee to our advisor for its services in connection with the selection and acquisition or origination of our real estate investments. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share repurchase program.

					Maximum Primary
	Minimum		Maximum		Offering and Distribution
	Primary Offering		Primary Offering		Reinvestment Plan
	Amount	%	Amount	%	Amount	%

Gross Offering Proceeds	$2,000,000	100.0%	$1,000,000,000	100.0%	$1,100,000,000	100.0%
Less Offering Expenses:
Selling Commissions	140,000	7.0	70,000,000	7.0	70,000,000	6.4
Dealer manager fee	60,000	3.0	30,000,000	3.0	30,000,000	2.7
Organization and Offering Expenses(1)	60,000	3.0	15,000,000	1.5	15,000,000	1.4
Net Proceeds(2)	$1,740,000	87.0%	$885,000,000	88.5%	$985,000,000	89.5%

Less:
Acquisition Fee(3)(4)	17,400	0.9	8,850,000	0.9	9,850,000	0.9
Acquisition Expenses(3)(4)	8,700	0.4	4,425,000	0.4	4,925,000	0.4
Initial Working Capital Reserve(3)	—	—	—	—	—	—
Estimated Amount Available for Investments(4)	$1,713,900	85.7%	$871,725,000	87.2%	$970,225,000	88.2%

(1)	Amount reflected is an estimate. Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the formation of the company and the qualification and registration of the offering, and the marketing and distribution of shares, including, without limitation, total underwriting and brokerage discounts and commissions (including the fees of the underwriters’ attorneys), expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephones and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. See “Plan of Distribution.”

(2)	For all investments that we make, we will pay our advisor or one of its affiliates an acquisition fee equal to 1% of the cost of the investments acquired by us, or the amounts funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributed to such investments. We may also incur customary acquisition expenses in connection with the acquisition or origination (or attempted acquisition or origination) of an asset. See note 4 below.

No acquisition fee will be paid to our advisor in connection with the purchase of commercial real estate-related debt securities; however, an acquisition fee may be paid to an affiliate of the advisor, if at the time of such payment, such affiliate is registered as a FINRA member broker-dealer.

This table excludes debt proceeds. To the extent we fund our investments with debt, as we expect, the amount available for investment and the amount of investment fees will be proportionately greater. If we raise the maximum offering amount and our debt financing is equal to 50% of the cost of our investments, acquisition fees would be approximately $17,700,000. The amount of the acquisition fees payable to our advisor will increase if we sell our assets and reinvest the proceeds.

(3)	We may incur capital expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan, or making capital improvements on a real property obtained through foreclosure or otherwise. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold period of the investment. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.

(4)	Until required in connection with investment in commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for directing the management of our business and affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board of directors’ direction, oversight and approval.

We currently have four directors on our board of directors, three of whom are independent of us, our advisor and our respective affiliates. An “independent director” is a person who is not an officer or employee of ours, our sponsor our advisor or our affiliates and has not otherwise been affiliated with such entities for the previous two years. We refer to our directors who are not independent as our “affiliated directors.” At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and unanimously ratified by a vote of the directors.

Our charter and bylaws provide that the number of our directors may be established by a majority of the board of directors but may not be fewer than three nor more than fifteen. Our charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

A vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director or a vacancy following the removal of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.

Responsibilities of Directors

The responsibilities of the members of the board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	approving all investments other than investments in commercial real estate loans and commercial real estate-related debt securities;

•	approving and reviewing the investment guidelines that our advisor must follow when acquiring commercial real estate loans and commercial real estate-related debt securities on our behalf without the approval of our board of directors;

•	approving and overseeing our debt financing strategies;

•	approving and monitoring the relationship between our operating partnership and our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity transaction;

•	determining our distribution policy and authorizing distributions from time to time; and

•	approving amounts available for repurchases of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

We will follow investment guidelines adopted by our board of directors and the investment and borrowing policies set forth in this prospectus unless they are modified by our directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Any change in our investment objectives as set forth in our charter must be approved by the stockholders.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee.

Audit Committee

The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The audit committee is comprised of Jonathan Albro, Charles W. Schoenherr and Jack F. Smith, Jr., all of whom are independent directors. Mr. Smith, Jr. serves as the chairman of the audit committee and has been designated as the audit committee financial expert.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Age	Position

David T. Hamamoto	50	Chairman of the Board and Chief Executive Officer
Andrew C. Richardson	44	President, Chief Financial Officer and Treasurer
Daniel R. Gilbert	40	Chief Investment Officer and Executive Vice President
Albert Tylis	36	Chief Operating Officer, General Counsel and Secretary
Jonathan Albro	47	Independent Director
Charles W. Schoenherr	50	Independent Director
Jack F. Smith, Jr.	58	Independent Director

David T. Hamamoto is our Chairman of the Board and Chief Executive Officer. Mr. Hamamoto has served as Chairman of the Board of NorthStar since October 2007 and as its President and Chief Executive Officer since October 2004. In July 1997, Mr. Hamamoto co-founded NorthStar Capital, the predecessor company to NorthStar, for which he served as Co-Chief Executive Officer until October 2004. From July 1983 to July 1997, Mr. Hamamoto worked for Goldman, Sachs & Co. where he was co-head of the Real Estate Principal Investment Area and a general partner of the firm between 1994 and 1997. During Mr. Hamamoto’s tenure at Goldman, Sachs & Co., he initiated the firm’s effort to build a real estate principal investment business under the auspices of the Whitehall Funds. Mr. Hamamoto currently serves as Chairman of the Board of Directors of Morgans Hotel Group Co. (NYSE: MHGC), a publicly-traded global hotel management and ownership company focused on the boutique sector. Mr. Hamamoto received a B.S. from Stanford University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

We believe that Mr. Hamamoto’s broad and extensive experience in the real estate investment and finance industries and his service as President and Chief Executive Officer for our sponsor and its predecessor for over ten years supports his appointment to our board of directors.

Andrew C. Richardson is our President, Chief Financial Officer and Treasurer. Mr. Richardson has also served as Executive Vice President, Chief Financial Officer and Treasurer of our sponsor since April 2006. From March 2000 to March 2006, Mr. Richardson was head of the capital markets group for iStar Financial Inc. While at iStar Financial Inc., Mr. Richardson was responsible for its capital raising activities and investor relations functions. He was also integral to expanding iStar Financial Inc.’s shareholder and lender constituencies. Mr. Richardson joined iStar Financial Inc. from Salomon Smith Barney, where from August 1995 to March 2000 he was an investment banker in the Global Mergers and Acquisitions and Real Estate and Lodging Groups, most recently serving as a Vice President providing merger and acquisition advisory services and raising debt and equity capital for public and private real estate companies. Prior to joining Salomon Smith Barney, from June 1988 to August 1993, Mr. Richardson worked for Ernst & Young LLP and was a certified public accountant. Mr. Richardson received a B.B.A. in Accountancy from the University of Notre Dame and an M.B.A. from the University of Chicago.

Daniel R. Gilbert is our Chief Investment Officer and Executive Vice President. Mr. Gilbert has served as Chief Investment Officer of our sponsor since January 2009 and as an Executive Vice President of our sponsor since its initial public offering in October 2004. Mr. Gilbert has primary responsibility for our sponsor’s asset management and primary investment business, including real estate debt and equity investments. From July 2004 until October 2004, Mr. Gilbert served as an Executive Vice President and Managing Director of Mezzanine Lending of NorthStar Capital, which included responsibility for the oversight of the NorthStar Funding, LLC, a joint venture with a single institutional investor organized for the purpose of making investments in real estate-related mezzanine debt. From September 1994 to June 2004, Mr. Gilbert held a number of positions with Merrill Lynch & Co., in its Global Principal Investments and Commercial Real Estate Department. At Merrill Lynch, he was responsible for originating principal investments in real estate opportunity funds, mortgage loans, subordinated notes, mezzanine loans, preferred equity, distressed debt and related commercial mortgage-backed securities. Prior to joining Merrill Lynch, he held accounting and legal related positions at Prudential Securities Incorporated. Mr. Gilbert received a B.A. from Union College.

Albert Tylis is our Chief Operating Officer, General Counsel and Secretary. Mr. Tylis has also served as the Chief Operating Officer of our sponsor since January 2010 and the General Counsel, Secretary and an Executive Vice President of our sponsor since April 2006. Prior to joining our sponsor in August 2005, Mr. Tylis was the Director of Corporate Finance and General Counsel of ASA Institute and from September 1999 through February 2005, Mr. Tylis was a senior attorney at the law firm of Bryan Cave LLP, where he was a member of the Corporate Finance and Securities Group, the Transactions Group, the Banking, Business and Public Finance Group, and supported the firm’s Real Estate Group. Mr. Tylis received a B.S. from the University of Massachusetts at Amherst and received a J.D. from Suffolk University Law School.

Jonathan T. Albro is one of our independent directors and a member of our audit committee. He is the Managing Partner of Penn Square Real Estate Group, LLC, which he founded in September 2006. At Penn Square Real Estate Group, LLC, he is responsible for strategy, operations, marketing, and finance and fundraising. From April 2005 to August 2006, Mr. Albro served as Executive Vice President, National Sales Manager of Cole Capital Markets, Inc. (“CCM”) and Senior Vice President of Cole Capital Corporation (“CCC”). He was responsible for the growth and management of CCM, a distribution company focused on Cole’s suite of real estate offerings in addition to serving on CCC executive committee. From September 2001 to April 2005, Mr. Albro served as Executive Vice President and National Sales Manager of MetLife Investors, Inc, a wholly-owned subsidiary of Met Life. He was responsible for sales and distribution of MLI Retirement products through financial intermediaries. Mr. Albro earned a B.S. from State University of New York.

We believe that Mr. Albro’s knowledge of and nearly ten years of experience in the broker-dealer industry supports his appointment to our board of directors.

Charles W. Schoenherr is one of our independent directors and a member of our audit committee. Mr. Schoenherr serves as President of Scout Real Estate Capital, LLC, a full service real estate firm that focuses on acquiring, developing and operating hospitality assets, where he is responsible for managing and developing the company’s properties, and originating new acquisition and asset management opportunities. Mr. Schoenherr also serves on the Board of Trustees of Iona College and is on its Finance Committee. In addition, he serves on the University of Connecticut’s Real Estate Council. Prior to joining Scout Real Estate Capital, LLC, in June 2009, Mr. Schoenherr was the managing partner of Elevation Capital, LLC, where he advised real estate clients on debt and equity restructuring and performed due diligence and valuation analysis on new acquisitions between November 2008 and June 2009. Between September 1997 and October 2008, Mr. Schoenherr served as Senior Vice President and Managing Director of Lehman Brothers’ Global Real Estate Group. As Managing Director, he was responsible for originating debt, mezzanine and equity transactions on all major property types throughout the United States. During his career he has also held senior management positions with GE Capital Corporation, GE Investments, Inc. and KPMG LLP where he also practiced as a certified public accountant. Mr. Schoenherr earned a B.B.A. in Accounting from Iona College in New Rochelle, New York and an M.B.A. in Finance from the University of Connecticut in Stamford, Connecticut.

We believe that Mr. Schoenherr’s knowledge of the real estate investment and finance industries, including extensive experience originating debt, mezzanine and equity transactions supports his appointment to our board of directors.

Jack F. Smith, Jr. is one of our independent directors and the chairman and financial expert of our audit committee. Mr. Smith was a partner with Deloitte & Touche LLP from June 1984 until August 2009. He served as the head of the firm’s real estate industry practice for Atlanta, Georgia and the Southeast from June 1996 to June 2007. Mr. Smith has been an accountant with Deloitte & Touche LLP since 1973, where his responsibilities have included audits, due diligence on acquisitions and mergers, business and accounting advice, and assistance in problem resolution. During the course of his career, Mr. Smith has served clients of varying sizes in many different industries, including public and private REITs, real estate developers, merchant builders, real estate investment funds, real estate operating companies and hotels. Mr. Smith is a member of the American Diabetes Association Leadership Council of Georgia, the Tennessee Technological University College of Business Foundation, the American Institute of Certified Public Accountants and the Tennessee Society of Certified Public Accountants. Mr. Smith earned a B.S. in Accounting in 1973 from Tennessee Technological University and a Masters of Business Administration in 1982 from Emory University.

We believe that Mr. Smith’s 25 years of experience as a partner with Deloitte & Touche LLP and his service as the head of the firm’s real estate industry practice in Atlanta and the Southeast supports his appointment to our board of directors.

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our sponsor and also serves as an executive officer of our advisor. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our advisor, from our sponsor. As executive officers of our advisor, these individuals will serve to manage our day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities and operating acquired investments and monitoring the performance of these investments to ensure that they are consistent with our investment objectives. The duties that these executive officers will perform on our behalf, on the other hand, will not involve the review, selection and recommendation of investment opportunities, but rather the performance of corporate governance activities that required the attention of one of our corporate officers, including signing certifications required under the Sarbanes-Oxley Act of 2002, as amended, for filing with our periodic reports. Although we will indirectly bear some of the costs of the compensation paid to our executive officers, through fees we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as key personnel of our advisor, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as key personnel of our advisor, although we do not currently intend to grant any such awards.

We pay each of our independent directors an annual retainer of $45,000 (to be prorated for a partial term), plus the audit committee chairperson receives an additional $10,000 annual retainer (to be prorated for a partial term). Each independent director receives $2,500 for each in-person meeting of the board of directors attended, $2,000 for each in-person committee meeting attended and $1,000 for each board or committee telephonic meeting lasting less than one hour and $1,500 for each such telephonic meeting lasting more than one hour in which such independent director participates. The independent directors may elect to receive their annual retainer and/or meeting fees in an equivalent value of shares of our common stock.

We have approved and adopted an independent directors compensation plan, which operates as a sub-plan of our long-term incentive plan, as described below. Under the independent directors compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors will receive, in connection with the commencement of this offering, 5,000 shares of restricted stock. Going forward, each new independent director that joins the board will receive 5,000 shares of restricted stock upon election or appointment to the board. In addition, on the date following an independent director’s re-election to the board, he or she will receive 2,500 shares of restricted stock. The restricted stock will generally vest over four years; provided, however, that the restricted stock will become fully vested on the earlier occurrence of (i) the termination of the independent director’s service as a director due to his or her death or disability, or (ii) a change in our control.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

Long-Term Incentive Plan

We have adopted a long-term incentive plan, which we use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently intend to issue awards only to our independent directors under our long-term incentive plan (which awards will be granted under the sub-plan as discussed above under “— Compensation of Executive Officers and Directors”).

The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, limited partnership interests in our operating partnership, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in our long-term incentive plan. As required by the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 2007, which we refer to as the NASAA REIT Guidelines, stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Any stock options and stock appreciation rights granted under the long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant.

Our board of directors, or a committee of the board, administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above under “— Compensation of Executive Officers and Directors,” the board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.

No awards may be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan is transferable except through the laws of descent and distribution.

We have reserved an aggregate maximum of 2,000,000 shares of our common stock for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately, and the board of directors must make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability, or upon the occurrence of a change in our control, all outstanding options and stock appreciation rights will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination or change in control. Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to outstanding performance-based awards, (i) upon the termination of a participant’s service due to death or disability, the payout opportunities attainable under such awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs); (ii) upon the occurrence of a change in our control, the payout opportunities under such awards will vest based on target performance; and (iii) in either case, the awards will payout on a pro rata basis, based on the time elapsed prior to the termination or change in control, as the case may be. In addition, the board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion.

The long-term incentive plan will automatically expire on February 2, 2020, the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. The board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will have no adverse impact on any award previously granted under the long-term incentive plan. The board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award previously granted, and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we intend to obtain directors and officers’ liability insurance by the time we raise the minimum offering amount.

The MGCL permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction approves such advancement; and

•	the party seeking indemnification provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We also intend to cover officers and directors under directors’ and officers’ liability insurance, which we expect to obtain by the time we raise the minimum offering amount.

Our Advisor

We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy, subject to the supervision of our board of directors. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement.

The services for which our advisor will receive fees and reimbursements include, but are not limited to, the following:

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	along with our dealer manager, the approval of the participating broker-dealers and negotiation of the related selling agreements;

•	coordination of the due diligence process relating to participating broker-dealers and their review of any prospectus and other offering and company documents;

•	preparation and approval of all marketing materials to be used by our dealer manager and the participating broker-dealers relating to this offering;

•	along with our dealer manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions; and

•	creation and implementation of various technology and electronic communications related to this offering;

•	all other services related to this offering, other than services that (i) are to be performed by the dealer manager, (ii) we elect to perform directly or (iii) would require the advisor to register as a broker-dealer with the SEC, FINRA or any state.

Acquisition Services

•	serve as our investment and financial advisor and obtain certain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•	subject to the investment objectives and limitations set forth in our charter and the investment guidelines approved by our board of directors: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of approved investments; and (iii) acquire approved investments on our behalf;

•	oversee the due diligence process related to prospective investments;

•	conduct a thorough due diligence process for prospective investments;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

•	obtain reports (which may be prepared by our advisor or its affiliates), where appropriate, concerning the value of proposed investments; and

•	negotiate and execute approved investments and other transactions.

Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement;

•	monitor applicable markets and obtain reports (which may be prepared by our advisor or its affiliates) where appropriate, concerning the value of investments of the company;

•	monitor and evaluate the performance of our investments, provide daily management services to the company and perform and supervise the various management and operational functions related to the company’s investments;

•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;

•	coordinate and manage relationships between the company and any joint venture partners; and

•	provide financial and operational planning services and investment portfolio management functions.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for the day-to-day operations of the company;

•	from time-to-time, or at any time reasonably requested by the board of directors, make reports to the directors on our advisor’s performance of services to the company under our advisory agreement;

•	coordinate with the company’s independent accountants and auditors to prepare and deliver to the company’s audit committee an annual report covering our advisor’s compliance with certain aspects of our advisory agreement;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the company’s business and operations;

•	provide financial and operational planning services and portfolio management functions;

•	maintain accounting data and any other information concerning the activities of the company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate books and records of the company;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the company;

•	provide the company with all necessary cash management services;

•	manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;

•	consult with the officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

•	provide the officers and directors with timely updates related to the overall regulatory environment affecting the company, as well as managing compliance with regulatory matters;

•	consult with the officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law.

Stockholder Services

•	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing stockholder support and services.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

•	negotiate terms of, arrange and execute financing agreements;

•	manage relationships between the company and its lenders; and

•	monitor and oversee the service of our debt facilities and other financings.

Disposition Services

•	consult with the board of directors and provide assistance with the evaluation and approval of potential asset dispositions, sales or liquidity transactions; and

•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Our advisor is managed by the following individuals:

Name	Age	Position

David T. Hamamoto	50	Chief Executive Officer
Andrew C. Richardson	44	President, Chief Financial Officer and Treasurer
Daniel R. Gilbert	40	Chief Investment Officer and Executive Vice President
Albert Tylis	36	Chief Operating Officer, General Counsel and Secretary

For biographical information on the management of our advisor, see “— Directors and Executive Officers.”

The Advisory Agreement

The term of the advisory agreement is one year from the commencement of this offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The independent directors of our board of directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause or penalty by us upon 60 days’ written notice; or

•	with “good reason” by our advisor upon 60 days’ written notice.

“Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct, negligence or breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. The board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function.

Upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and NorthStar OP Holdings, as the holder of the special units, may be entitled to a one-time payment upon redemption of the special units (based on an appraisal of our portfolio) in the event that NorthStar OP Holdings would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. See “Management Compensation” for a detailed discussion of the compensation payable to our advisor under the advisory agreement and the payments that NorthStar OP Holdings may be entitled to receive with respect to the special units.

Holdings of Shares of Common Stock, Common Units and Special Units

A subsidiary of our sponsor has invested approximately $200,000 in us through the purchase of 24,039 shares of our common stock at $8.32 per share. As of the date of this prospectus, this constitutes 100% of our issued and outstanding stock. Our sponsor or its affiliates must maintain this investment for as long as NorthStar Realty Finance Corp. is our sponsor. Our sponsor has agreed to purchase up to an additional $10 million of shares of our common stock during the two-year period following commencement of this offering in order to provide additional funds to allow us to pay distributions to stockholders at a rate of at least 8% per annum on stockholders’ invested capital, subject to certain terms and conditions. See “Description of Capital Stock — Distributions.” Our sponsor and the subsidiary of our sponsor which currently owns shares of our common stock has agreed to abstain from voting its shares, including any additional shares it acquires or controls through any of its affiliates, in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our sponsor or any of its affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which the subsidiary of our sponsor may not vote, any shares owned by it will not be included.

Our advisor currently owns 100 common units of our operating partnership, for which it contributed $1,000. We are the sole general partner of our operating partnership. NorthStar OP Holdings, an affiliate of our advisor, owns all of the special units of our operating partnership, for which it contributed $1,000. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Affiliated Dealer Manager

NRF Capital Markets, our dealer manager and an affiliate of our advisor, will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We will pay our dealer manager a selling commission equal to 7% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee equal to 3% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. Other than serving as dealer manager for this offering, NRF Capital Markets has no experience acting as a dealer manager for a public offering.

MANAGEMENT COMPENSATION

The following table summarizes all of the compensation and fees that we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services to us. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any category of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.

Estimated Amount
Form of Compensation and Recipient	Determination of Amount	for Minimum/Maximum(1)

Organization and Offering Stage
Selling Commissions — Dealer Manager(2)	Up to 7% of gross proceeds, except no selling commissions are payable on shares sold under the distribution reinvestment plan. Our dealer manager may reallow 100% of commissions earned to participating broker-dealers.	$140,000/$70,000,000
Dealer Manager Fee — Dealer Manager(2)	Up to 3% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the distribution reinvestment plan. Our dealer manager may reallow a portion of the dealer manager fee to any participating broker-dealer, based upon factors such as the number of shares sold by the participating broker-dealer and the assistance of such broker-dealer in marketing the offering.	$60,000/$30,000,000

Estimated Amount
Form of Compensation and Recipient	Determination of Amount	for Minimum/Maximum(1)

Other Organization and Offering Expenses — Advisor(3)(4)(5)	To date, our advisor has paid organization and offering expenses on our behalf. We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be approximately $15,000,000 or approximately 1.5% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent and transfer agent, charges of our advisor for administrative services related to our formation and the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers.	$60,000 / $15,000,000

Acquisition and Development Stage
Acquisition Fee — Advisor or its Affiliate(4)(6)	1% of the amount funded by us to acquire or originate commercial real estate loans or the amount invested in the case of other real estate investments including any acquisition and origination expenses and any debt attributable to such investments.
$17,400 (minimum offering and no debt) / $8,850,000 (maximum offering and no debt) / $9,850,000 (maximum offering and distribution reinvestment plan) $17,700,000 (maximum offering assuming leverage of 50% of the cost of our investments) $35,400,000 (maximum offering assuming leverage of 75% of the cost of our investments)

Estimated Amount
Form of Compensation and Recipient	Determination of Amount	for Minimum/Maximum(1)

Reimbursement of Acquisition Expenses — Advisor(6)	We will reimburse our advisor for actual expenses incurred in connection with the selection, acquisition or origination of an investment, whether or not we ultimately acquire or originate the investment.

Acquisition expenses include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on investments not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.
$8,700 (minimum offering and no debt) / $4,425,000 (maximum offering and no debt) / $4,925,000 (maximum offering and distribution reinvestment plan) / $8,850,000 (maximum offering assuming leverage of 50% of the cost of our investments) / $17,700,000 (maximum offering assuming leverage of 75% of the cost of our investments)

Operational Stage
Asset Management Fee — Advisor(4)(7)	Monthly asset management fee equal to one-twelfth of 1.25% of the sum of the cost of all investments made and of our investments in joint ventures, including acquisition fees, acquisition and origination expenses and any debt attributable to such investments, less any principal repaid by borrowers on our debt investments (or our proportionate share thereof in the case of debt investments made through joint ventures).	Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses — Advisor(7)	We will reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, employee costs, utilities and IT costs. We will not reimburse our advisor for employee costs in connection with services for which our advisor or its affiliates earns acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage
Disposition Fees — Advisor or its Affiliate(4)(8)	For substantial assistance in connection with the sale of investments, as determined by our independent directors, we will pay our advisor or its affiliate 1% of the contract sales price of each commercial real estate loan, commercial real estate-related debt security or select commercial real estate equity investment sold, including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan or other debt-related investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of (i) 1% of the principal amount of the loan or debt-related investment prior to such transaction or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Estimated Amount
Form of Compensation and Recipient	Determination of Amount	for Minimum/Maximum(1)

Special Units — NorthStar OP Holdings, LLC(9)	NorthStar OP Holdings, an affiliate of our advisor, was issued special units upon its initial investment of $1,000 in our operating partnership, and as the holder of the special units will be entitled to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus an 8% cumulative, non-compounded annual pre-tax return on such invested capital. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that NorthStar OP Holdings would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period or (ii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of the advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal of our assets.	Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

(1)	The estimated minimum dollar amounts are based on the sale of the minimum of $2,000,000 shares to the public. The estimated maximum dollar amounts are based on the sale of the maximum of $1,000,000,000 shares to the public in the primary offering.

(2)	All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”

(3)	After the termination of the primary offering, our advisor has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering.

(4)	Our advisor in its sole discretion may defer any fee payable to it under the advisory agreement. All or any portion of such fees not taken may be deferred without interest and paid when the advisor determines.

(5)	Some of the amounts described under “— Other Organization and Offering Expenses” will be considered underwriting compensation under the rules of FINRA in connection with this offering and may only be paid to the extent permitted under applicable FINRA rules. These amounts include: (i) the attendance and sponsorship fees payable to participating broker-dealers hosting a retail seminar; (ii) the travel, meal and lodging costs of registered persons associated with our dealer manager to attend retail seminars; and (iii) the travel, meal and lodging costs of registered persons associated with our dealer manager and registered representative of the participating broker-dealers to attend bona fide training and education meetings held by us. See “Plan of Distribution” for a discussion of underwriting compensation to be paid in connection with this offering.

(6)	Because the acquisition fee we pay our advisor is a percentage of the purchase price of an investment or the amount funded by us to acquire or originate a loan, this fee will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt (which we expect will not exceed 50% of the greater of the cost or fair market value of our investments if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations, (iii) issuances of equity in exchange for assets and (iv) proceeds from the sale of shares under our distribution reinvestment plan.

In addition to the investment services, we will reimburse our advisor for amounts it pays in connection with the selection, acquisition or origination of an investment, whether or not we ultimately acquire or originate the investment. Under our charter, a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, would have to approve any increase in the acquisition fee payable to our advisor. Our charter also limits our ability to make investments if the total of all acquisition and origination fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced. This limit may only be exceeded if the board of directors (including a majority of the independent directors) approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

No acquisition fee will be paid to our advisor in connection with the purchase of commercial real estate-related debt securities; however, an acquisition fee may be paid to an affiliate of the advisor, if at the time of such payment, such affiliate is registered as a FINRA member broker-dealer.

(7)	After commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless our board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition and origination fees, acquisition expenses, real estate commissions on the resale of real property and other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (other than commissions on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

(8)	No disposition fee will be paid for securities traded on a national securities exchange. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 7 above.

In addition, we will not pay a disposition fee to our advisor in connection with the sale of commercial real estate-related debt securities; however, a disposition fee may be paid to an affiliate of our advisor, if at the time of such payment, such affiliate is registered as a FINRA member broker-dealer.

Under our charter, a majority of the independent directors would have to approve any increase in the disposition fees payable to the advisor or its affiliate above 1% of the contract sales price. Our charter also limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3% of the contract sales price.

(9)	To the extent the distributions to the special unit holder are not paid from net sales proceeds, such amounts will count against the limit on “total operating expenses” described above in footnote 7. Upon the termination of the advisory agreement for “cause,” we will redeem the special units in exchange for a one-time cash payment of $1.00. Except for this potential payment and as described in “Management Compensation,” NorthStar OP Holdings shall not be entitled to receive any redemption or other repayment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 399 Park Avenue, 18th Floor, New York, New York 10022.

	Number of Shares	Percent of
Name of Beneficial Owner(1)	Beneficially Owned	All Shares

NRFC Sub-REIT Corp.(2)	24,039	100%
David T. Hamamoto	—	—
Daniel R. Gilbert	—	—
Andrew C. Richardson	—	—
Albert Tylis	—	—
Jonathan Albro	—	—
Charles W. Schoenherr	—	—
Jack F. Smith, Jr.	—	—

All directors and executive officers as a group	24,039	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this prospectus, NorthStar Realty Finance Corp. owns all of our issued and outstanding stock.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other NorthStar Entities

General

Our executive officers, our initial director and the key real estate and debt finance professionals of our sponsor who perform services for us on behalf of our advisor are also officers, directors, managers, and/or key professionals of our sponsor, our dealer manager and other NorthStar entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other real estate-related or debt-related programs and acquire for their own account real estate-related investments that may be suitable for us. In addition, our sponsor may grant equity interests in our advisor and the special unit holder to certain management personnel performing services for our advisor.

Allocation of Investment Opportunities

We rely on our executive officers and our sponsor’s key real estate and debt finance professionals who act on behalf of our advisor to identify suitable investments. Our sponsor and other NorthStar entities also rely on these same key real estate and debt finance professionals. Our investment strategy is very similar to that of our sponsor and NorthStar Income Opportunity REIT I, Inc., or NSIO REIT. NSIO REIT is conducting a private placement sponsored by our sponsor, pursuant to which it is offering up to $100,000,000 in shares of common stock to accredited investors. In connection with the private placement for NSIO REIT, our sponsor agreed that no other NorthStar entity, including us, will be given priority over NSIO REIT in the allocation of investment opportunities until such time as 85% of the gross offering proceeds raised as of the end of NSIO REIT’s offering have been invested in commercial real estate loans, commercial real estate-related securities and select commercial real estate equity investments. NSIO REIT’s offering will end on or before August 18, 2010, unless NSIO REIT’s board of directors determines to extend the offering for an additional period of up to six months.

Allocation of Our Affiliates’ Time

We rely on our sponsor’s key real estate and debt finance professionals who act on behalf of our advisor, including Messrs. Hamamoto, Gilbert, Richardson and Tylis, for the day-to-day operation of our business. Messrs. Hamamoto, Gilbert, Richardson and Tylis are also executive officers of our sponsor and other NorthStar entities. As a result of their interests in other NorthStar entities, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Hamamoto, Gilbert, Richardson and Tylis will face conflicts of interest in allocating their time among us, our advisor and other NorthStar entities and other business activities in which they are involved. However, we believe that our advisor and its affiliates have sufficient real estate and debt finance professionals to fully discharge their responsibilities to the NorthStar entities for which they work.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate and debt finance professionals at our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees and asset management fees;

•	acquisitions of investments and originations of loans at higher purchase prices, which entitle our advisor to higher acquisition fees and asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other NorthStar entities, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

•	sales of investments, which entitle our advisor to disposition fees;

•	borrowings up to or in excess of our stated borrowing policy to acquire investments and to originate loans, which borrowings will increase the acquisition fees and asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle NorthStar OP Holdings to receive a one-time payment in connection with the redemption of its special units;

•	whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of our sponsor who are performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from our sponsor; and

•	whether and when we seek to sell the company or its assets, which would entitle NorthStar OP Holdings, as holder of the special units, to a subordinated distribution.

Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers and directors and the key real estate and debt finance professionals of our sponsor performing services on behalf of our advisor are also officers, directors, managers and/or key professionals of:

•	NorthStar Realty Finance Corp., our sponsor;

•	NS Real Estate Income Trust Advisor, our advisor;

•	NRF Capital Markets, our dealer manager; and

•	other NorthStar entities (see the “Prior Performance Summary” section of this prospectus).

As a result, they owe duties to each of these entities, their stockholders, members and limited partners. These duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since NRF Capital Markets, our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Measures

Other Charter Provisions Relating to Conflicts of Interest

Our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation.  The independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Under our charter, we can only pay our advisor or one of its affiliates a disposition fee in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property, as determined by a majority of the independent directors, and the commission does not exceed up to 3% of the contract sales price of the property. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that our board of directors conclude, by a majority vote, including a majority of the independent directors, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 8% of the original issue price of the common stock per year cumulative. Under our operating partnership’s partnership agreement, NorthStar OP Holdings is entitled to receive distributions equal to 15% of net cash flow and/or to have the special units redeemed for the amount it would have been entitled to receive had the operating partnership disposed of all of its assets at the enterprise valuation as of the date of the events triggering the redemption upon (i) the listing of our common stock on a national securities exchange or (ii) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement, only if the stockholders first receive an 8% per year cumulative, non-compounded return.

Our charter also limits the amount of acquisition and origination fees and expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of a loan we originate, 6% of the funds advanced. This limit may only be exceeded if the board of directors approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition and origination fees and expenses to equal 6% of the purchase price or funds advanced, our advisory agreement limits the acquisition fee to 1% of the purchase price or funds advanced. Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the members of the board of directors.

Term of Advisory Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with NS Real Estate Income Trust Advisor without cause or penalty on 60 days’ written notice. NS Real Estate Income Trust Advisor may terminate our advisory agreement with good reason on 60 days’ written notice. Upon termination of the advisory agreement by our advisor, NorthStar OP Holdings, an affiliate of our advisor, will be entitled to receive a one-time payment in connection with the redemption of its special units.

Our Acquisitions.  We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, the advisor, the director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates.  Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our sponsor our advisor, our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor our advisor, our directors or any of their affiliates.

Other Transactions Involving Affiliates.  A majority of our board of directors, including a majority of the independent directors, must conclude that all other transactions between us and our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses.  After commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and origination fees, acquisition expenses, real estate commission on the resale of real property and other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (other than commissions on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates.  Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

Repurchase of Our Shares.  Our charter prohibits us from paying a fee to our advisor or our directors or any of their affiliates in connection with our repurchase of our common stock.

Loans.  We will not make any loans to our advisor, any of our directors or any of their affiliates unless an appraisal is obtained from an independent appraiser concerning the underlying property or loans to one of our wholly-owned subsidiaries. In addition, we will not borrow from our advisor, any of our directors or any of their affiliates unless a majority of the board of directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates.  Before becoming a common stockholder, our advisor, our directors and their affiliates must agree not to vote their shares of common stock regarding (i) the removal of any of them or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other NorthStar entities. We, our sponsor, our advisor and other NorthStar affiliates share certain of the same executive officers and key employees. Our investment strategy is very similar to our sponsor’s. However, unlike our sponsor, we do not intend to invest directly in commercial net leased properties nor do we expect to invest directly in senior healthcare facilities. Nonetheless, many investment opportunities that are suitable for us may also be suitable for our sponsor or other NorthStar entities. When our sponsor’s real estate and debt finance professionals direct an investment opportunity to our sponsor, us or any other NorthStar entity, they, in their sole discretion, will have to determine the entity for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each entity. In connection with the private placement for NSIO REIT, our sponsor agreed that no other NorthStar entity, including us, will be given priority over NSIO REIT in the allocation of investment opportunities until such time as 85% of the gross offering proceeds raised as of the end of NSIO REIT’s offering have been invested in commercial real estate loans, commercial real estate-related securities and select commercial real estate equity investments. NSIO REIT’s offering will end on or before August 18, 2010, unless NSIO REIT’s board of directors determines to extend the offering for an additional period of up to six months. The advisory agreement requires that our advisor must use commercially reasonable efforts to present a continuing and suitable investment program to us. The factors that our sponsor’s real estate and debt finance professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our sponsor and the other NorthStar entities;

•	the cash requirements of our sponsor and the other NorthStar entities;

•	the effect of the investment on the diversification of our sponsor’s or the other NorthStar entities’ portfolio by type of investment, and risk of investment;

•	the policy of our sponsor or the other NorthStar entities relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase on our sponsor or the other NorthStar entities;

•	the size of the investment; and

•	the amount of funds available to our sponsor or the NorthStar entities.

If a subsequent event or development causes any investment, in the opinion of our sponsor’s real estate and debt finance professionals, to be more appropriate for another NorthStar entity, they may offer the investment to such entity.

Our advisory agreement with our advisor requires that our advisor inform our board of directors at least annually of the investments that have been purchased by other NorthStar entities so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among NorthStar entities are important factors in the board of director’s determination to continue or renew our arrangements with our advisor and its affiliates. The board of directors has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other NorthStar entities and investors. For so long as we are externally advised, our advisory agreement provides that we shall not make any investment unless the advisor has recommended the investment to us.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives are:

•	to pay attractive and consistent cash distributions; and

•	to preserve, protect and return your capital contribution.

We will also seek to realize growth in the value of our investments by optimizing the timing of the sale of our investments. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our board of directors. Our board of directors will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each determination and the basis therefor are required to be set forth in the applicable meeting minutes.

Investment Strategy

We intend to use substantially all of the proceeds of this offering to originate, acquire, asset manage, selectively leverage, syndicate and opportunistically sell investments in a variety of (i) commercial real estate loans, including senior mortgage loans, subordinate mortgage loans (or B-Notes), mezzanine loans, and participations in such loans; (ii) commercial real estate-related debt securities, such as CMBS, CDOs and REIT senior unsecured debt; and (iii) select commercial real estate equity investments. We will seek to create and maintain a portfolio of investments that generate a low volatility income stream which will provide attractive and consistent cash distributions. Our focus on investing in debt instruments will emphasize the payment of current returns to investors and the preservation of invested capital, with a lesser emphasis on seeking capital appreciation. We expect that our portfolio of investments will be secured primarily by U.S. based collateral and diversified by security type, property type and geographic location.

We expect to selectively employ leverage to enhance total returns to our stockholders through a combination of seller financing available for certain loan acquisitions, secured facilities, select syndications of participations in loans and capital markets financing transactions. Generally, we expect to employ leverage to finance our portfolio that will not exceed 50% of the greater of the cost or fair market value of our investments. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non mark-to-market financing to the extent obtainable on a cost effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing.

In executing on our business strategy, we believe that we will benefit from our advisor’s affiliation with our sponsor given our sponsor’s strong track record and extensive experience and capabilities as a publicly-traded commercial real estate finance company. These competitive advantages include:

•	Our sponsor’s experience and reputation as a leading real estate investment manager, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we use to underwrite and portfolio manage assets;

•	Our sponsor’s direct origination capabilities, which are focused on customized solutions for customers and partners with a diverse range of capital needs;

•	Our sponsor’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate-related products and that both sell and finance the types of assets we intend to acquire and originate;

•	Our sponsor’s experienced portfolio management team which actively monitors each investment through an established regime of analysis, credit review and protocol;

•	Our sponsor’s history of consistently providing attractive quarterly dividends to its stockholders due to the income-oriented nature of the majority of its investments, which also is the focus of our investment strategy;

•	Our sponsor’s experience and skill in public company reporting and compliance with the requirements of the Sarbanes-Oxley Act of 2002, including internal control certifications, stock exchange regulations and investor relations;

•	Our sponsor’s experience and skill in compliance with the requirements under the Internal Revenue Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes;

•	Our sponsor’s management team which has a successful track record of making commercial real estate investments in a variety of market conditions and cycles, including experience and success with government sponsored programs, such as the Resolution Trust Corporation, or RTC, an asset management company formed by the U.S. Government as a result of the savings and loan crisis of the 1980s; and

•	Our sponsor’s commitment to purchase up to $10 million in shares of our common stock during the two year period following commencement of this offering in the amount by which distributions paid for any calendar quarter exceeds our AFFO for such quarter.

Market Overview and Opportunity

We believe that the near and intermediate-term market for investment in commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments is one of the most compelling from a risk-return perspective that our sponsor has seen and is a favorable alternative to pure “equity-oriented” investment strategies. Given the prospect of a slow recovery for the economy, we favor a strategy weighted toward targeting senior debt or securities investments which maximize current income, with significant subordinate capital and downside structural protections. In contrast, returns typically associated with pure equity strategies are mostly “back-ended” and are dependent on asset appreciation, capitalization rate compression, cash flow growth, aggressive refinancing and/or sale of the underlying property. We believe that our investment strategy combined with the experience and expertise of our advisor’s management team will provide opportunities to both: (i) originate loans with attractive current returns and strong structural features directly with borrowers, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our stockholders; and (ii) purchase commercial real estate loans and commercial real estate-related debt securities from third parties, in many instances at discounts to par due to a lack of market liquidity and seller distress.

We believe that the following market conditions, which are by-products of the extended credit market dislocation, should create a favorable investment environment for us.

The scarcity of capital available in the new issue CMBS market or securitized debt market greatly reduces a major source of debt capital for commercial property owners.  According to The Real Estate Roundtable, a real estate industry group, the amount of commercial real estate mortgage debt has nearly tripled over the past decade, from $1.2 trillion to $3.5 trillion. Bank lending and the issuance of CMBS accounted for 83% of the growth, representing approximately 66% of the total current commercial mortgage debt outstanding. For the three year period from 2005 to 2007, CMBS issuance totaled over $600 billion. However, according to a JP Morgan Chase & Co. report, CMBS issuances plummeted in 2008, falling 95% compared to total issuance in 2007. In addition, the Commercial Mortgage Securities Association reports that there were no CMBS or commercial loan CDO issuances in the second half of 2008 and Commercial Mortgage Alert reported that less than $3 billion was issued in 2009. The unavailability of CMBS and CDO financing has created a scarcity of debt capital for real estate owners especially in the areas traditionally filled by the CMBS market. We believe that this dynamic has caused the pricing for real estate debt to significantly increase to extremely attractive levels, from a lender’s perspective, without the need for the lender to enhance returns through securitizations as has been the case in recent years.

US CMBS ISSUANCE

Source: Commercial Mortgage Alert

Scarce liquidity, aggressive original underwriting assumptions, credit concerns and rating agency action have caused historically attractive CMBS spreads.  Selling pressure on holders of CMBS portfolios due to the inability of investors to extend, renew or replace short-term financing facilities caused by the effective shutdown of the capital markets (originally caused and exacerbated by the disruption in the residential housing market), combined with the loss of confidence in the rating agencies and their continued negative ratings actions to try to address these concerns, has caused spreads on secondary CMBS to move to historically wide levels (as shown on the following graph) and conversely prices to decline, peaking in December 2008. Unlike during prior periods of distress, this systemic pricing adjustment did not differentiate between market sector risks. Despite market improvement since the December 2008 lows, many CMBS bonds are now trading at prices which imply credit loss assumptions which we believe are overly conservative relative to the long-term value of the underlying real estate. As a result, there are attractive opportunities for sophisticated investors, with a disciplined underwriting process and market knowledge, to identify and invest in CMBS securities in order to generate attractive returns relative to the credit risk and to similarly rated bonds backed by alternative collateral types. The opportunity also exists for strong total returns through the repayment, in an amount above the price paid, for discounted CMBS or the improvement of market valuations as credit spreads tighten due to improving fundamentals leading to increased demand for CMBS.

CMBS, Corporate and Barclays Capital U.S. Aggregate Bond Index Yield-to-Maturities
(Relative Value of CMBS)

Source: Barclays Capital Live

Contraction of the banking system and capital adequacy issues have greatly diminished the capacity of major banks to provide commercial mortgage loans and credit facilities to property owners.  Commercial banks are estimated by the Federal Reserve to hold $1.5 trillion, or 45%, of all commercial mortgages. The primary driver for banks holding so many commercial mortgages was the securitization market, which allowed banks to sell loans held on their balance sheets into off-balance-sheet vehicles. Since the later part of 2007, the larger commercial and investment banks have suffered significant losses and erosion of capital reserves due in large part to their holdings in real estate structured finance vehicles as well as direct holdings in subprime, residential and commercial real estate loans. The banking industry has been transformed over the past three years by bankruptcies, including the seizure of approximately 195 banks by the FDIC (25 in 2008, 140 in 2009 and 30 more by March 12, 2010), and the dramatic tightening of lending standards at commercial banks (90% of respondents to the February 2010 Senior Loan Officer Opinion Survey on Bank Lending Practices indicated that credit practices became more conservative throughout 2008, peaking in the fourth quarter) and business combinations and capital infusions from the U.S. Treasury. The temporary shutdown of the CMBS market eliminated a major source of debt capital for real estate and it remains unclear as to which participants will return to the market. As a result, reduced loan-to-value ratios and wider loan-rate spreads are available to investors with flexible capital and expertise for these types of investments. Due to this tightening and these liquidity constraints, the Mortgage Bankers Association reports that in 2008 and 2009 commercial real estate lending dropped by 63% and 82%, respectively, when compared to 2007.

Commercial Real Estate Lending Volume at Banks

Source: Mortgage Bankers Association. Numbers represent the average for each year, except 2009 which are quarterly levels. 100=average quarterly rate in 2001.

The decline in lending volume, tightening of credit standards and capital adequacy issues with other traditional sources of financing for commercial real estate, such as life insurance companies, has decreased debt capital available for commercial real estate.  Similar to the commercial banks, life insurance companies, which hold approximately 9% of commercial mortgage debt, have suffered from the precipitous decline in the value of their real estate loan portfolios and structured real estate debt holdings in both the residential and commercial sectors. According to a March 2010 Bloomberg report, the largest insurers in the U.S. and Bermuda posted more than $191 billion in writedowns and unrealized losses on holdings tied to the collapse of the U.S. subprime mortgage market. These institutions have accordingly tightened their lending standards and increased their pricing of loan products, resulting in a 37% decrease in 2008 and a 76% decrease in 2009 loan originations by these institutions when compared to 2007, according to the Mortgage Bankers Association. Due to this poor performance, life insurance companies’ allocations of capital to all areas of real estate investment have generally suffered reductions. Although we do expect them to become tentatively more active throughout the course of 2010 and 2011, their investment levels should remain dramatically reduced when compared to peak levels.

The increasing number of maturing commercial real estate loans over the next five years appears to be much greater than the market’s capacity to provide refinancing capital.  The large volume of scheduled loan maturities over the next few years will expand available investment opportunities. According to Barclays Capital, approximately $500 billion of commercial real estate debt matures in 2010 and over $800 billion matures in 2011 and 2012. Additionally, a significant share of the CMBS loans maturing in the next two years are likely to be floating rate or bridge loans, which tend to be shorter term and have larger balances than fixed-rate commercial loans.

Commercial Real Estate Debt Maturities

Sources: Barclays Capital (numbers are estimated except for CMBS)

The repayment of loans through the sale of underlying assets is not a viable option for many property owners as prevailing market prices are substantially lower than the amount for which sellers are willing to dispose of such assets. According to Real Capital Analytics, the volume of real estate sales transactions for properties and portfolios valued $5 million or greater has declined by approximately 90% from 2007 to 2009. We expect that the scarcity of debt capital available to refinance this wave of maturities coupled with a limited sales market will provide us with attractive investment opportunities.

Commercial Real Estate Transaction Volume

Source: Real Capital Analytics www.rcanalytics.com.  Based on independent reports of properties and portfolios $5 million and greater.

U.S. Government anticipated to continue to be active in supporting increased liquidity in the commercial real estate markets.  In March 2009 the U.S. Treasury, in conjunction with the FDIC and the Federal Reserve, announced the PPIP, which is intended to provide up to $1 trillion of leverage into the financial system through the legacy loans program, legacy securities program and further expansion of the TALF. Under the terms of the legacy securities program, the FDIC will match any capital raised by the eight initially selected fund managers on a dollar-for-dollar basis and in addition may provide up to 50% fund level leverage (and in some instances as much as 100% leverage) to purchase mortgage-backed securities (both CMBS and non-agency MBS) originally rated Aaa/AAA up to a maximum investment by the U.S. Treasury of $30 billion. According to Commercial Real Estate Direct, approximately $6.2 billion of equity capital has been raised by the initial fund managers, which translates into approximately $24.8 billion of purchasing capacity when combined with the U.S. Treasury’s matching $6.2 billion of equity and up to $12.4 billion of financing. To date, approximately $440 million of CMBS has been purchased under this program. There has been no significant activity under the legacy loan program.

Under the expansion of the TALF, the Federal Reserve Bank of New York can lend up to $200 billion on a non-recourse basis to holders of eligible CMBS. To be eligible as collateral for the TALF loans, legacy CMBS must be senior in payment priority to all other interests in the underlying pool of commercial mortgages and meet other criteria designated by the Federal Reserve. Approximately $11.1 billion of CMBS securities have been settled and financed under TALF as of February 2010. Our sponsor has been an active participant in TALF having financed multiple legacy CMBS bonds through the program since inception. The TALF legacy securities program expired on March 31, 2010.

The experience of our advisor’s management team, specifically in their active participation in TALF, their successful involvement in prior government-sponsored investment programs (such as the RTC), and track record in investing in and managing the types of assets targeted by the government-sponsored programs to date will allow us to take full advantage of any current or future government-sponsored programs to produce attractive returns.

In summary, since late 2007 the real estate credit markets in the U.S. have virtually closed. As traditional financing sources remain diminished, we expect to capitalize on the financing void by providing mortgage and mezzanine loans to proven borrowers on high quality assets at attractive yields and reasonable loan-to-value levels. We also expect that there may be attractive opportunities to acquire discounted loans and commercial real estate-related debt securities from distressed sellers or banks and financial institutions with a need to access liquidity. We believe that the expertise and experience of our advisor’s management team and sponsor with these types of markets and investments will provide us an opportunity to generate attractive risk-adjusted returns for our stockholders. The decreased competition from participants who are purely capital markets oriented, do not have strong credit track records or have liquidity constraints, in addition to the intervention by the U.S. Government, could provide opportunities for our company to directly originate, co-originate or purchase investments at pricing levels that provide for attractive returns and capital preservation.

Targeted Investments

We will seek to acquire a diversified portfolio of commercial real estate investments consisting of: (i) commercial real estate loans, including senior mortgage loans, subordinate mortgage loans, or B-Notes, mezzanine loans, and participations in such loans; (ii) commercial real estate-related debt securities, such as CMBS, CDOs and senior unsecured debt; and (iii) and select commercial real estate equity investments. We will target assets that generally offer predictable current cash flow and attractive risk-adjusted returns based on the underwriting criteria established and employed by our advisor. Our ability to execute our investment strategy is enhanced through access to our sponsor’s direct origination capabilities, as opposed to a strategy that relies solely on buying assets in the open market from third party originators. We will seek to invest in a portfolio that includes some or all of the following investment characteristics: (i) provides current income; (ii) is secured by high-quality commercial real estate; (iii) includes subordinate capital investments by strong sponsors that support our investments and provide downside protection; and (iv) possesses strong structural features that will maximize repayment potential.

Commercial Real Estate Loans

We intend to acquire commercial real estate loans both by directly originating the loans and by purchasing them from third party sellers. Although we generally prefer the benefits of direct origination, the current market conditions have created situations where holders of commercial real estate debt may be in distress and are therefore willing to sell at prices that compensate the buyer for the lack of control typically associated with directly structured investments. The experience of our advisor’s management team in making distressed investments greatly augments our capabilities in this area.

Our primary focus will be to originate and invest in the following types of commercial real estate loans.

First Mortgage Loans.  We intend to invest in first mortgage loans that are predominantly three to five year term loans providing capital for the acquisition, refinancing or repositioning of quality real estate and may be fixed or floating rate, loans that immediately provide us with current income, which we refer to as current-pay loans. We expect that our first mortgage loans will be primarily backed by properties located in the U.S. We expect to invest in first mortgage loans with low loan-to-value ratios. We may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing or optimize returns which may include retained origination fees or interest-only portions.

First mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third party rating agencies and financing sources, which should increase the liquidity of these investments.

Subordinated Mortgage Loans, or B-Notes.  We may also invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets, commonly referred to as B-Notes, secured by quality real estate properties primarily located in the U.S. We may create subordinated mortgage loans by creating participations of our directly originated first mortgage loans generally through syndications of senior interests or co-origination with a senior lender or we may buy such assets directly from third party originators. Further, we expect that the re-emergence of the CMBS market would allow us to originate first mortgage loans to property owners with near-term liquidity issues and would allow us to contribute the senior AAA rated proceeds of the origination for inclusion in TALF securitizations while retaining the subordinate debt at attractive returns. Due to the current credit market disruption and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to both directly originate and to buy subordinated mortgage investments from third parties on favorable terms will continue to be attractive.

Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective as compared to first mortgage loans but still benefit from a lien on the related property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Mezzanine Loans.  These are loans secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real property. We may own mezzanine loans directly or we may hold a participation in a mezzanine loan or a sub-participation in a mezzanine loan. Mezzanine loans may be either short (three to five year) or longer (up to 10 year) terms and may be fixed or floating rate. These loans are predominantly current-pay loans (although there may be a portion of the interest that accrues if cash flow generated by the related property is not sufficient to pay current interest) and may provide for participation in the value or cash flow appreciation of the underlying property, which participation is known as an “equity kicker” as described below. We believe that opportunities to both directly originate and to buy mezzanine loans from third parties on favorable terms will continue to be attractive. In the current market, mezzanine loans can be the key piece of capital to bridge the gap between senior debt and borrower equity during a refinance or acquisition. Therefore, we expect to achieve favorable terms — both economic and structural — on the mezzanine loans in which we invest.

Investors in mezzanine loans are compensated for the increased risk of such assets from a pricing perspective and still benefit from the right to foreclose, in many instances more efficiently than senior mortgage debt. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take control on an expedited basis of the property-owning entity, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide such holders with the right to cure certain defaults and control certain decisions of holders of any senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Nonetheless, these types of investments involve a higher degree of risk relative to a senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender if the mezzanine lender is unable to cure senior mortgage defaults. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loans or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt has been repaid.

Equity Participations or “Kickers.”  In connection with our loan origination activities, we intend to pursue select equity participation opportunities, in instances when we believe that the risk-reward characteristics of the loan merit additional upside participation because of the possibility of appreciation in value of the underlying assets securing the loan. Equity participations can be paid in the form of additional interest, exit fees, percentage of sharing in refinance or resale proceeds or warrants in the borrower. Equity participation can also take the form of a conversion feature, permitting the lender to convert a loan or preferred equity investment into equity in the borrower at a negotiated premium to the current net asset value of the borrower. We expect that we may be able to obtain equity participations in certain instances where the loan collateral consists of an asset that is being repositioned, expanded or improved in some fashion which is anticipated to improve future cash flow. In such case, the borrower may wish to defer some portion of the debt service or obtain higher leverage than might be merited by the pricing and leverage level based on historical performance of the underlying asset. We expect to generate additional revenues from these equity participations as a result of excess cash flows being distributed or as appreciated properties are sold or refinanced.

Commercial Real Estate-Related Debt Securities

In addition to our focus on origination of and investments in commercial real estate loans, we may also invest in commercial real estate-related debt securities such as CMBS, unsecured debt issued by REITs and interests in other securitized vehicles that own real estate-related debt. While we may invest in any commercial real estate-related debt securities, we expect that the majority of these investments would be CMBS.

CMBS.  CMBS are commercial mortgages which are pooled together in a trust. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. The commercial mortgage security is structured with credit enhancement to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity).

The typical commercial mortgage is a five or ten year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are structured in this manner to maintain the collateral pool’s cash flow or to compensate the investors from foregone interest collections.

CDOs.  CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes, mezzanine loans, REIT debt and credit default swaps. Like typical securities structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially.

Publicly-Traded REIT Securities.  We may also choose to invest in senior unsecured debt securities of publicly-traded equity REITs. Publicly-traded equity REITs typically own large, diversified pools of commercial real estate properties and employ moderate leverage. Most of these companies specialize in particular property types such as regional malls, office properties, apartment properties and industrial warehouses. Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.

Ratings of Commercial Real Estate-Related Debt Securities.  For CMBS and CDOs, the securitization process is governed by one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment” grade. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We may invest in investment grade classes, non-investment grade classes or the equity of securitizations.

Select Commercial Real Estate Equity Investments

We may also choose to selectively invest in (i) equity interests in an entity (including, without limitation, a partnership or a limited liability company) that is an owner of commercial real property (or in an entity operating or controlling commercial real property, directly or through affiliates), which may be structured to receive a priority return or is senior to the owner’s equity (in the case of preferred equity); (ii) certain strategic joint venture opportunities where the risk-return and potential upside through sharing in asset or platform appreciation is compelling; (iii) private issuances of equity or debt securities of public companies; and (iv) investments in a loan, security or other full recourse obligations for which the business of the related obligor is significantly related to real estate.

These investments may or may not have a scheduled maturity and are expected to be of longer duration (five-to-ten year terms) than our typical portfolio investment. Such investments are expected to be fixed rate (if they have a stated investment rate), and may have accrual structures and provide other distributions or equity participations in overall returns above negotiated levels. These investments are also expected to be collateralized or otherwise backed primarily by U.S. real estate collateral.

We do not anticipate allocating a large amount of our capital or time to these investments initially but as market conditions begin to improve we believe that compelling “equity” opportunities will arise that should generate significant returns. We have not established the specific terms we will require in our joint venture agreements for commercial real estate equity investments. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. We will not, however, invest in a joint venture in which our sponsor, our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Although commercial real estate equity investments have not constituted a large portion of our sponsor’s historical investments, we intend to leverage our sponsor’s management team’s extensive prior experience in this specialized sector, as well as our sponsor’s origination capabilities and extensive financial institution relationships to identify a select number of these investment opportunities that are appropriate for our investment portfolio at the appropriate time in the real estate cycle.

Investments in Commercial Real Property

We expect that the commercial real estate-related debt investments described above, in particular investments in distressed debt, will, in certain circumstances, result in us owning commercial real property as a result of a loan workout, foreclosure or similar circumstances. In addition, although making direct investments in commercial real property at this time will not be a significant focus of our investment strategy, we may make investments in commercial real property to take advantage of attractive investment opportunities as described above. Certain owners of commercial real property are suffering distress. This fact and reduced demand by buyers for such properties has led to price reduction and as a result, the opportunity for higher returns. Improved economics may present an opportunity for us to selectively acquire such properties. We would expect that if we do make direct property acquisitions (as opposed to acquisitions which result from a loan workout, foreclosure or similar circumstances), the properties would have occupancy levels consistent with the performance of the local market and would generate accretive and immediate cash flow. Although current market conditions may allow us to acquire properties with little or no leverage, given the stabilized nature of the targeted properties, we may apply modest levels of leverage to enhance our returns. In particular, our sponsor and its real estate professionals who will be performing services for us on behalf of our advisor have extensive experience in acquiring, managing and disposing of net lease properties. Net lease properties generally have a small number of tenants with longer leases and few or no landlord responsibilities. We will manage and dispose of any real property assets we acquire in the manner that our advisor determines is most advantageous to us.

Investments in Government Sponsored Programs

If we meet the qualifications established by the FDIC, we may elect to invest in any existing or future programs sponsored by the government to facilitate the investment in assets of the type we seek to acquire for our portfolio, to the extent consistent with our investment strategies and objectives.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments, such as international investments. In fact, we may invest in whatever types of interests in real estate- or debt-related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate- or debt-related assets, our charter does limit certain types of investments. See “— Investment Limitations.”

Investment Process

Our advisor has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of our board of directors. Our board of directors must approve all investments other than investments in commercial real estate loans and commercial real estate-related debt securities. With respect to investments in commercial real estate loans and commercial real estate-related debt securities, our board of directors has adopted investment guidelines that our advisor must follow when acquiring such assets on our behalf without the approval of our board of directors. We will not, however, purchase or lease assets in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. Our board of directors will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.

Our advisor will focus on the direct origination and select purchasing of commercial real estate loans. It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.

In selecting investments for us, our advisor will utilize our sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our advisor will consider when evaluating prospective investment opportunities include:

•	macroeconomic conditions that may influence operating performance;

•	real estate market factors that may influence real estate lending and/or economic performance of the underlying real estate collateral;

•	fundamental analysis of the underlying real estate collateral, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	the operating expertise and financial strength of the sponsor or borrower;

•	real estate and leasing market conditions affecting the underlying real estate collateral;

•	the cash flow in place and projected to be in place over the term of the loan;

•	the appropriateness of estimated costs and timing associated with only capital improvements of the underlying real estate collateral;

•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;

•	review of third-party reports, including appraisals, engineering and environmental reports;

•	physical inspections of underlying real estate collateral and analysis of markets; and

•	the overall structure of the investment and rights in the loan documentation.

If a potential investment meets our advisor’s underwriting criteria, our advisor will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our advisor will evaluate the asset’s position within the overall capital structure and its rights in relation to other capital tranches. Our advisor will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the underlying real estate collateral.

Borrowing Policy

We believe that our sponsor’s ability to obtain both competitive interim and term financings and its relationships with top tier financial institutions should allow our advisor to successfully employ moderate levels of borrowing in order to enhance our returns to stockholders. Although our investment strategy is not contingent on financing our assets in the capital markets, our sponsor’s past experience and ability in structuring and managing match-funded, flexible term debt facilities and securitization vehicles should provide our advisor with an advantage in potentially obtaining conservatively structured term financing for many of our investments, to the extent available, through capital markets and other financing transactions, including allowing our company to be among the first to access the capital markets when conditions permit.

We intend to employ conservative levels of borrowing in order to provide more funds available for investment. We believe that careful use of conservatively structured leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of this offering, our debt financing will not exceed 50% of the greater of the cost or fair market value of our investments, although it may exceed this level during our offering stage. Our charter precludes us from borrowing more than 75% of the cost of our tangible assets. We cannot exceed the leverage limit in our charter unless any excess in borrowing over such level is approved by our stockholders.

Operating Policies

Credit Risk Management.  We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management.  To the extent consistent with maintaining our qualification as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through hedging activities.

Hedging Activities.  We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies.  Our board of directors may amend our charter to increase the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to: (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or to our sponsor pursuant to its commitment to purchase shares at our request as needed to fund distributions or (iv) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interest of our operating partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

The period that we will hold our investments in commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments will vary depending on the type of asset, interest rates and other factors. Our advisor will develop a well-defined exit strategy for each investment we make. Our advisor will continually perform a hold-sell analysis on each asset in order to determine the optimal time to hold the asset and generate a strong return to our stockholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our company.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of common stock. Pursuant to our charter, we may not:

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing and select commercial real estate equity investments and mortgages;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determine and in all cases in which the transaction is with any of our directors or our sponsor and its affiliates, we will obtain an appraisal from an independent appraiser;

•	make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our sponsor or its affiliates;

•	invest in equity securities, other than investments in equity securities of publicly-traded companies, unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•	make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act (this limitation, however does not limit or prohibit the operation of our share repurchase program);

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	grant options or warrants to purchase shares to our sponsor or its affiliates or to officers or directors affiliated with our sponsor except on the same terms as the options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	issue shares on a deferred payment basis or under similar arrangement;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; or

•	make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Investment Company Act Considerations

Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, an issuer is not deemed to be an “investment company” if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or the holding-out test; and

•	it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We expect that we will not fall under the definition of, and will therefore not be required to register as, an investment company. We intend to make investments and conduct our operations so that we are not required to register as an investment company. We are organized as a holding company that conducts its businesses primarily through our operating partnership. Both we and our operating partnership intend to conduct each of our operations so that we comply with the 40% test. The securities issued to our operating partnership by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we company nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the noninvestment company businesses of these subsidiaries.

We expect that most of our assets will be held, directly or indirectly, through wholly-owned or majority-owned subsidiaries of our operating partnership. We further expect that most of these subsidiaries will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. The other subsidiaries of our operating partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Additionally, we may in the future organize special purpose subsidiaries of the operating partnership that will borrow under the TALF that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7.

We expect that most of our investments will be held by wholly-owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

If, however, the value of the subsidiaries of our operating partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our operating partnership (which is most likely to occur if such subsidiaries do not own a sufficient amount of qualifying real estate assets or real estate-related assets to rely on Section 3(c)(5)(C)), then we and our operating partnership may seek to rely on Section 3(c)(6) if we and our operating partnership are “primarily engaged,” through wholly-owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

Regardless of whether we and our operating partnership must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying real estate assets and in assets that are not real estate-related assets.

For purposes of the exclusions provided by Sections 3(c)(5)(C) and 3(c)(6), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset.

Commercial Real Estate Loans

First Mortgage Loans.  Consistent with SEC no-action letters, a first mortgage loan will be treated as a qualifying real estate asset, as long as the loan is “fully secured” by real estate at the time our subsidiary originates or acquires the loan but we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets if the real estate securing the loan has an appraised value of 55% of the fair market value of the loan on the date of acquisition. Mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, will be treated as qualifying real estate assets if the real property fully secures the second mortgage.

Mezzanine Loans.  A portion of our investments will consist of real estate loans secured by 100% of the equity securities of a special purpose entity that owns real estate, or mezzanine loans. Mezzanine loans will be treated as qualifying real estate assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc. No-Action Letter (May 24, 2007) (“Cap Trust No-Action Letter”).

Participations.  Consistent with SEC staff guidance, we will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

Equity Participations.  Although the SEC staff has not taken a position with respect to equity participations, or kickers, we generally intend to treat equity participations in the same manner as the underlying loan to the extent the equity participation has the same access to, or foreclosure rights on, the real property securing the underlying loan. For instance, if the underlying loan is considered a qualifying real estate asset and the associated “kicker” has the same access to or foreclosure rights on the real property securing the underlying loan, the kicker will be treated similarly. If it does not, it will be treated as a real estate related asset.

Fund-Level or Corporate-Level Debt.  If one of our subsidiaries provides financing to an entity that is primarily engaged in the real estate business, we will treat such loan as a real estate-related asset or a miscellaneous asset depending on the nature of the business and assets of the borrower.

Other Real Estate-Related Loans.  We will treat the other real estate-related loans described in this prospectus, i.e., bridge loans, construction loans, and investments in distressed debt, as qualifying real estate assets if such loans are fully secured by real estate. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans which are funded over time. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Commercial Real Estate-Related Debt Securities

CMBS.  CMBS are securities backed by pools of loans secured by first or, less often, junior mortgages. Accordingly, we will treat CMBS as real estate-related assets.

CDOs.  We do not generally expect investments in CDOs to be qualifying real estate assets. We will treat a CDO investment as a real estate-related-asset if the entity that issues the CDOs primarily owns debt obligations related to real estate.

Publicly-Traded REIT Securities.  Senior unsecured debt securities of publicly-traded equity REITs are typically not considered qualifying real estate assets and will be treated as real estate-related assets.

Select Commercial Real Estate Equity Investments

Joint Venture Interests.  Consistent with SEC guidance, when measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we will calculate asset values on an unconsolidated basis which means that when assets are held through another entity, we will treat the value of our interest in the entity as follows:

(i) If we own less than a majority of the voting securities of the entity, then we will treat the value of our interest in the entity as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

(ii) If we own a majority of the voting securities of the entity, then we will allocate the value of our interest in the entity among qualifying real estate assets, real estate-related assets and miscellaneous assets in proportion to the entity’s ownership of qualifying real estate assets, real estate-related assets and miscellaneous assets.

(iii) If we are the general partner or managing member of a entity, then (a) we will treat the value of our interest in the entity as in item (ii) above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (b) we will treat the value of our interest in the entity as in item (i) above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

Equity Interest in an Entity that is an Owner of Commercial Property.  As with joint ventures, the same analysis would be conducted with respect to an equity interest in an entity that is an owner of commercial property on a case-by-case basis to determine how such investments should be treated.

Private Issuances of Equity or Debt Securities of Public Companies, or PIPES.  PIPES will be treated as a real estate-related asset or a miscellaneous asset depending on the nature of the business and assets of the company involved.

Investments in a Loan, Security or Other Full Recourse Obligations for which the Business of the Related Obligor is Significantly Related to Real Estate.  The treatment of these investments will be based on the characteristics of the underlying collateral and whether we have foreclosure rights with respect to underlying real estate collateral, if any. If these investments are without any indicia of ownership of the underlying property, they would be considered real estate-related assets.

Real Property

An investment in real property will be treated as a qualifying real estate asset.

Investments in Government Sponsored Programs

Investments in a Public Private Investment Fund will generally be treated as real estate-related assets.

Other Investments

The treatment of any other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

Government Sponsored Incentive Programs

We may in the future organize special purpose subsidiaries of the operating partnership that will borrow under or participate in government sponsored incentive programs. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with the rule and any guidance that may be issued by SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. We expect that the aggregate value of the operating partnership’s interests in subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of the operating partnership’s (and, therefore, the company’s) total assets on an unconsolidated basis.

Absence of No-Action Relief

If certain of our subsidiaries fail to own a sufficient amount of qualifying real estate assets or real estate-related assets, we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Liquidity

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or roll-off to scheduled maturity of our assets, a sale or merger of the company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

Prior to our completion of a liquidity transaction, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased, subject to certain restrictions and limitations.

PLAN OF OPERATION

General

We are a newly organized Maryland corporation formed to acquire and manage a diversified portfolio of commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments. We intend to originate and acquire senior and subordinate mortgage, mezzanine, bridge and other commercial real estate loans and to invest in commercial real estate-related debt securities such as commercial mortgage-backed securities and collateralized debt obligations. In addition, we may acquire any real properties, equity securities of mortgage REITs or select commercial real estate equity investments that in the opinion of our board of directors, meets our investment objectives. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to our investors. We may make our investments through direct loan origination, the acquisition of individual loan or securities assets or by acquiring portfolios of assets, other mortgage REITs or companies with investment objectives similar to ours. As of the date of this prospectus, we have not commenced operations nor have we identified any investments in which there is a reasonable probability that we will invest.

NS Real Estate Income Trust Advisor is our advisor. As our advisor, it will manage our day-to-day operations and our portfolio of commercial real estate loan, commercial real estate-related debt securities and select commercial real estate equity investments. Our advisor also has the authority to make all of the decisions regarding our investments, subject to the limitation in our charter and the direction and oversight of our board of directors. Our advisor will also provide asset management, marketing, investor relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

Competition

Our net income depends, in large part, on our ability to originate investments with spreads over our borrowing cost. In originating these investments, we compete with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, private funds, other lenders, governmental bodies and other entities, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous mortgage REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, size of loans offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential loans than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate–related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this prospectus, we have not made any investments, and our total assets consist of approximately $200,000 cash. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any shares in this offering unless we raise a minimum of $2,000,000 in gross offering proceeds from persons who are not affiliated with us or our advisor. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. Once we have fully invested the proceeds of this offering, we expect that our debt financing will not exceed 50% of the greater of the cost or fair market value of our investments, although it may exceed this level during our offering stage. Our charter does not limit us from incurring debt until our borrowings would exceed 75% of our tangible assets. We cannot exceed this limit unless any excess in borrowing over such level is approved by our stockholders.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and origination or purchase of investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and the dealer manager, see “Management Compensation.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and our board of directors.

We intend to elect to be taxed as a REIT and to operate as a REIT commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare daily distributions and pay distributions on a monthly basis. We have not established a minimum distribution level.

Results of Operations

We were formed on January 26, 2009 and, as of the date of this prospectus, we have not commenced operations. We will not commence any significant operations until we have raised the minimum offering amount of $2,000,000 from persons who are not affiliated with us or our advisor.

Market Outlook — Real Estate Finance Markets

The deterioration of credit in the residential mortgage market in 2007 expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans resulting in a general reduction in the amount of, and a corresponding increase in, the cost of credit in the commercial real estate sector. After a significant widening of the credit spreads on commercial mortgage-backed securities, commercial real estate collateralized debt obligations and rates on commercial real estate loans in recent months, increasing investor demand during 2009 for high quality commercial real estate fixed income products has decreased the cost of capital for commercial real estate credit compared to 2008, but nowhere near levels attained during the market peak in 2006. A diminished CMBS market and few banks willing to lend to commercial real estate indicate that credit for the sector will likely remain scarce for 2010 and into 2011.

Since 2007, the commercial real estate capital and credit markets have been experiencing extreme volatility and disruption, triggered by losses tied to both residential and commercial mortgage markets. The effects of increased rates of delinquency, foreclosure and loss in residential and commercial mortgages have spread throughout the capital markets and have affected the overall economy. These circumstances have materially impacted the cost and availability of credit to borrowers. As a result of the ongoing credit market turmoil, we may not be able to obtain debt financing on attractive terms.

These disruptions in the financial markets and deteriorating economic conditions could aversely affect the values of our investments. Turmoil in the capital markets has constrained equity and debt capital available for investment in commercial real estate, resulting in dramatically reduced volume in acquisitions of commercial properties and possible increases in capitalization rates and lower property values. Furthermore, these deteriorating economic conditions have negatively impacted commercial real estate fundamentals and resulted in lower occupancy, lower rental rates and declining values which could affect our real estate portfolio and the collateral security in any loan investments we may make.

Over the short-term, management expects confidence in the capital markets and stability to gradually gain momentum, aided by the U.S. Government’s TALF and other support programs. Commercial real estate, the real estate finance and the structured finance markets tend to trail the market, and may present a short-term opportunity to acquire commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments that are undervalued. However, the opportunity is hampered by the increased cost of capital and uncertainty as to when credit markets and the general economy will stabilize.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Valuation of Financial Instruments

Proper valuation of financial instruments is a critical component of our financial statement preparation. SFAS 157 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date (i.e., the exit price).

We will categorize our financial instruments, based on the priority of the inputs to the valuation technique, into a three level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the condensed consolidated balance sheets will be categorized based on the inputs to the valuation techniques as follows:

•	Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, most U.S. Government and agency securities, and certain other sovereign government obligations).

•	Financial assets and liabilities whose values are based on the following:

•	quoted prices for similar assets or liabilities in active markets (for example, restricted stock);

•	quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);

•	pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including interest rate and currency swaps); and

•	pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (for example, certain mortgage loans).

•	Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability (examples include private equity investments, commercial mortgage backed securities, and long-dated or complex derivatives including certain foreign exchange options and long dated options on gas and power).

The fair values of our financial instruments will be based on observable market prices when available. Such prices will be based on the last sales price on the date of determination, or, if no sales occurred on such day, at the “bid” price at the close of business on such day and if sold short at the “asked” price at the close of business on such day. Interest rate swap contracts will be valued based on market rates or prices obtained from recognized financial data service providers. Generally these prices will be provided by a recognized financial data service provider.

Fair Value Option

SFAS 159 “Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”) provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. Changes in fair value for assets and liabilities for which the election is made will be recognized in earnings as they occur. SFAS 159 permits the fair value option election on an instrument by instrument basis at initial recognition. We will determine the fair value of financial assets and financial liabilities for which the SFAS 159 election is made pursuant to the guidance in SFAS 157.

Available for Sale Securities

We will determine the appropriate classification of our investments in securities at the time of purchase and reevaluate such determination at each balance sheet date in accordance with SFAS “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”). Securities for which we will not have the intent or the ability to hold to maturity will be classified as available for sale securities. We will determine the fair value of our available for sale securities pursuant to the guidance in SFAS 157.

Revenue Recognition

We will recognize interest income from our real estate debt investments on an accrual basis over the life of the investment using the effective interest method. We will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the term of the loan as an adjustment to the yield. We will recognize fees on commitments that expire unused at expiration.

We will recognize interest income from available for sale securities on an accrual basis over the life of the investment on a yield-to-maturity basis.

Credit Losses, Impairment and Allowance for Doubtful Accounts

We will assess whether unrealized losses on the change in fair value on our available for sale securities reflect a decline in value which is other than temporary in accordance with EITF 03-1 “The Meaning of Other than Temporary Impairment and its Application to Certain Investments.” If it is determined the decline in value is other than temporary, the impaired securities will be written down through earnings to their fair values. Significant judgment of management is required in this analysis, which includes, but is not limited to, making assumptions regarding the collectability of the principal and interest, net of related expenses, on the underlying loans.

We will establish allowances for real estate debt investment losses based upon a periodic review of the loan investments. Income recognition will generally be suspended for the investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended investment becomes contractually current and performance is demonstrated to be resumed. In performing this review, management will consider the estimated net recoverable value of the investment as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the investments may differ materially from the carrying value at the balance sheet date.

Stock Based Compensation

We will adopt the fair value method of accounting prescribed in SFAS No. 123 “Accounting for Stock Based Compensation” (“SFAS 123”) (as amended by SFAS No. 148 and SFAS 123(R)) for equity based compensation awards. SFAS 123 requires an estimate of the fair value of the equity award at the time of grant rather than the intrinsic value method. For all fixed equity based awards to employees and directors, which have no vesting conditions other than time of service, the fair value of the equity award at the grant date will be amortized to compensation expense over the award’s vesting period. For performance based compensation plans, we will recognize compensation expense at such time as the performance hurdle is anticipated to be achieved over the performance period based upon the fair value at the date of grant. For target-based compensation plans, we will recognize compensation expense over the vesting period based upon the fair value of the plan.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical operating results for our sponsor and the experience of real estate programs sponsored by our sponsor, which we refer to as the “prior real estate programs.” Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in NorthStar or the prior real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of assets in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of our sponsor or the prior real estate programs, the returns to our stockholders will vary from those generated by our sponsor or its prior real estate programs. The prior real estate programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. In addition, our sponsor is a self-managed, publicly-traded company with an indefinite duration. As a result, you should not assume the past performance of our sponsor or the prior real estate programs described below will be indicative of our future performance.

Overview of Our Sponsor

Our sponsor is a publicly registered, New York Stock Exchange listed (NYSE: NRF) company that is internally administered and managed and operates as a REIT. Our sponsor was formed in October 2003 to engage in the business of investing in and managing commercial real estate debt, commercial real estate securities and net lease properties. In October 2004, our sponsor commenced its operations upon the closing of its initial public offering pursuant to which it issued approximately 21 million shares of common stock for net proceeds of approximately $170 million. Simultaneously with the closing of our sponsor’s initial public offering, our sponsor acquired, in exchange for approximately 4.7 million units of limited partnership interests in its operating partnership and approximately $36 million in cash, certain investments in commercial real estate debt, commercial real estate securities and net lease properties. As of April 20, 2010, our sponsor had 28,230 beneficial owners of its common stock. For the three months ended December 31, 2009, our sponsor generated an annualized return on common equity of approximately 24% based on adjusted funds from operations (AFFO) before general and administrative expenses, based on average common equity invested excluding mark-to-market adjustments and accumulated depreciation and amortization.

As of December 31, 2009, our sponsor has raised approximately $1.4 billion of capital including common equity, preferred equity, trust preferred securities and exchangeable senior notes. As of the same date, our sponsor manages approximately $6.6 billion of assets, consisting of approximately $1.9 billion of commercial real estate debt that our sponsor has acquired or originated, including first mortgage loans, second mortgage loans, mezzanine loans and loan participations; approximately $1.5 billion of primarily investment grade commercial real estate securities, such as CMBS, fixed income securities issued by REITs and credit-rated tenant loans; approximately $2.0 billion of non-investment grade commercial real estate securities; approximately $1.1 billion of office, industrial, retail and healthcare-related properties across the United States that are net leased long-term to corporate tenants or healthcare facility operators; and approximately $0.1 billion of equity invested in the middle market lending and residential land businesses. Our sponsor’s portfolio is diversified by investment size, security type, property type and geographic region.

Our sponsor’s primary investment objectives are similar to ours. Our sponsor seeks to produce attractive risk-adjusted returns and to generate predictable cash flow for distribution to its stockholders. However, given the different capital markets conditions that prevailed when our sponsor acquired its investment portfolio and broader market concerns generally regarding the ultimate performance of pre-2008 originated investments, commonly called “legacy assets,” our sponsor has greatly reduced its new investment volume due to the current unattractive cost of new equity capital. The profitability and performance of our sponsor’s business is a function of several metrics: (i) growth of assets under management; (ii) growth in AFFO, which is a non-GAAP measure of cash flow from operations; and (iii) overall returns realized on invested equity. The credit quality of our sponsor’s investments, the diversification of its portfolio and the underwriting and portfolio management capabilities of the members of our sponsor’s management team, who also serve as our advisor’s management team, are additional key factors in the performance of our sponsor’s business. Since the completion of its initial public offering through December 31, 2009, our sponsor has grown its assets under management by more than 500%.

The following table summarizes distributions paid and distribution yield for shares of our sponsor’s common stock over the past three years:

	2007				2008				2009
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1(3)	Q2	Q3	Q4

Distributions per share(1)	$0.35	$0.36	$0.36	$0.36	$0.36	$0.36	$0.36	$0.36	$0.25	$0.10	$0.10	$0.10
Return of Capital	$0.11	$0.12	$0.12	$0.12	$0.08	$0.08	$0.08	$0.08	$0.00	$0.00	$0.00	$0.00
Distribution yield(2)	8.72%	10.13%	13.53%	15.52%	17.13%	14.98%	18.23%	31.44%	32.53%	12.79%	11.64%	11.50%

(1)	Reflects distributions paid during quarter from prior quarter’s earnings.
(2)	Based on the common distribution paid during each quarter on an annualized basis divided by the average closing share price during each respective calendar quarter. Distributions paid on common stock included a return of capital for each of the eight quarters beginning Q1’07.
(3)	The Q1’09 distribution was paid 60% in common stock and 40% in cash.

The following table summarizes the sources of distributions paid on shares of our sponsor’s stock for each quarter during the last three years. During the periods presented below, operating cash flows have been less than total dividends and distributions paid for 10 of the 12 fiscal quarters.

	2007				2008				2009
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1(1)	Q2	Q3	Q4
	(Amounts in Thousands)

Operating Cash Flow	25,398	26,378	26,610	23,852	23,937	26,639	26,960	10,076	8,863	13,540	23,997	8,118
Distribution Amount Paid from Unrestricted Cash	0	1,559	1,907	5,599	6,482	3,870	5,961	23,122	6,091	1,786	0	7,955

Total Sources	$25,398	$27,937	$28,517	$29,451	$30,419	$30,509	$32,921	$33,198	$14,954	$15,326	$23,997	$16,073
Preferred Dividends	(1,313)	(4,758)	(5,232)	(5,232)	(5,232)	(5,232)	(5,232)	(5,232)	(5,232)	(5,232)	(5,232)	(5,232)
Preferred Distributions to Healthcare Venture Partner(2)	0	0	0	0	0	0	(2,363)	(2,625)	(2,625)	(2,625)	(2,625)	(2,625)
Common Dividends and Distributions	(22,515)	(23,179)	(23,285)	(24,219)	(25,187)	(25,277)	(25,326)	(25,341)	(7,097)	(7,469)	(7,606)	(8,216)

Total Dividends and Distributions Paid	($23,828)	($27,937)	($28,517)	($29,451)	($30,419)	($30,509)	($32,921)	($33,198)	($14,954)	($15,326)	($15,463)	($16,073)

(1)	Q1’09 distribution reflects the 40% paid in cash.

(2)	Includes 10.5% distribution per annum on $100 million convertible preferred membership interest to Inland American Real Estate Trust, Inc.

Commercial Real Estate Debt Business

As of December 31, 2009, approximately 47% of our sponsor’s total equity, excluding mark-to-market adjustments and accumulated depreciation, was invested in its commercial real estate debt business across a portfolio of 102 loan positions secured by liens on commercial real estate investments of varying security and property types, and a minority interest invested in a residential real estate joint venture. As of December 31, 2009, our sponsor’s real estate loan portfolio was comprised of 56% first mortgage loans, 11% junior participations in first mortgage loans, and 33% mezzanine loans.

As of December 31, 2009, the portfolio was diversified across property types and geographic areas as shown in the following charts.

Loan Portfolio by Collateral Type	Loan Portfolio by Geographic Location

Since the inception of its investing activities through December 31, 2009, our sponsor originated or purchased approximately $4.0 billion of commercial real estate loan commitments in 201 total loan positions, of which 67% were directly originated and 33% were purchased from third parties.

Our sponsor has been repaid on 79 loan positions totaling approximately $1.4 billion of loan commitments at a weighted average return on equity of approximately 22% and has experienced limited losses on repaid assets. Our sponsor has realized a 20% weighted average return on equity on 31 first mortgage whole loan commitments totaling approximately $622 million. With respect to B-Notes, our sponsor has realized a 23% weighted average return on equity on 22 loan commitments totaling approximately $299.4 million. With respect to mezzanine loans, our sponsor has realized a 23% weighted average return on equity on 24 loan commitments totaling approximately $436 million. In addition, our sponsor has realized a 34% weighted average return on equity on two preferred equity positions totaling $28.5 million.

In funding its portfolio, our sponsor has endeavored to supplement its equity with available debt financing that matches the term or maturity of its loan assets. Our sponsor has to date successfully secured non-mark-to-market, match-term financing secured by 95% of its commercial real estate loan portfolio (95% of its originated commercial real estate loans and 97% of its purchased commercial real estate loans).

Net Lease Business

As of December 31, 2009 approximately 20% of our sponsor’s total equity, excluding mark-to-market adjustments and accumulated depreciation, was invested in its net lease business. Approximately half of the invested equity represents ownership in a portfolio of office, retail and industrial research facilities totaling 3.7 million square feet, and the other half of the invested equity represents our sponsor’s ownership in its healthcare net lease business consisting of a portfolio of 98 senior housing facilities, one medical office property, and one life science campus, totaling approximately 6,000 beds and 3.7 million square feet. Since inception, our sponsor has sold two office properties totaling 57,000 square feet for a gain on sale of $36 million representing a 236% gain on invested equity. In addition, our sponsor sold three healthcare facilities prior to 2009 for a total gain on sale of $525 thousand representing a 9% gain on invested equity, and in December 2009 our sponsor sold a portfolio of 18 assisted living facilities for a $14 million gain on sale representing a 43% gain on invested equity.

The following chart shows the diversification across property types and geographic areas of the net lease business as of December 31, 2009.

Net Lease & Healthcare by Collateral	Net Lease & Healthcare by Geographic Location

Commercial Real Estate Securities

As of December 31, 2009, approximately 12% of our sponsor’s total equity, excluding mark-to-market adjustments and accumulated depreciation was invested in a diverse portfolio of real estate securities. As of December 31, 2009, the average credit rating was BB/Ba2, and exclusive of the securities managed in the Securities Opportunity Fund described below, our sponsor had approximately $1.9 billion of CMBS under management, of which 64% were issued prior to 2006.

The following charts display our sponsor’s CMBS assets under management by vintage and its securities assets under management by asset type based on par values (exclusive of securities managed in the Securities Opportunity Fund).

CMBS by Vintage	Securities Ownership

Our Sponsor’s Prior Investment Programs

Since our sponsor commenced operations, it has managed third party capital in three real estate-related investment programs: NorthStar Real Estate Securities Opportunity Fund LP, a multi-investor institutional fund organized to invest in real estate-related securities, which we refer to as the Securities Opportunity Fund; NorthStar Funding, LLC, a joint venture with a single institutional investor organized for the purpose of making investments in subordinate real estate debt, which we refer to as the NSF Venture; and NSIO REIT.

NorthStar Funding, LLC

The initial businesses and assets contributed to our sponsor at the inception of its operations included a 5% equity interest in the NSF Venture, a $200 million joint venture with an institutional pension fund formed to invest in subordinate real estate debt, and a 50% equity interest in the managing member of the NSF Venture, NorthStar Funding Management LLC. As managing member, NorthStar Funding Management LLC was responsible for the origination, underwriting, structuring, closing and asset management of all investments made by the NSF Venture.

The NSF Venture originated or acquired a total of $135.9 million of subordinated real estate debt in eight loan positions, comprised of approximately 95% commercial office buildings and approximately 6% multifamily collateral. The NSF Venture did not utilize leverage to acquire its investments or enhance returns. The NSF Venture realized on $90.1 million of investments of a weighted average return on equity of approximately 15%.

In February 2006, our sponsor sold its outstanding interests in the NSF Venture to the institutional pension fund which owned the remaining equity interest in the NSF Venture and terminated the associated agreements.

NorthStar Real Estate Securities Opportunity Fund

The Securities Opportunity Fund is an investment vehicle formed by our sponsor to invest in real estate securities. In July 2007, the Securities Opportunity Fund raised $81 million of equity capital from five unaffiliated investors and our sponsor contributed $28 million of its own equity capital to the fund. A wholly-owned affiliate of our sponsor is the manager and general partner of the Securities Opportunity Fund. At December 31, 2009, our sponsor’s investment in the Securities Opportunity Fund was $7 million, representing a 31.2% interest. Since inception, the Securities Opportunity Fund has acquired a total of approximately $202.1 million face amount of cash investments comprised of 14 positions. These investments are a combination of: (i) CDO securities; (ii) CMBS; (iii) synthetic CMBS and credit default swap contracts; (iv) real estate operating company debt; and (v) management fee income streams.

Adverse changes in general economic conditions since July 2007 have affected the performance to date of the Securities Opportunity Fund. As a result of mark-to-market adjustments reflecting an overall decline in values of real estate securities generally and specifically the adjustments in the Securities Opportunity Fund’s portfolio securing a $250 million warehouse agreement with a major commercial bank maturing May 1, 2008, the Securities Opportunity Fund was required to satisfy a series of contractually required margin calls. During the fourth quarter of 2007 and continuing in the first quarter of 2008, the Securities Opportunity Fund pledged a total of $59 million of cash collateral to the warehouse lender, in addition to the $16 million pledged prior to such margin calls, as security for the obligation to purchase the securities from the lender at the maturity of the warehouse period. Our sponsor contributed additional amounts to the Securities Opportunity Fund to fund a significant portion of these margin calls. Ultimately, our sponsor, as the managing member of the Securities Opportunity Fund, determined that it was no longer in the best interests of the Securities Opportunity Fund to meet additional margin calls beyond its contractual requirements in the face of continuing declines in overall asset values. As a result, the lender exercised its right to take control of the collateral, liquidated the assets securing the warehouse and retained the pledged cash, resulting in a $28.4 million loss to our sponsor. During the first half of 2008, the Securities Opportunity Fund also monetized investment positions which were established to hedge its exposure to declining values in the warehouse securities, thereby offsetting a portion of the recognized loss from the warehouse.

NorthStar Income Opportunity REIT I, Inc.

On June 17, 2009, NSIO REIT commenced a private placement sponsored by our sponsor, pursuant to which it is offering up to $100,000,000 in shares of common stock to accredited investors. NSIO REIT was formed to originate, invest in and manage a diversified portfolio of commercial real estate investments consisting of: (i) commercial real estate loans, including senior mortgage loans, subordinate mortgage loans (also referred to as B-Notes), mezzanine loans, and participations in such loans; (ii) commercial real estate-related securities, such as CMBS, CDOs, senior unsecured debt of REITs, and preferred stock of publicly traded REITs; and (iii) select commercial real estate equity investments.

As of June 25, 2010, NSIO REIT has received and accepted subscriptions for an aggregate of $15,454,184 from 214 investors. As of June 25, 2010, NSIO REIT has invested approximately $29,700,000 in two CMBS investments.

NSIO REIT’s offering will end on or before August 18, 2010, unless NSIO REIT’s board of directors determines to extend the offering for an additional period of up to six months.

Factors Differentiating Us from Prior Investment Programs

While our investment objectives are similar to those of each of these prior real estate-related investment programs, the risk profile and investment strategy of each of these prior programs differs from ours. NSF Venture (which is no longer operational) invested exclusively in subordinated debt, without the use of leverage, and had no origination capabilities, whereas we intend to take advantage of the current market dislocation in the commercial real estate debt markets by (i) directly originating loans with improved structures and enhanced returns relative to legacy portfolios, (ii) purchasing discounted loans from distressed sellers, and (iii) purchasing commercial real estate securities at significant discounts to historical pricing. The Securities Opportunity Fund, on the other hand, is a traditional hedge fund that focuses on structured and synthetic products, allows for more aggressive levels of leverage and employs higher risk, long and short investment strategies.

Additional Information

Please see Tables I and II under “Prior Performance Tables” in this prospectus for more information regarding the fees paid to NorthStar affiliates by the prior real estate programs.

Please see Tables III, IV and V under “Prior Performance Tables” in this prospectus for more information regarding the operating results of the prior real estate programs, information regarding the results of the prior real estate programs and information regarding the sales or disposals of investments by the prior real estate programs.

Table VI in Part II of the registration statement of which this prospectus is a part, titled “Acquisition of Assets,” provides additional information with respect to acquisitions by NorthStar and the prior real estate programs of real estate-related securities since 2006. We will provide a copy of Table VI to you upon written request and without charge.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain material federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that you, as a potential stockholder, may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury regulations promulgated thereunder; current administrative interpretations and practices of the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary of certain federal income tax consequences applies to you if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “— Taxation of Holders of Our Common Stock — Taxation of Tax-Exempt Shareholders” and “— Taxation of Holders of Our Common Stock — Taxation of Non-U.S. Shareholders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•	a non-U.S. corporation, non-U.S. trust, non-U.S. estate, or an individual who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

Under the recently enacted Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of (1) the individual’s net investment income or (2) the excess of the individual’s modified adjusted gross income over (a) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (b) $125,000 in the case of a married individual filing a separate return, or (c) $200,000 in the case of a single individual.

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

This summary generally does not discuss any alternative minimum tax considerations or any state, local or foreign tax considerations.

This summary of certain material federal income tax consideration is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of NorthStar Real Estate Investment Trust, Inc.

We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

REIT Qualification

We intend to elect to be taxable as a REIT commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements, we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “— Requirements for Qualification —General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify” below.

Provided that we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “2003 Act”) and subsequent legislation generally lowered the rate at which stockholders taxed as individuals are taxed on corporate dividends to a maximum of 15% (the same as long-term capital gains), for the 2003 through 2010 tax years. With limited exceptions, however, dividends received by stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which, pursuant to the 2003 Act, will be as high as 35% through 2010.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses;

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below;

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a sale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable federal corporate income tax rate (currently 35%);

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect the profitability of such gross income;

•	In the event of a failure of the asset tests (other than certain de minimis failures), as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests but will maintain our REIT qualification;

•	In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and that violation is due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure but will maintain our REIT qualification;

•	If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification — General”;

•	A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s length pricing standard;

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the 10-year period following the acquisition from the subchapter C corporation, unless the subchapter C corporation elects to treat the transfer of the assets to the REIT as a deemed sale;

•	The earnings of our lower-tier entities that are subchapter C corporations, if any, including domestic taxable REIT subsidiaries, are subject to federal corporate income tax; or

•	If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Similar rules apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “— Taxable Mortgage Pools.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.

We do not currently intend to hold REMIC residual interests or interests in taxable mortgage pools.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) which would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities); and

(7) which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We are not required to satisfy conditions (5) and (6) for the first taxable year in which we elect to be taxed as a REIT.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “— Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, similar relief is available in the case of certain violations of the REIT asset requirements (see “— Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we were to fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT. Even if such relief provisions were available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries.  If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries owned by the REIT, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”

In the event that one of our disregarded subsidiaries ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Taxable Subsidiaries.  A REIT may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS may be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

Income Tests

We must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property”; dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; certain income from qualified temporary investments; and gains from the sale of real estate assets, as well as income from some kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry select commercial real estate equity investments or to hedge certain foreign currency risks and that are clearly and timely identified as hedges will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue or through a TRS. We and our affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service is deemed to be at least 150% of the REIT’s direct cost of providing the service. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may hold mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the revenue procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the revenue procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We may invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may invest in participations in commercial real estate loans that we believe qualify for purposes of the REIT asset tests described below, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.

We intend to acquire CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in REMICs for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.

Asset Tests

At the close of each calendar quarter, we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” and certain other securities, as described below. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT’s total assets.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (i) any loan made to an individual or an estate, (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests we hold in a REMIC are generally treated as qualifying real estate assets, and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and our income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders.

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.

We may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of

$50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We expect that the commercial real estate-related debt securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities will not be qualifying assets for purposes of the 75% asset test.

We intend to monitor compliance on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of:

(1) 90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and net capital gains), and

(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.

In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.

If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to cure a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Income Tests” and “— Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals will generally be taxed at capital gains rates through 2010 and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions

We expect to enter into hedging transactions, from time to time, with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract are disregarded for purposes of the 75% and 95% gross income tests. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our loans are not secured by “real estate assets” (as described under “— Asset Tests”) or in other situations, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (iii) the entity has issued debt obligations (liabilities) that have two or more maturities, and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a TMP that is a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT. In that event, the TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. Although the Treasury Department has not yet issued regulations to govern the treatment of stockholders, a portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” This income would nonetheless be subject to the distribution requirements that apply to the REIT and could therefore adversely affect its liquidity. See “— Annual Distribution Requirements.” Moreover, the REIT’s excess inclusion income would be allocated among its stockholders. Recently issued IRS guidance indicates that excess inclusion income will be allocated among stockholders in proportion to dividends paid. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders. To the extent that common stock owned by “disqualified organizations” is held in street name by a broker-dealer or other nominee, the broker-dealer or nominee would be liable for a tax at the highest corporate rate on the portion of excess inclusion income allocable to the common stock held on behalf of the disqualified organizations. See “Taxation of NorthStar Real Estate Investment Trust, Inc. — Taxation of REITs in General” for a discussion of “disqualified organizations.” A regulated investment company or other pass-through entity owning common stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Tax-exempt investors, foreign investors, taxpayers with net operating losses, regulated investment companies, pass-through entities and broker-dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our common stock.

If a subsidiary partnership of ours (not wholly owned by us directly or indirectly through one or more disregarded entities), such as our operating partnership, were a TMP or owned a TMP, the foregoing rules would not apply. Rather, the TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements, e.g., by causing us to be treated as owning more than 10% of the securities of a C corporation. Because we intend to hold substantially all of our assets through our operating partnership, we will not acquire interests in taxable mortgage pools and will attempt to avoid securitization structures that may be treated as taxable mortgage pools.

Tax Aspects of Investments in Partnerships

We will hold investments through entities, including our operating partnership, that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See “— Effect of Subsidiary Entities — Ownership of Partnership Interests.” Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.

Entity Classification

Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “— Taxable Mortgage Pools.” If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “— Asset Tests” and “— Income Tests,” and in turn could prevent us from qualifying as a REIT. See “— Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of these partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners. These rules may apply to the contribution by us to our operating partnerships of the cash proceeds received in offerings of our stock. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Cash/Income Differences (Phantom Income)

It is expected that our operating partnership may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. It is also possible that certain debt instruments may provide for “payment-in-kind,” or PIK, interest which could give rise to “original issue discount” for federal income tax purposes. Moreover, pursuant to our involvement in public-private joint ventures with the U.S. Government, or otherwise, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with original issue discount to the extent the fair-market value of the modified debt is less than the principal amount of the outstanding debt. In the event that the debt is not considered to be “publicly traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire may be considered to have been issued with the original issue discount of the time it was modified.

In general, the operating partnership will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally the operating partnership is not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on the operating partnership’s disposition of the debt instrument may be treated as ordinary income rather than capital gain.

Finally, in the event that any debt instruments acquired by the operating partnership are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by the operating partnership encounters financial difficulty rendering it unable to pay stated interest as due, the operating partnership may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, the operating partnership may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that the operating partnership may recognize and allocate to us substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

State, Local and Foreign Taxes

We may be subject to state, local or foreign taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or foreign tax treatment of us may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders to be credited against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Taxation of Holders of Our Common Stock

The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.

Taxation of Taxable U.S. Shareholders

As used herein, the term “U.S. shareholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Taxation of U.S. Shareholders on Distributions on Our Common Stock.  As long as we qualify as a REIT, a taxable U.S. shareholder generally must take into account as ordinary income distributions made out of its current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.

Dividends paid to corporate U.S. shareholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 15% tax rate currently applicable for “qualified dividend income.” Legislation enacted in 2003 and 2006 reduced the maximum tax rate for qualified dividend income from 38.6% to 15% for tax years 2003 through 2010. Without future congressional action, the maximum tax rate on qualified dividend income will be 39.6% in 2011. Our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum rate of 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as TRSs; and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. shareholder to the extent that it does not exceed the adjusted tax basis of the U.S. shareholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted tax basis in its common stock, such shareholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pays the distribution during January of the following calendar year.

Shareholders may not include in their individual income tax returns any of a REIT’s net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner to offset income they derive from our common stock, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 15% tax rate applicable to capital gains of U.S. shareholders taxed at individual rates). We will notify shareholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Participants in our distribution reinvestment plan will be treated for tax purposes as having received a distribution equal to the fair market value on the date of distribution of the shares received even if they purchase the shares at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to the deemed distribution amount, but they will not receive cash distributions to pay such liability.

Taxation of U.S. Shareholders on the Disposition of Our Common Stock.  In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. shareholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of common stock held by such shareholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. shareholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. shareholder purchases other common stock within 30 days before or after the disposition.

Capital Gains and Losses.  A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 35%. However, the maximum tax rate on long-term capital gain applicable to U.S. shareholders taxed at individual rates is 15% (through 2010). The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding.  We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and IRAs, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. However, if a tax-exempt shareholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. In addition, dividends that are attributable to excess inclusion income, with respect to the REMIC residual interests or taxable mortgage pools, will constitute unrelated business taxable income in the hands of most tax-exempt shareholders. See “— Taxation of NorthStar Real Estate Investment Trust, Inc. — Taxable Mortgage Pools.” Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•	We qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “Taxation of NorthStar Real Estate Investment Trust, Inc. — Requirements for Qualification — General”); and

•	either: (i) one pension trust owns more than 25% of the value of our stock; or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Shareholders

The term “non-U.S. shareholder” means a holder of our common stock that is not a U.S. shareholder or a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. Non-U.S. shareholders are urged to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our common stock, including any reporting requirements.

Ordinary Dividends.  A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest”, or a USRPI, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Any dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See “— Taxation of NorthStar Real Estate Investment Trust, Inc. — Taxable Mortgage Pools.” If a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder furnishes to us an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. shareholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital Gain Dividends.  For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 35% withholding rate for distributions to non-US shareholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (i) our common stock is “regularly traded” on an established securities market in the United States; and (ii) the non-U.S. shareholder did not own more than 5% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-U.S. shareholders or subject to withholding tax.

Non-Dividend Distributions.  A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Dispositions of Our Common Stock.  A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we (i) are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied or (ii) are a domestically controlled qualified investment entity. We believe that we will not be a “United States real property holding corporation,” but no assurance can be provided that we will not become a “United States real property holding corporation” in the future. In addition, we believe that we will be a domestically controlled qualified investment entity, but we cannot assure you that we will be a domestically controlled qualified investment entity in the future. Even if we were a “United States real property holding corporation” and we were not a domestically controlled qualified investment entity, a non-U.S. shareholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by an employee benefit plan or an IRA or other arrangement subject to the Employee Retirement Income Security Act of 1974, or ERISA, and/or the Internal Revenue Code. This summary is based on the provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This summary does not address issues relating to government plans, church plans, and foreign plans that are not subject to ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code but that may be subject to similar requirements under other applicable laws. Such plans must determine whether an investment in our shares is in accordance with applicable law and the plan documents.

Each fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan, IRA or account (all of the foregoing referred to as a Benefit Plan or collectively as Benefit Plans), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	in the case of a Benefit Plan subject to ERISA, whether the investment is in accordance with ERISA’s fiduciary requirements, including the duty to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration, to invest plan assets prudently, and to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	the need to value the assets of the Benefit Plan annually;

•	whether the investment will ensure sufficient liquidity for the Benefit Plan;

•	whether the investment is made in accordance with Benefit Plan documents;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code; and

•	whether the investment will produce an unacceptable amount of unrelated business taxable income to the Benefit Plan (see “U.S. Federal Income Tax Considerations — Taxation of Holders of Our Common Stock — Taxation of Tax-Exempt Shareholders”).

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

In order to determine how ERISA and the Internal Revenue Code apply to an investment in our shares by a Benefit Plan, a Benefit Plan fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides generally that the term “plan assets” has the meaning as set forth in Department of Labor regulations. The Department of Labor has issued regulations that provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan under ERISA or the Internal Revenue Code when the plan invests in that entity, which we refer to as the Plan Asset Regulation. Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will not be treated as assets of a Benefit Plan investing therein if investment by Benefit Plans is insignificant as described below.

Exception for Insignificant Participation by Benefit Plan Investors.  The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by Benefit Plans investors is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject to Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Because we have elected to limit investments in us by Benefit Plan investors, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Other Prohibited Transactions

A prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975 of the Internal Revenue Code) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets” or provides investment advice for a fee with respect to plan assets. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (i) that the advice will serve as the primary basis for investment decisions and (ii) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA or similar account must provide an IRA (or other account) participant with a statement of the value of the IRA (or other account) each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.

We expect that we will engage our advisor to value our shares, though in the future we may hire a third party valuation firm for that purpose. Until 18 months after we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares; provided that if we have sold a material amount of assets and distributed the net sales proceeds to our stockholders, we will determine the estimated per share value by reducing the most recent per share offering price by the per share amount of such net proceeds which constituted a return of capital. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. (For purposes of this definition, we do not consider a

“public equity offering” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership).

When determining the estimated value of our shares from and after 18 months after the completion of our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining independent appraisals for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. The estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 450,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 400,000,000 shares are designated as common stock with a par value of $0.01 per share, and 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of the date of this prospectus, 24,039 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:          .

NorthStar Real Estate Income Trust, Inc.
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, Missouri 64121-9923

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held each year, beginning in 2010, on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer, the president or upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within 10 days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. The meeting must be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except as set forth in the next two paragraphs.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (i) the amendment of our charter, (ii) our dissolution or (iii) our merger or consolidation or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restriction on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year other than our first taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; (ii) any person or entity from owning or acquiring, directly or indirectly shares of our stock to the extent such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons.

Our charter provides that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (iii) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (iv) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise), or (ii) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any selling commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and will distribute any remaining amounts to the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT.

The ownership limits do not apply to a person or persons that the board of directors exempts from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first real estate-related investment. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates that will be paid on a monthly basis.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to repurchase shares of our common stock or fund performance-based fees or expenses, our ability to make distributions may be negatively impacted and, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Generally, our policy is to pay distributions from cash flow from operations. However, we can give no assurance that we will pay distributions solely from our funds from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds borrowings, or sales of assets. We have not established a cap on the use of proceeds to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. In addition, if we pay distributions from sources other than cash flow from operations, we will provide our Maryland stockholders with notice disclosing the sources of the distributions in both monetary and percentage terms. In order to provide additional funds to pay distributions to our stockholders at a rate of at least 8% per annum on stockholders’ invested capital before we have acquired a substantial portfolio of income-producing investments, our sponsor has agreed to purchase up to an aggregate of $10 million in shares of our common stock during the two-year period following commencement of this offering. However, we are not obligated by our governing documents nor can there be any assurance that we will pay any certain amount of distributions on stockholders’ invested capital, even during the two-year period following commencement of this offering. Moreover, if our sponsor’s financial condition suffers and it has insufficient cash from operations to meet its obligations, it may need to borrow money or use unrestricted cash in order to satisfy this commitment to us. If our sponsor is unable to obtain financing and cannot satisfy this commitment to us, or in the event that a NorthStar affiliate no longer serves as our advisor, which would result in the termination of our sponsor’s share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. Further, because our sponsor has committed to purchase shares of our common stock during the two-year period following commencement of this offering and not the two years following the commencement of our distribution payments, our distributions may not be supported for a full two years after we begin making distributions. After our distribution support agreement with our sponsor has terminated, we may not have sufficient funds available to pay distributions at the rate we had paid such distributions during preceding periods or at all.

If the distributions we pay for any calendar quarter exceed our AFFO for such quarter, our sponsor will purchase shares at the end of each calendar quarter for a purchase price equal to the amount by which the distributions paid exceed our AFFO for such quarter, up to an amount equal to an 8% cumulative, non-compounded annual return on stockholders’ invested capital prorated for such quarter. We define AFFO, as net income or loss (computed in accordance with GAAP and excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization) after adjustments for unconsolidated/uncombined partnerships and joint ventures and further adjusted for (i) normalized recurring capital expenditures, (ii) reversal of the effects of the straight-lining of rents and fair value lease revenue under SFAS 141R, (iii) the amortization or accrual of various deferred costs, including intangible assets and equity-based compensation and (iv) reversal of the effects of non-cash unrealized gains or losses. The purchase price for shares issued to our sponsor pursuant to this commitment will be equal to the per share price in our primary offering as of the purchase date, reduced by the selling commissions and dealer manager fee which are not payable in connection with such sales. As a result, the net proceeds to us from the sale of shares to our sponsor will be the same as the net proceeds we receive from other sales of shares in this offering. Our sponsor’s commitment to purchase shares as described above will terminate immediately in the event that NS Real Estate Income Trust Advisor or another affiliate of our sponsor no longer serves as our advisor.

In connection with the distribution support agreement, summarized financial information of our sponsor follows. Our sponsor is subject to the periodic reporting obligations of the Exchange Act.

The selected historical consolidated information presented for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 relates to our sponsor’s operations and has been derived from our sponsor’s audited consolidated financial statements. Our sponsor’s consolidated financial statements include the majority-owned subsidiaries which it controls. Where our sponsor has a non-controlling interest, such entity is reflected on an unconsolidated basis.

	Year Ended December 31,
	2009	2008	2007	2006	2005
	(In thousands, except share and per share amounts)

Statements of Operations Data:
Revenues:
Interest income	$142,213	$212,432	$292,131	$135,091	$40,043
Interest income — related parties	17,692	14,995	13,516	11,671	8,374
Rental and escalation income	98,857	108,266	91,301	35,683	11,403
Advisory and management fee income — related parties	7,295	12,496	7,658	5,906	4,813
Other revenue	736	16,494	6,242	5,874	464

Total revenues	266,793	364,683	410,848	194,225	65,097
Expenses:
Interest expense	121,461	190,712	241,287	103,639	32,568
Real estate properties — operating expenses	14,692	8,289	8,719	8,561	2,044
Asset management fees — related party	3,381	4,746	4,368	594	—
Fund raising fees and other joint venture costs	—	2,879	6,295	—	—
Impairment on operating real estate	—	5,580	—	—	—
Provision for loan losses	83,745	11200	——	—	—
General and administrative
Salaries and equity based compensation(I)	47,213	53,269	36,148	22,547	11,337
Auditing and professional fees	9,640	7,075	6,787	4,765	3,634
Other general and administrative	13,689	14,486	13,610	7,739	4,026

Total general and administrative	70,542	74,830	56,545	35,051	18,997
Depreciation and amortization	41,864	41,182	31,916	13,042	4,352

Total expenses	335,685	339,418	349,130	160,887	57,961
Income/(loss) from operations	(68,892)	25,265	61,718	33,338	7,136
Equity in (loss)/earnings of unconsolidated ventures	(1,809)	(11,918)	(11,684)	432	226
Unrealized gain/(loss) on investments and other	(209,976)	649,113	(4,330)	4,934	867
Realized gain on investments and other	128,461	37,699	3,559	1,845	2,160

Income/(loss) from continuing operations	(152,216)	700,159	49,263	40,549	10,389
Income from discontinued operations	1,844	2,170	1,047	798	547
Gain on sale of discontinued operations	13,799	—	—	445	28,852
Gain on sale of joint venture interest	—	—	—	279	—

Consolidated net income (loss)	(136,573)	702,329	50,310	42,071	39,788
Net income (loss) attributable to the non-controlling interests	6,293	(72,172)	(3,276)	(4,006)	(2,116)

	Year Ended December 31,
	2009	2008	2007	2006	2005
	(In thousands, except share and per share amounts)

Preferred stock dividends	(20,925)	(20,925)	(16,533)	(860)	—

Net income available to common stockholders	$(151,205)	$609,232	$30,501	$37,205	$37,672

Net income (loss) per share from continuing operations	(2.36)	9.62	0.48	0.91	0.38
income per share from discontinued operations (basic/diluted)	0.02	0.03	0.02	0.01	0.03
Gain per share on sale of discontinued operations and joint venture interest (basic/diluted)	0.18	—	—	0.02	1.33

Net income (loss) per share available to common stockholders
	$(2.16)	$9.65	$0.50	$0.94	$1.74

Common stock dividends declared	$0.55	$1.44	$1.43	$1.21	$0.53
Preferred stock dividends declared	20,925	20,925	16,533	860	—
Weighted average number of shares of common stock outstanding:
Basic	69,869,717	63,135,608	61,510,951	39,635,919	21,660,993
Diluted	77,193,083	70,136,783	65,086,953	44,964,455	27,185,013

(1)	The years ended December 31, 2009, 2008, 2007, 2006 and 2005 include $20,474, $24,680, $16,007, $9,080 and $5,847 in equity based compensation, respectively.

	December 31,
	2009	2008	2007	2006	2005
	(In thousands)

Balance Sheet Data
Operating real estate — net	$978,902	$1,127,000	$1,134,136	$468,608	$198,708
Available for sale securities, at fair value	336,220	221,143	549,522	788,467	149,872
Real estate debt investments, net	1,936,482	1,976,864	2,007,022	1,571,510	681,106
Real estate debt investments, held-for-sale	611	70,606	—	—	—
Corporate loan investments	—	—	457,139	—	—
Investments in and advances to
unconsolidated/uncombined ventures	38,299	101,507	33,143	11,845	5,458
Total assets	3,669,564	3,943,726	4,792,782	3,185,620	1,156,565
Mortgage notes and loans payable	795,915	910,620	912,365	390,665	174,296
Exchangeable senior notes	125,992	233,273	172,500	—	—
Bonds payable	584,615	468,638	1,654,185	1,682,229	300,000
Credit facilities	—	44,881	501,432	16,000	243,002
Secured term loans	368,865	403,907	416,934	—	—
Liability to subsidiary trusts issuing preferred
securities	167,035	69,617	286,258	213,558	108,258
Repurchase obligations	—	176	1,864	80,261	7,054
Total liabilities	2,210,924	2,329,966	4,152,248	2,502,990	863,862
Non-controlling interests	185,469	198,593	22,495	22,859	44,278
Stockholders’ equity	1,273,171	1,415,167	618,039	659,771	248,425
Total liabilities and stockholders’ equity	$3,669,564	$3,943,726	$4,792,782	$3,185,620	$1,156,565

	Year Ended December 31,
	2009	2008	2007	2006	2005
	(In thousands)

Other Data:
Cash Flow from:
Operating activities from continuing operations	$54,518	$87,612	$102,238	$53,998	$849,625
Investing activities	125,559	(110,708)	(2,373,929)	(1,852,961)	(881,090)
Financing activities	(175,188)	3,306	2,380,767	1,815,828	11,630

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have cash otherwise distributable to you invested in additional shares of our common stock. Shares issued pursuant to our distribution reinvestment plan are being offered at a 5% discount from the price of shares offered in our primary offering at $9.50 per share. From and after 18 months after the completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC. At that time, shares issued pursuant to our distribution reinvestment plan will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. You may also withdraw at any time, without penalty, by delivering written notice to us. We may amend or terminate the distribution reinvestment plan for any reason, except that we may not amend the distribution reinvestment plan to eliminate a participant’s ability to withdraw from the distribution reinvestment plan, at any time upon 10 days prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (i) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (ii) this offering and any future offering pursuant to our distribution reinvestment plan terminate, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (iii) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Holders of common units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by our operating partnership invested in our common stock at the current price for which shares are being offered pursuant to our distribution reinvestment plan.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will be treated for tax purposes as having received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders” in the case of a taxable

U.S. stockholder (as defined therein) and as described under “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Shareholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Repurchase Program

Our share repurchase program provides an opportunity for you to have your shares of common stock repurchased by us, subject to certain restrictions and limitations. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC.

Prior to the date that we establish an estimated value per share of our common stock, the prices at which we will initially repurchase shares are as follows:

Repurchase Price as a
Share Purchase Anniversary	Percentage of Purchase Price

Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we may not repurchase shares unless you have held the shares for one year. We will repurchase shares within two years of death or “qualifying disability” of a stockholder at the higher of the price paid for the shares or our estimated per share value. The board of directors, in its sole discretion, shall make the determination of whether a stockholder has a qualifying disability after receiving written notice from the stockholder. Generally, the board of directors will consider a stockholder to have a qualifying disability if he or she is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the stockholder’s employer. We must receive written notice within 180 days after such stockholder’s qualifying disability.

After the date that we establish an estimated value per share of our common stock, we will repurchase shares at 95% of the estimated value per share.

Repurchase of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the repurchase date. Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date.

We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, we plan to repurchase the shares of our common stock on a pro rata basis on the repurchase date. In addition, if we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any unredeemed shares, you can: (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

We are not obligated to repurchase shares of our common stock under the share repurchase program. We presently intend to limit the number of shares to be repurchased to (i) 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (ii) those that could be funded from the net proceeds of the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder. There is no fee in connection with a repurchase of shares of our common stock.

The aggregate amount of repurchases under our share repurchase program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund repurchase requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets.

In addition, the board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon 10 days notice except that changes in the number of shares that can be redeemed during any calendar year will take effect only upon 10 business days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.

Liquidity Events

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or roll-off to scheduled maturity of our assets, a sale or merger of the company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Our board of directors has adopted a resolution opting out of these provisions. Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to opt into these provisions in the future.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of the stockholders, nomination of individuals for election to the board of directors and the proposal of business to be considered by the stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to provide that, at such time as we are subject to Subtitle 8, vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Tender Offers

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for a person to conduct a tender offer to one of our stockholders, our charter requires that the person comply with Regulation 14D of the Exchange Act, and provide the Company notice of such tender offer at least 15 business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant offeror’s shares and any shares acquired in such tender offer. The noncomplying offeror shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Restrictions on Roll-up Transactions

Until our shares are listed on a national securities exchange, our charter requires that we follow the policy set forth below with respect to any “roll-up transaction.” In connection with any proposed transaction considered a “roll-up transaction” involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all assets must be obtained from a competent independent appraiser. The assets must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•	a transaction involving our conversion into corporate trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our stockholder voting rights; the term of our existence; compensation to our advisor or its affiliates; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote “no” on the proposal a choice of:

•	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investors’ right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our stockholders.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.

Subject to availability, you may authorize us to provide such periodic updates electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

THE OPERATING PARTNERSHIP AGREEMENT

We have summarized the material terms and provisions of the partnership agreement of NorthStar Real Estate Income Trust Operating Partnership, LP. This summary is not complete. For more detail, you should refer to the operating partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Management of the Operating Partnership

Our operating partnership is a newly formed Delaware limited partnership. We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest.

We are the sole general partner of our operating partnership. Our advisor has contributed $1,000 to our operating partnership in exchange for common units, and NorthStar OP Holdings has invested $1,000 in exchange for special units. Our advisor and NorthStar OP Holdings are currently the only limited partners. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. For purposes of satisfying the asset and gross income tests for qualification as a REIT for federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the company.

A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. Neither NorthStar OP Holdings nor any other limited partner of our operating partnership may transact business for our operating partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Pursuant to an advisory agreement with our advisor, however, we have delegated to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

NorthStar OP Holdings and our advisor have expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit, and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

Capital Contributions

We intend to contribute the net proceeds from this offering, which are not used or retained to pay the fees and expenses attributable to our operations, to our operating partnership as capital contribution in exchange for additional partnership units. These capital contributions will be reflected in our capital account in our operating partnership.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us, our operating partnership may borrow funds from a financial institution or other lender. In addition, our operating partnership may admit additional limited partners whose investments may be subject to different management fees and redemption arrangements if our board of directors concludes in good faith that such admittance is in our best interest.

Operations

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (ii) avoid any federal income or excise tax liability and (iii) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement generally provides that, except as provided below with respect to the special units and except upon liquidation of our operating partnership, our operating partnership will distribute cash to the partners of our operating partnership in accordance with their relative partnership units, on a monthly basis (or, at our election, more or less frequently), in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special units, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner’s positive account balance.

The holder of the special units will be entitled to distributions from our operating partnership equal to 15% of the net cash flows received by our operating partnership, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, after the other partners, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus an 8% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our operating partnership made to the holder of the special units in connection with the amounts payable with respect to the special units, including amounts payable upon redemption of the special units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our operating partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 8% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

Redemption Rights

The holders of common units (other than us and the holder of the special units) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. If we elect to redeem common units for cash, the cash delivered will generally equal the amount the limited partner would have received if its common units were redeemed for shares of our common stock and then such shares were subsequently repurchased pursuant to our share repurchase program. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter. The special units will be redeemed for a specified amount upon the earliest of: (i) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement or (ii) a listing liquidity event. If the triggering event is a listing of our shares, the amount of the payment will be (i) in the event of a listing on a national securities exchange only, based on the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30 day period beginning 120 days after such listing event or (ii) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering. If the triggering event is the termination of the advisory agreement other than for cause, the amount of the payment will be based on the net asset value of our assets as determined by an independent valuation. According to the terms of the partnership agreement, internalization of our advisor would result in the redemption of the special units because the advisory agreement would be terminated upon internalization of the advisory agreement. However, as part of the negotiated consideration for the internalization, the special unit holder might agree to amend or waive the redemption feature.

Subject to the foregoing, holders of common units (other than us and the holders of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Issuance of Additional Limited Partnership Interests

As sole general partner of our operating partnership, we have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests.

Transferability of Operating Partnership Interests

We may not (i) voluntarily withdraw as the general partner of our operating partnership, (ii) engage in any merger, consolidation or other business combination or (iii) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than our advisor and its affiliates. With certain exceptions, the holders of common units may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are our operating partnership’s tax matters partner and, as such, have the authority to make tax elections under the Internal Revenue Code on our operating partnership’s behalf.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of $2,000,000 in shares and a maximum of $1,000,000,000 in shares of our common stock on a “best efforts” basis through NRF Capital Markets, our dealer manager. Because this is a “best efforts” offering, NRF Capital Markets must use only its best efforts to sell the shares in our primary offering and has no firm commitment or obligation to purchase any of our shares. Shares of our common stock sold in the primary offering are being offered at $10.00 per share. All shares offered in the primary offering are subject to discounts available for certain categories of purchasers as described below. We are also offering up to $100,000,000 in shares issuable pursuant to our distribution reinvestment plan. Any shares purchased pursuant to our distribution reinvestment plan will be sold at $9.50 per share. From and after 18 months after the completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in the annual and quarterly reports that we publicly file with the SEC. At that time, shares issued pursuant to our distribution reinvestment plan will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow–on public offerings.

We expect to sell the $1,000,000,000 in shares offered in our primary offering over a two-year period. If we have not sold all of the primary offering shares within two years, we may continue this offering until          , 2013. Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as          , 2014 If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold $100,000,000 in shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Our dealer manager, NRF Capital Markets, is a newly formed company with no operating history. NRF Capital Markets is a securities broker-dealer registered with the SEC and a member firm of FINRA. The principal business of NRF Capital Markets is to sell the securities offered by programs sponsored by our sponsor. NRF Capital Markets is indirectly owned and controlled by our sponsor. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management — Affiliated Dealer Manager,” and “Conflicts of Interest — Affiliated Dealer Manager” and “— Certain Conflict Resolution Measures.”

Minimum Offering

Subscription proceeds will be placed in escrow with Wells Fargo Bank, N.A., as escrow agent, until such time as subscriptions representing $2,000,000 in shares have been received and accepted by us. Shares purchased by our executive officers and directors, our dealer manager and our advisor or its affiliates will not count toward the minimum offering requirements. Stockholder subscription payments will be deposited into an interest-bearing escrow account at the escrow agent at or prior to the end of the next business day following our receipt of both a check and a completed subscription agreement. Subscription payments held in the escrow account will be invested in bank money-market accounts that have deposits insured by the FDIC which can be readily sold or otherwise disposed of for cash. During the period in which we hold subscription payments in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow, and, as such, the amount to be returned to any subscriber will not be reduced for costs.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without interest and without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $4,000 in shares of our common stock. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement.

If we do not meet the minimum offering requirements within one year from the date of this prospectus, (i) the escrow agent will promptly notify us, (ii) this offering will be terminated and (iii) the subscription payments held in the escrow account will be promptly returned with interest. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 or other tax form applicable from each subscriber. In the event that a subscriber fails to remit an executed IRS Form W-9 or other applicable tax form to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent may be required to deduct a back-up withholding tax from the earnings attributable to such subscriber in accordance with the applicable federal tax rules.

We have no right to extend the period in which the minimum offering requirements must be met. If we meet the minimum offering requirements within one year after the date of this prospectus, initial subscribers will be admitted as stockholders and the funds held in escrow will be transferred to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account, without reduction for fees. Once the minimum offering requirements are met, investors whose subscriptions are accepted will be admitted as stockholders on the day upon which their subscriptions are accepted. We may continue to offer shares of our common stock until two years from the date of this prospectus, unless extended. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, NRF Capital Markets will receive selling commissions of 7% of the gross offering proceeds from shares sold in our primary offering. NRF Capital Markets will also receive 3% of the gross primary offering proceeds as compensation for acting as the dealer manager. We will not pay any selling commissions or dealer manager fees for shares sold under our distribution reinvestment plan.

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer. The dealer manager may also reallow a portion of its dealer manager fee to any participating broker-dealer as a marketing fee. The amount of the reallowance to any participating broker-dealer will be based upon prior or projected volume of sales and the amount of marketing assistance anticipated to be provided in the offering. In addition, to the extent we do not pay the full sales commission or dealer manager fee for shares sold in the primary offering, we may also reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of our primary offering, as required by the rules of FINRA.

We may also sell shares at a discount to the primary offering price through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee;”

•	has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 7% discount, or at $9.30 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels. Neither the dealer manager nor its affiliates will compensate any person engaged as a financial advisor by a potential investor as an inducement for such financial advisor to advise favorably for an investment in us.

If an investor purchases shares in the offering net of commissions through a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our common stock. The investor must include the “Request for Broker Dealer Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee and the investor must include support for the amount of his or her annual custodial fee with the subscription agreement.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and
Participating Broker-Dealer Compensation

Selling commissions (maximum)	$70,000,000
Dealer manager fee (maximum)	$30,000,000

Total	$100,000,000

Subject to the cap on organization and offering expenses described below, we will also reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices. We estimate this expense reimbursement will be a maximum of approximately $500,000.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions and the dealer manager fee (excluding reimbursement for accountable bona fide invoiced due diligence expenses), may not exceed 10% of our gross proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent the organization and offering expenses incurred by us exceed 15% of our gross proceeds from the applicable offering. However, we expect our total organization and offering expenses to be approximately 1.5% of our gross offering proceeds, assuming we raise the maximum offering amount.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.

Special Discounts

The dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, company executives, surveyors, attorneys and similar individuals, and others to the extent consistent with applicable laws and regulations. We will sell such shares at a 10% discount, or at $9.00 per share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares. Purchases under this “friends and family” program will count toward meeting the minimum offering threshold.

Our executive officers and directors, as well as officers and employees of our advisor and our advisor’s affiliates, at their option, also may purchase the shares offered hereby in our primary offering at a discount from the public offering price, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. We will sell such shares at a 10% discount, or at $9.00 per share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares. Shares purchased by our executive officers and directors, our dealer manager and our advisor or its affiliates will not count toward the minimum offering threshold.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives at a purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

We are offering volume discounts to investors who purchase more than $500,000 of shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions we will pay will be reduced. Because the dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales will be reduced.

Assuming a public offering price of $10.00 per share, the following table shows the discounted price per share for volume sales of our primary shares for the shares sold in our primary offering:

		Percentage
	Purchase Price	Based on	Commission	Dealer
	per Share	$10.00	Amount	Manager Fee	Net Proceeds
Dollar Volume Purchased	to Investor	per Share	per Share	per Share	per Share

$500,000 or less	$10.00	7.0%	$0.70	$0.30	$9.00
$500,001-$1,000,000	$9.90	6.0%	$0.60	$0.30	$9.00
$1,000,001-$2,000,000	$9.80	5.0%	$0.50	$0.30	$9.00
$2,000,001-$3,000,000	$9.70	4.0%	$0.40	$0.30	$9.00
$3,000,001-$5,000,000	$9.60	3.0%	$0.30	$0.30	$9.00
Over $5,000,000	$9.50	2.0%	$0.20	$0.30	$9.00

We will apply the reduced selling price and selling commission to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of

250,000 shares in a single transaction would result in a purchase price of $2,425,000 ($9.70 per share), selling commissions of $100,000 and dealer manager fees of $75,000.

To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Purchase” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in selling commissions and/or the dealer manager fee, the volume discount will apply only to the current and future investments.

To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 491(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Regardless of any reduction in commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchase paid $10.00 per share. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Please note that although you will be permitted to participate in the distribution reinvestment plan, if you qualify for the discounts and fee waivers described above, you may be able to receive a lower price on subsequent purchases in this offering than you would receive if you participate in our distribution reinvestment plan and have your distributions reinvested at the price offered thereunder.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “U.S. Federal Income Tax Considerations” have been reviewed by and our qualifications as a REIT for federal income tax purposes has been passed upon by Alston & Bird LLP, Atlanta, Georgia.

EXPERTS

The consolidated balance sheet of NorthStar Real Estate Income Trust, Inc. as of December 31, 2009 included in this preliminary prospectus and elsewhere in the registration statement has been so included in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving the said report.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the effectiveness of the registration statement, we will be subject to the informational reporting requirements of the Exchange Act, and under the Exchange Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

NorthStar Real Estate Income Trust, Inc.
Attn: Investor Relations
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.northstarreit.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS OF NORTHSTAR REAL ESTATE INCOME TRUST, INC.
AND SUBSIDIARY

Condensed Consolidated Balance Sheets as of March 31, 2010 (unaudited) and December 31, 2009	F-2
Unaudited condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2010 and For the Period From January 26, 2009(inception) to December 31, 2009	F-3
Unaudited condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2010 and For the Period From January 26, 2009(inception) to December 31, 2009	F-4

Notes to Condensed Consolidated Financial Statements	F-5

Report of Independent Registered Public Accounting Firm	F-9
Balance Sheet as of December 31, 2009	F-10
Notes to Balance Sheet	F-11

NorthStar Real Estate Income Trust, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2010	2009
	(unaudited)

Assets
Cash	$162,512	$202,004

Total Assets	162,512	202,004

Liabilities:
Accounts payable and accrued expenses	13,582	—
Equity:
Common stock, $0.01 par value per share; 400,000,000 shares authorized, 24,039 shares issued and outstanding at March 31, 2010 and December 31, 2009	240	240
Additional paid-in capital	94,678	199,764
Retained earnings	52,543	—

Total NorthStar Real Estate Income Trust, Inc. stockholder’s equity	147,461	200,004
Non-controlling interest	1,469	2,000

Total liabilities and equity	$162,512	$202,004

See accompanying notes to condensed consolidated financial statements.

NorthStar Real Estate Income Trust, Inc. and Subsidiary

Condensed Consolidated Statements of Operations
(unaudited)

		Period From
		January 26,
	Three Months	2009
	Ended	(inception) to
	March 31,	December 31,
	2010	2009

Expenses:
Other general and administrative	53,074	—

Total expenses	53,074	—
Consolidated net income (loss)	(53,074)	—
Net income (loss) attributable to the non-controlling interests	531	—

Net income (loss) attributable to NorthStar Real Estate Income Trust, Inc. common stockholders	$(52,543)	$—

See accompanying notes to condensed consolidated financial statements.

NorthStar Real Estate Income Trust, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows
(unaudited)

		Period From
		January 26,
	Three Months	2009
	Ended	(inception) to
	March 31,	December 31,
	2010	2009

Cash flows from operating activities:
Net Loss	$(52,543)	$—
Adjustments to reconcile net loss to net cash used in operating activities
Non-controlling interest	(531)
Changes in assets and liabilities
Accounts payable	13,582	—

Net cash used in operating activities	(39,492)	—
Cash flows from financing activities:
Contributions	—	202,004

Net cash provided by financing activities	—	202,004

Net (decrease)/increase in cash	(39,492)	202,004
Cash, beginning of period	202,004	—

Cash, end of period	$162,512	$202,004

See accompanying notes to condensed consolidated financial statements.

NORTHSTAR REAL ESTATE INCOME TRUST, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Formation and Organization

NorthStar Real Estate Income Trust, Inc. (the “Company”) was formed on January 26, 2009, as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”). The Company was organized primarily to acquire commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments. As of March 31, 2010, the Company has not begun operations.

The Company has the authority to issue 400,000,000 shares of common stock with a par value $0.01 per share, and 50,000,000 shares of preferred stock, $.01 par value per share. The Company’s board of directors is authorized to amend its charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. On February 19, 2009, the Company sold 24,039 shares of common stock to NRFC Sub-REIT Corp., a wholly-owned subsidiary of the NorthStar Realty Finance Corp. (the “Sponsor”), for an aggregate purchase price of $200,004.

Substantially all of the Company’s business will be conducted through NorthStar Real Estate Income Trust Operating Partnership, LP, the Company’s operating partnership (the “OP”). The Company is the sole general partner of the OP. The initial limited partners of the OP are NS Real Estate Income Trust Advisor, LLC (the “Advisor”), a Delaware limited liability company and NorthStar OP Holdings, LLC, a Delaware limited liability company (the “Special Unit Holder”). The Advisor has invested $1,000 in the OP in exchange for common units and the Special Unit Holder has invested $1,000 in the OP and has been issued a separate class of limited partnership units (the “Special Units”), which is recorded as non-controlling interest in the consolidated balance sheet as of March 31, 2010. As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds from the continuous public offering to the OP as a capital contribution.

2.	Summary of Significant Accounting Policies

The accompanying condensed consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared under accounting principles generally accepted in the United States have been condensed or omitted. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. The operating results presented for interim period is not necessarily indicative of the results that may be expected for any other interim period or for the entire year.

Principles of Consolidation

The consolidated financial statement includes accounts of the Company, and its majority owned subsidiary, which is controlled by the Company. All significant intercompany balances have been eliminated in consolidation.

Estimates

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates.

NORTHSTAR REAL ESTATE INCOME TRUST, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments that have remaining maturity dates of three months or less when purchased to be cash equivalents. The Company’s cash and cash equivalents balance may exceed federally insurable limits of $250,000 per institution. The Company mitigates this risk by depositing funds with a major financial institution. There are no restrictions on the use of the Company’s cash as of March 31, 2010.

Organization, Offering and Related Costs

Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company are initially being paid by the Advisor or its affiliates on behalf of the Company. These organization and offering costs include all expenses (other than selling commissions and the dealer manager fee) to be paid by the Company in connection with the formation of the Company and the qualification and registration of the offering, and the marketing and distribution of shares, including, without limitation, total underwriting and brokerage discounts and commissions (including the fees of the underwriters’ attorneys), expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephones and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company anticipates that, pursuant to the Advisory Agreement, the Company will be obligated to reimburse the Advisor, or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor would be obligated to reimburse the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by the Company in the offering exceed 15% of gross offering proceeds.

In the event the minimum number of shares of the Company’s common stock is not sold to the public, the Company will terminate the offering and will have no obligation to reimburse the Advisor, NRF Capital Markets, LLC (the “Dealer Manager”) or their affiliates for any organization and offering costs. As of March 31, 2010, the Advisor has incurred organization and offering costs of approximately $2,459,096 on behalf of the Company. These costs are not recorded in the financial statements of the Company as of March 31, 2010 because such costs are not a liability of the Company until the Advisory Agreement is executed and the minimum number of shares of the Company’s common stock is issued, and such costs will only become a liability of the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the public offering. When recorded by the Company, organization costs will be expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholders’ equity as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from the gross proceeds of the public offering.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such, commencing with the taxable year in which the Company satisfies the minimum offering requirements. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to federal income tax to the

NORTHSTAR REAL ESTATE INCOME TRUST, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

3.	Related Party Arrangements

NS Real Estate Income Trust Advisor, LLC

Subject to certain restrictions and limitations, the Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Advisor and certain affiliates of the Advisor will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

The Advisor will receive up to 15% of the gross offering proceeds for reimbursement of organization and offering expenses. The Advisor will be responsible for the payment of organization and offering expenses, other than selling commissions and dealer manager fees and to the extent they exceed 15% of gross offering proceeds, without recourse against or reimbursement by the Company.

The Advisor, or its affiliates, will also receive an acquisition fee equal to 1% of the amount funded by the Company to acquire or originate commercial real estate loans or the amount invested in the case of other real estate investments including any acquisition and origination expenses and any debt attributable to such investments.

The Company will pay the Advisor a monthly asset management fee of one-twelfth of 1.25% of the sum of the cost of all investments made and of the Company’s investments in joint ventures, including acquisition fees, acquisition and origination expenses and any debt attributable to such investments, less any principal repaid by borrowers on the Company’s debt investments (or the Company’s proportionate shares thereof in the case of debt investments made through joint ventures). For substantial assistance in connection with the sale of investments, the Company will pay the Advisor or its affiliate a disposition fee of 1% of the contract sales price of each commercial real estate loan, commercial real estate-related debt security or select commercial real estate equity investment sold, including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of the Company as part of a securitization transaction. The Company will not pay a disposition fee upon the maturity, prepayment, workout modification or extension of a loan or other debt-related investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of (1) 1% of the principal amount of the loan or debt-related investment prior to such transaction or (2) the amount of the fee paid by the borrower in connection with such transaction. If the Company takes ownership of a property as a result of a workout or foreclosure of a loan, the Company will pay a disposition fee upon the sale of such property.

The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of its average invested assets or (2) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period. Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation

NORTHSTAR REAL ESTATE INCOME TRUST, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

NRF Capital Markets, LLC

Pursuant to a dealer manager agreement, the Dealer Manager will receive selling commissions of up to 7% of gross offering proceeds. The Dealer Manager may reallow all or a portion of such selling commissions earned to participating broker-dealers. In addition, the Company will pay the Dealer Manager a dealer manager fee of 3% of gross offering proceeds, a portion of which may be reallowed to participating broker dealers. No selling commissions or dealer manager fee will be paid for sales under the distribution reinvestment plan.

4.	Operating Expenses

For the three months ended March 31, 2010, the Company incurred $53,074 in general and administrative expenses which consisted primarily of director and consulting fees.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholder
NorthStar Real Estate Income Trust, Inc.

We have audited the accompanying consolidated balance sheet of NorthStar Real Estate Income Trust, Inc. (a Maryland corporation) and its subsidiary (collectively the “Company”) as of December 31,2009. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of NorthStar Real Estate Income Trust, Inc. as of December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/  Grant Thornton LLP

New York, New York
March 16, 2010

NorthStar Real Estate Income Trust, Inc. and Subsidiary

Consolidated Balance Sheet
December 31, 2009

Assets
Cash	$202,004

Total Assets	$202,004

Equity:
Common stock, $0.01 par value per share; 200,000 shares authorized, 24,039 shares issued and outstanding	240
Additional paid-in capital	199,764

Total NorthStar Real Estate Income Trust, Inc. stockholder’s equity	200,004
Non-controlling interest	2,000

Total equity	$202,004

The accompanying notes are an integral part of this consolidated balance sheet.

NORTHSTAR REAL ESTATE INCOME TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET
December 31, 2009

1.	Formation and Organization

NorthStar Real Estate Income Trust, Inc. (the “Company”) was formed on January 26, 2009, as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”). The Company was organized primarily to acquire commercial real estate loans, commercial real estate-related debt securities and select commercial real estate equity investments. As of December 31, 2009, the Company has not begun operations.

The Company has the authority to issue 200,000 shares of common stock with a par value $0.01 per share. The Company’s board of directors is authorized to amend its charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. The Company’s charter will be amended prior to effectiveness of its public offering to, among other things, authorize the issuance of 400,000,000 shares of common stock, $.01 par value per share, and 50,000,000 shares of preferred stock, $.01 par value per share. On February 19, 2009, the Company sold 24,039 shares of common stock to NRFC Sub-REIT Corp., a wholly-owned subsidiary of the NorthStar Realty Finance Corp. (the “Sponsor”), for an aggregate purchase price of $200,004.

Substantially all of the Company’s business will be conducted through NorthStar Real Estate Income Trust Operating Partnership, LP, the Company’s operating partnership (the “OP”). The Company is the sole general partner of the OP. The initial limited partners of the OP are NS Real Estate Income Trust Advisor, LLC (the “Advisor”), a Delaware limited liability company and NorthStar OP Holdings, LLC, a Delaware limited liability company (the “Special Unit Holder”). The Advisor has invested $1,000 in the OP in exchange for common units and the Special Unit Holder has invested $1,000 in the OP and has been issued a separate class of limited partnership units (the “Special Units”), which is recorded as non-controlling interest in the consolidated balance sheet as of December 31, 2009. As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds from the continuous public offering to the OP as a capital contribution.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Principles of Consolidation

The consolidated financial statement includes accounts of the Company, and its majority owned subsidiary, which is controlled by the Company. All significant intercompany balances have been eliminated in consolidation.

Estimates

The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates.

NORTHSTAR REAL ESTATE INCOME TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET
December 31, 2009 — (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments that have remaining maturity dates of three months or less when purchased to be cash equivalents. The Company’s cash and cash equivalents balance may exceed federally insurable limits of $250,000 per institution. The Company mitigates this risk by depositing funds with a major financial institution. There are no restrictions on the use of the Company’s cash as of December 31, 2009.

Organization, Offering and Related Costs

Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company are initially being paid by the Advisor or its affiliates on behalf of the Company. These organization and offering costs include all expenses (other than selling commissions and the dealer manager fee) to be paid by the Company in connection with the formation of the Company and the qualification and registration of the offering, and the marketing and distribution of shares, including, without limitation, total underwriting and brokerage discounts and commissions (including the fees of the underwriters’ attorneys), expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephones and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company anticipates that, pursuant to the Advisory Agreement, the Company will be obligated to reimburse the Advisor, or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor would be obligated to reimburse the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by the Company in the Offering exceed 15% of gross offering proceeds.

In the event the minimum number of shares of the Company’s common stock is not sold to the public, the Company will terminate the offering and will have no obligation to reimburse the Advisor, the Dealer Manager or their affiliates for any organization and offering costs. As of December 31, 2009, the Advisor has incurred organization and offering costs of approximately $1,885,962 on behalf of the Company. These costs are not recorded in the financial statements of the Company as of December 31, 2009 because such costs are not a liability of the Company until the Advisory Agreement is executed and the minimum number of shares of the Company’s common stock is issued, and such costs will only become a liability of the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the public offering. When recorded by the Company, organization costs will be expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholders’ equity as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from the gross proceeds of the public offering.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such, commencing with the taxable year in which the Company satisfies the minimum offering requirements. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles ). As a REIT, the Company generally will not be subject to federal income tax to the

NORTHSTAR REAL ESTATE INCOME TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET
December 31, 2009 — (Continued)

extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

3.	Related Party Arrangements

NS Real Estate Income Trust Advisor, LLC

Subject to certain restrictions and limitations, the Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Advisor and certain affiliates of the Advisor will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

The Advisor will receive up to 15% of the gross offering proceeds for reimbursement of organization and offering expenses. The Advisor will be responsible for the payment of organization and offering expenses, other than selling commissions and dealer manager fees and to the extent they exceed 15% of gross offering proceeds, without recourse against or reimbursement by the Company.

The Advisor, or its affiliates, will also receive an acquisition fee equal to 1% of the amount funded by the Company to acquire or originate commercial real estate loans or the amount invested in the case of other real estate investments including any acquisition and origination expenses and any debt attributable to such investments.

The Company will pay the Advisor a monthly asset management fee of one-twelfth of 1.25% of the sum of the cost of all investments made and of the Company’s investments in joint ventures, including acquisition fees, acquisition and origination expenses and any debt attributable to such investments, less any principal repaid by borrowers on the Company’s debt investments (or the Company’s proportionate shares thereof in the case of debt investments made through joint ventures). For substantial assistance in connection with the sale of investments, the Company will pay the Advisor or its affiliate a disposition fee of 1% of the contract sales price of each commercial real estate loan, commercial real estate-related debt security or select commercial real estate equity investment sold, including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of the Company as part of a securitization transaction. The Company will not pay a disposition fee upon the maturity, prepayment, workout modification or extension of a loan or other debt-related investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of (i) 1% of the principal amount of the loan or debt-related investment prior to such transaction or (ii) the amount of the fee paid by the borrower in connection with such transaction. If the Company takes ownership of a property as a result of a workout or foreclosure of a loan, the Company will pay a disposition fee upon the sale of such property.

The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of its average invested assets or (2) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period.

NORTHSTAR REAL ESTATE INCOME TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET
December 31, 2009 — (Continued)

Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

NRF Capital Markets, LLC

Pursuant to a dealer manager agreement, the Dealer Manager will receive selling commissions of up to 7% of gross offering proceeds. The Dealer Manager may reallow all or a portion of such selling commissions earned to participating broker-dealers. In addition, the Company will pay the Dealer Manager a dealer manager fee of 3% of gross offering proceeds, a portion of which may be reallowed to participating broker dealers. No selling commissions or dealer manager fee will be paid for sales under the distribution reinvestment plan.

4.	Subsequent Events

On March 5, 2010, the Company filed its amended charter in Maryland, which, among other things, authorizes the issuance of 400,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share.

On March 17, 2010 the Company entered into the Advisory Agreement with the OP, the Advisor and the Sponsor.

APPENDIX A:
PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by NorthStar Realty Finance Corp. (the “Sponsor”) and its affiliates, collectively referred to herein as the prior real estate programs. These programs of the Sponsor and its affiliates focus on investments in commercial real estate debt, commercial real estate securities and net lease properties. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all prior real estate programs include providing investors with (i) exposure to investment in commercial real estate-related securities and (ii) current income.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2009. The following tables are included herein:

Table I —	Experience in Raising and Investing Funds (As a Percentage of Investment)
Table II —	Compensation to Sponsor (in Dollars)
Table III —	Annual Operating Results of Prior Real Estate Programs
Table IV —	Results of Completed Programs
Table V —	Sales or Disposition of Assets

Additional information relating to the acquisition of real estate-related securities by the Sponsor and prior real estate programs is contained in Table VI, which is included in Part II of the registration statement which NorthStar Real Estate Income Trust, Inc. has filed with the SEC of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

Table I presents information showing the experience of the Sponsor and affiliates in raising and investing funds for prior real estate programs. Information is included for offerings with similar investment objectives that have closed during the three years ended December 31, 2009. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2009.

			NorthStar Real Estate
	NorthStar Realty		Securities Opportunity
	Finance Corp.		Fund, L.P.

Dollar Amount Offered	$898,432,000		$250,000,000
Percentage Amount Raised	100%		100	%(1)
Less Offering Expenses:
Selling Commissions	4.1%		2.4%
Organizational Expenses	—		0.7%
Other	—		—
Reserves
Percent available for investment	95.9%		96.9%
Acquisition Costs:
Prepaid items and fees related to acquisition of investments	—		—
Cash Down Payment	263.6	%(2)	74.8	%(2)
Acquisition Fees	—		—
Other	—		—
Total Acquisition Cost	911.9%		126.8%
Percent leverage (mortgage financing divided by total acquisition cost)	71.1	%(3)	41.0%
Date Offering Began	10/29/2004		6/29/2007
Length of Offering (In Days)	—		3
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	—		1

(1)	The percentage amount raised represents 53.6% of the dollar amount offered.

(2)	The percentage amount of cash down payment includes re-invested proceeds from income earned, sales or disposition of assets.

(3)	The total acquisition cost includes approximately $5.8 billion in borrowings which were used to finance asset purchases.

TABLE II

COMPENSATION TO SPONSOR
(UNAUDITED)

Table II provides a summary of the amount and type of compensation paid to the Sponsor and affiliates related to prior real estate programs with similar investment objectives that have conducted offerings which have closed during the three years ended December 31, 2009. Also included is a summary of the amount and types of compensation paid to the Sponsor and affiliates related to all other prior real estate programs during this period, presented on an aggregate basis. All figures are as of December 31, 2009.

.

NorthStar
Real Estate
	NorthStar		Securities
	Realty Finance		Opportunity
	Corp.		Fund, L.P.

Date Offering Commenced	10/29/2004		6/29/2007
Dollar Amount Raised	$898,432,000		$134,000,000
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees	—		—
Acquisition Fees
Real Estate Commissions	—		—
Advisory Fees	—		—
Other	36,100,000	(1)	—
Dollar Amount of Cash Generated from Operations before Deducting Payments to Sponsor
Amount Paid to Sponsor from Operations:
Property Management Fees	—		—
Partnership Management Fees	—		—
Reimbursements	—		—
Leasing Commissions	—		—
Other (Advisory Fees)	39,463,000		1,103,248
Dollar Amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—		—
Notes	—		—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—		—
Incentive Fees	—		—
Other	—		—

(1)	Represents proceeds from NorthStar Realty Finance Corp.’s initial public offering paid to the sponsor in exchange for assets contributed.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)

Table III sets forth the operating results of prior real estate programs with similar investment objectives that have closed during the five years ended December 31, 2009. Amounts are rounded to nearest 000’s.

NorthStar Realty Finance Corp.

	Year Ended December 31,
	2009	2008	2007	2006	2005

Gross Revenues	$266,793,000	$364,683,000	$410,848,000	$194,225,000	$65,097,000
Profit on Sale of Properties	13,799,000	—	—	445,000	28,852,000
Less: Operating Expenses:
Interest expense	121,461,000	190,712,000	241,287,000	103,639,000	32,568,000
Real estate properties — operating expenses	14,692,000	8,289,000	8,719,000	8,561,000	2,044,000
Asset management fees — related party	3,381,000	4,746,000	4,368,000	594,000	—
Fund raising fees and other joint venture costs	—	2,879,000	6,295,000	—	—
Impairment on operating real estate	—	5,580,000	—	—	—
Provision for loan losses	83,745,000	11,200,000	—	—	—
General and administrative	47,213,000	53,269,000	36,148,000	22,547,000	11,337,000
Auditing and professional fees	9,640,000	7,075,000	6,787,000	4,765,000	3,634,000
Other general and administrative	13,689,000	14,486,000	13,610,000	7,739,000	4,026,000

Total general and administrative	70,542,000	74,830,000	56,545,000	35,051,000	18,997,000
Depreciation and amortization	41,864,000	41,182,000	31,916,000	13,042,000	4,352,000

Total expenses	335,685,000	339,418,000	349,130,000	160,887,000	57,961,000
Income/(loss) from operations	(55,093,000)	25,265,000	61,718,000	33,783,000	35,988,000
Equity in (loss)/earnings of unconsolidated ventures	(1,809,000)	(11,918,000)	(11,684,000)	432,000	226,000
Unrealized gain/(loss) on investments and other	(209,976,000)	649,113,000	(4,330,000)	4,934,000	867,000
Realized gain on investments and other	128,461,000	37,699,000	3,559,000	1,845,000	2,160,000

Income/(loss) from continuing operations	(138,417,000)	700,159,000	49,263,000	40,994,000	39,241,000
Income from discontinued operations	1,844,000	2,170,000	1,047,000	798,000	547,000
Gain on sale of joint venture interest	—	—	—	279,000	—

Consolidated net income (loss)	(136,573,000)	702,329,000	50,310,000	42,071,000	39,788,000
Net income (loss) attributable to the non-controlling interests	6,293,000	(72,172,000)	(3,276,000)	(4,006,000)	(2,116,000)

Net (loss) income	(130,280,000)	630,157,000	47,034,000	38,065,000	37,672,000
Taxable Income	—	—	—	—	—
From Operations	—	101,143,819	72,849,100	37,991,093	10,072,827
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	54,518,000	87,612,000	102,238,000	53,988,000	849,625,000
Cash used in investing activities	125,559,000	(110,708,000)	(2,373,929,000)	(1,852,961,000)	(881,090,000)
Cash Generated from financing	(127,130,000)	125,365,000	2,490,500,000	1,868,375,000	25,827,000
activities
Total Cash Generated	52,947,000	102,269,000	218,809,000	69,402,000	(5,638,000)
Less Cash Distributions to Investors:
From Operating Cash Flow	(48,058,000)	(122,059,000)	(109,733,000)	(52,547,000)	(14,197,000)
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	4,889,000	(19,790,000)	109,076,000	16,855,000	(19,835,000)
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	4,889,000	(19,790,000)	109,076,000	16,855,000	(19,835,000)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
-— from operations	—	116	83	56	37
-— from recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors
Source (on GAAP Basis)
-— Operations	61	100	117	77	51
-— Return of Capital	(7)	39	9	—	—
Source (on Cash Basis)
-— Sales	(7)	39	9	—	—
-— Refinancing	—	—	—	—	—
-— Operations	61	100	117	77	51
-— Other	—	—	—	—	—

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS — (CONTINUED)
(UNAUDITED)

NorthStar Real Estate Securities Opportunity Fund, L.P.

	2009	2008	2007

Gross Revenues	$20,118,832	$17,112,780	$8,806,160
Profit on Sale of Properties	—	—	—
Less: Operating Expenses
Interest Expense	421,842	872,000	1,666,248
CDS Insurance Expense	170,431	2,625,483	1,560,375
Offering Costs	157,198	533,028	266,514
Professional Fees	222,878	606,679	246,639
Custodian Fees	123,339	180,000	81,097
Allowance for receivables	—	5,817,112	—
Net change in realized Gain (Loss)	(3,665,500)	(41,484,339)	2,539,074
Net change in unrealized Loss	(29,204,617)	(1,071,091)	(41,150,916)
Net Income (GAAP basis)	(13,846,973)	(36,076,952)	(33,626,555)
Taxable Income
From Operations	—	—	—
From Gain on Sale	—	—	—
Cash Generated From Operations	19,023,144	12,295,590	4,985,287
Cash Generated from Sales	—	186,555,045	39,819,830
Cash Generated from Refinancing	—	—	—
Total Cash Generated	19,023,144	198,850,635	44,805,117
Less Cash Distributions to Investors:
From Operating Cash Flow	(16,026,198)	(8,639,991)	(3,198,116)
From Sales and Refinancing	—	—	—
From Other	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	2,996,946	190,210,644	41,607,001
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items	2,996,946	190,210,644	41,607,001
Tax and Distribution Data
Federal Income Tax Results:
Ordinary Income (Loss)
— From Operations	—	(56,946,533)	11,010,951
— From Recapture	—	—	—
Capital Gain (loss)	—	—	—
Cash Distributions to Investors Source (on GAAP Basis)
— Operations	16,026,198	8,639,991	3,198,116
— Return of Capital	—	—	—
Source (on GAAP Basis)
— Sales	—	—	—
— Refinancing	—	—	—
— Operations	16,026,198	8,639,991	3,198,116
— Other	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	—	—	—

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS — (CONTINUED)
(UNAUDITED)

NorthStar Funding, LLC

	2006	2005	2004	2003	2002

Gross Revenues	$371,149	$7,965,777	$13,767,315	$6,838,095	$214,068
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Advisory Fees	38,529	544,544	1,080,863	556,661	18,012
Legal Fees	—	83,487	67,562	61,768	—
General and Administrative	—	886	15,148	22,626	—
Organization Costs	—	—	—	—	15,838
Other Expenses	345	8,917	34,480	20,248	214
Net Income (GAAP basis)	332,621	7,327,943	12,569,262	6,176,792	180,004
Taxable Income
From Operations(1)	—	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	446,794	6,857,201	11,748,787	5,851,200	355,190
Cash Generated from Sales/Repayments	45,788,229	62,035,432	28,017,032	135,797,536	6,000,000
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	46,235,023	68,892,633	39,765,819	141,648,736	6,355,190
Less Cash Distributions to Investors:
From Operating Cash Flow	(446,794)	(6,857,201)	(11,748,787)	(5,798,047)	(63,749)
From Sales and Refinancing	45,788,229	62,302,943	28,640,626	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	(267,511)	(623,594)	135,850,689	6,291,441
Less Special Items (not including sales and refinancing):	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	(62,302,943)	(28,640,626)	53,153	291,441
Tax and Distribution Data
Federal Income Tax Results:
Ordinary Income (Loss)
— From Operations	293,082	7,286,293	12,527,612	6,135,142	138,268
— From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors
Source (on GAAP Basis)
— Operations	446,794	6,857,201	11,748,787	5,798,047	63,749
— Return of Capital	45,788,229	62,302,943	28,640,626	—	—
Source (on Cash Basis)
— Sales	45,788,229	62,302,943	28,640,626	—	—
— Refinancing	—	—	—	—	—
— Operations	446,794	6,857,201	11,748,787	5,798,047	63,749
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	—	—	—	—	—

TABLE IV

COMPLETED PROGRAMS
(UNAUDITED)

This Table sets forth summary information on the results of prior real estate programs having similar investment objectives that have completed operations during the five years ended December 31, 2009. All figures are as of December 31, 2009.

NorthStar Funding, LLC

Dollar Amount Raised	$136,000,000
Number of Investments	8
Date of Closing of Offering	5/24/01
Date of First Sale of Investment	11/6/02
Date of Final Sale of Investment	1/20/06
Tax and Distribution Data Per $1,000
Federal Income Tax Results
— From Operations	193.97
— From Recapture	—
— Capital Gain (Loss)	—
— Deferred Gain — Capital	—
— Deferred Gain — Ordinary	—
Cash Distributions to Investors
Source (on GAAP Basis)
— Investment Income	$26,378,315
— Return of Capital	135,275,211
Source (on Cash Basis)
— Sales/Repayments	—
— Refinancing	—
— Operations	26,378,315
— Other	—
Receivable on Net Purchase Money Financing	—

TABLE V

SALE OR DISPOSITION OF ASSETS
(UNAUDITED)

This Table sets forth summary information on disposals of properties by NorthStar Realty Finance Corp. during the three years ended December 31, 2009.

												Excess
				Selling Price, Net of Closing Costs and GAAP Adjustments								(Deficiency)
						Purchase			Cost of Properties Including Closing and Soft Costs			of Property
				Cash		Money	Adjustments			Total		Operating
				Received	Mortgage	Mortgage	Resulting			Acquisition		Cash
				Net of	Balance	Taken	From		Original	Cost,		Receipts
		Date	Date of	Closing	at Time	Back By	Application		Mortgage	Closing and		Over Cash
Property	Location	Acquired	Sale	Costs	of Sale	Program	of GAAP	Total	Financing	Soft Cost	Total	Expenditures

Mountainside Manor	PA	May 2006	April 2007	$(26,510)	$—	$1,000,000	$—	$973,491	$84,804	$790,140	$874,944	$76,663
Pennswood Manor	PA	May 2006	April 2007	(27,501)	—	830,000	—	802,499	122,428	752,516	874,944	98,185
Albemarle	NC	October 2006	December 2009	264,772	2,275,000	—	—	2,539,772	2,275,000	1,027,917	3,302,917	113,331
Avery	NC	October 2007	December 2009	3,450,867	3,000,000	—	—	6,450,867	2,625,000	2,085,772	4,710,772	215,203
Bcrtic	NC	October 2007	December 2009	1,341,899	3,000,000	—	—	4,341,899	2,625,000	2,642,347	5,267,347	278,201
Brevard	NC	October 2006	December 2009	2,439,753	1,725,000	—	—	4,164,753	1,725,000	907,002	2,632,002	96,397
Canterbury	NC	May 2006	December 2009	(306,979)	3,236,348	—	—	2,929,369	2,917,583	784,818	3,702,401	150,425
Caswell	NC	November 2007	December 2009	8,693,312	5,000,000	—	—	13,693,312	4,375,000	3,576,524	7,951,524	373,689
Charlottc	NC	October 2006	December 2009	1,826,966	2,500,000	—	—	4,326,966	2,500,000	1,264,638	3,764,638	141,383
Cherry Springs	NC	June 2006	December 2009	440,157	2,731,077	—	—	3,171,234	2,800,000	1,036,427	3,836,427	182,250
Chowan	NC	November 2007	December 2009	2,995,316	3,000,000	—	—	5,995,316	2,625,000	2,143,822	4,768,822	211,665
Clay	NC	November 2007	December 2009	34,305	3,000,000	—	—	3,034,305	2,625,000	2,085,681	4,710,681	215,911
Forest Trails	NC	May 2006	December 2009	2,429,945	2,289,769	—	—	4,719,714	2,347,555	3,518,962	5,866,517	324,329
Kingsbridge	NC	May 2006	December 2009	1,814,035	2,055,957	—	—	3,869,992	2,082,815	923,272	3,006,087	104,335
Oliver	NC	May 2006	December 2009	1,214,230	2,297,751	—	—	3,511,981	2,215,585	1,069,588	3,285,173	273,217
Pine Tree Villa-Raleigh	NC	April 2007	December 2009	3,847,456	3,250,000	—	—	7,097,456	3,250,000	3,521,085	6,771,085	251,186
Salem House	NC	May 2006	December 2009	3,577,182	3,456,398	—	—	7,033,580	2,317,280	6,277,078	8,594,358	311,726
Wellington	NC	May 2006	December 2009	792,876	1,812,332	—	—	2,605,208	737,010	1,282,803	2,019,813	77,796
Williamston	NC	May 2006	December 2009	1,128,736	3,132,056	—	—	4,260,791	3,136,016	258,385	3,394,401	198,295
Yancey	NC	November 2007	December 2009	4,581,555	3,000,000	—	—	7,581,555	2,625,000	3,425,470	6,050,470	352,442

TABLE V

SALE OR DISPOSITION OF ASSETS — (CONTINUED)
(UNAUDITED)

This Table sets forth summary information on the results of the aggregate sale or disposals of real estate-related securities by NorthStar Real Estate Securities Opportunity Fund L.P. during the three years ended December 31, 2009.

NorthStar Real Estate Securities Opportunity Fund L.P.

		Total Dollar Amount	Total Proceeds from
Year	Investments	Invested	Sale of Investments

2007	MetroFlag	$2,000,000	$1,970,000
2007	NSCR	29,100,139	29,089,730
2007	MetroFlag	2,000,000	1,962,500
2008	MetroFlag	2,000,000	1,800,000
2008	MetroFlag	3,000,000	2,707,500
2008	MetroFlag	11,000,000	8,690,000
2008	NSCR	21,340,102	16,323,158
2008	NSCR	36,860,176	30,496,689
2008	CSE	3,020,206	6,932,717
2008	MARRE 2006	1,393,130	1,815,367
2009	—	$—	$—

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT

To:	NorthStar Real Estate Income Trust, Inc. 399 Park Avenue, 18th Floor New York, New York 10022 Attn: Subscriptions

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached subscription agreement signature page (“Signature Page”), hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) of NorthStar Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), set forth on such subscription agreement Signature Page. Payment for the Shares is hereby made by check payable to “Wells Fargo Bank, N.A., as escrow agent for NorthStar Real Estate Income Trust, Inc.” or “NorthStar Real Estate Income Trust, Inc.”, as applicable.

I hereby acknowledge receipt of the prospectus of the Company dated          , 2010 (the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. I understand that I will receive a confirmation of my purchase, subject to acceptance by the Company, within 30 days from the date my subscription is received, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date I have received a final Prospectus.

I have been advised that:

a. the assignability and transferability of the Shares is restricted and will be governed by the Company’s charter and bylaws and all applicable laws as described in the Prospectus;

b. prospective investors should not invest in the Company’s common stock unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment; and

c. there is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the final Prospectus.

REGISTRATION OF SHARES

The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription agreements must be executed and supporting material must be provided in accordance with these requirements:

1. INDIVIDUAL OWNER:  One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  Each joint tenant must sign.

3. TENANTS IN COMMON:  Each tenant in common must sign.

4. COMMUNITY PROPERTY:  All parties must sign.

5. CORPORATION:  An authorized officer must sign.

6. PARTNERSHIP:  Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign.

7. ESTATE:  The personal representative must sign.

8. TRUST:  The trustee must sign. Provide the name of the trust.

9. PENSION PLAN OR PROFIT SHARING PLAN:  The trustee must sign the Signature Page.

10. IRAS, IRA ROLLOVERS AND KEOGHS:  The officer (or other authorized signer) of the bank, trust company or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided to receive checks and other pertinent information regarding the investment.

11. UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA):  The person named as the custodian of the account must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

INSTRUCTIONS TO SIGNATURE PAGE

Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

1. INVESTMENT.  A minimum investment of $4,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to “Wells Fargo Bank, N.A., as escrow agent for NorthStar Real Estate Income Trust, Inc.” If the dealer manager so designates after the Company meets the minimum offering requirements, your check should be made payable to “NorthStar Real Estate Income Trust, Inc.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the “Additional Investment” box. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial and additional investment.

2. FORM OF OWNERSHIP.  Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3. INVESTOR REGISTRATION INFORMATION.  Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship or tenants-in-common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the mailing address and telephone number(s) of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

4. DISTRIBUTION REINVESTMENT PLAN.  By electing the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 3 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

5. GO PAPERLESS.  Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.northstarreit.com, and notifying you via the e-mail address listed in section 3 when such reports are available. I understand that I may receive paper documents at any time by calling 877-940-8777.

6. SUBSCRIBER SIGNATURES.  Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor’s behalf. Please complete this Section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. Each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing the Company and the broker-dealer named on the subscription agreement Signature Page.

7. BROKER-DEALER/REGISTERED REPRESENTATIVE INFORMATION.  This Section is to be completed by the registered representative AND the broker-dealer.

8. PAYMENT INSTRUCTIONS.  Payment may be made by check or wire transfer. The signed subscription agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed subscription agreement can then be mailed via Regular or Overnight Delivery to the address in Section 8.

9. CONFIRMATION OF PURCHASE.  The sponsor or person designated by the sponsor will send each stockholder a confirmation of his or her purchase.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (877) 940-8777.

NorthStar Real Estate Income Trust, Inc.

Contact Information
877.940.8777
www.NorthStarREIT.com

Form of Subscription Agreement

1. Investment
Make checks payable to NorthStar Real Estate Income Trust, Inc.

☐ State of Sale

$ ______ Investment Amount

☐ Initial Investment (min. is $4,000)

☐ Volume Discount Purchase (min. is $500,000)

☐ Net Commission Purchase*

☐ Additional Purchase (min. is $100)

*No commissions will be charged to investors purchasing through an RIA or participants in a wrap account or fee in lieu of commission account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, as well as employees (their spouses, parents and minor children) of a broker-dealer.

2. Form of Ownership

Non-Qualified

☐ Individual
  ☐ TOD**

☐ Joint Tenant* (with rights of survivorship)
  ☐ TOD**

☐ Corporation

☐ Community Property*

☐ Partnership

☐ Tenants in Common*

☐ Estate

☐ Trust

☐ UGMA/UTMA: state of ______

☐ Other (please specify) ______

name of trust/corporation/plan/other

SSN or TIN of trust/corporation/plan/other

*All parties must sign

**Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.NorthStarREIT.com

Qualified

☐ Traditional IRA

☐ Roth IRA

☐ Simple IRA

☐ KEOGH Plan

☐ Simplified Employee Pension/Trust (SEP)

☐ Pension or Profit-Sharing Plan

☐ Other (please specify) ______

Custodial Information

name of custodian/trustee/other administrator

mailing address

city

state

zip code

custodian telephone number

SSN or TIN of custodian/trustee/other administrator

custodian account number

NorthStar Real Estate Income Trust, Inc.

Contact Information
877.940.8777
www.NorthStarREIT.com

3. Investor Registration Information

investor

SSN/Tax ID   date of birth

non U.S. citizen   country of citizenship

co-investor

SSN/Tax ID   date of birth

non U.S. citizen   country of citizenship

daytime telephone   evening telephone

residential address (no p.o. boxes)

city

state   zip code

optional mailing address

city

state   zip code

e-mail

4. Distribution Information

DRIP Dividend Reinvestment Plan**

** In the event that the DRIP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 above or your Custodian for deposit in your Custodial account cited in Section 2.

Cash: Send check to the address in section 3 above or my Custodian in section 2.

Direct Deposit (non-custodian accounts only): Deposit directly into the account listed as follows:

financial institution

city

state   zip code

ABA routing number

account number

Checking   Savings   Brokerage/ other

(Attach a voided, pre-printed check or deposit slip)

5. Go Paperless

In lieu of receiving documents, I authorize NorthStar Real Estate Income Trust Inc. (NorthStar REIT) to make available on its website, www.northstarreit.com, its quarterly reports, annual reports, proxy statements, prospectus supplements or other documents required to be delivered to me, as well as any investment or marketing updates, and to notify me via the e-mail address listed in Section 3 above when such reports are available. I understand that I may receive paper documents at any time by calling 877-940-8777.

NorthStar Real Estate Income Trust, Inc.

Contact Information
877.940.8777
www.NorthStarREIT.com

6. Subscriber Signatures

Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representation on your behalf. In order to induce NorthStar REIT to accept this subscription, I hereby warrant that:

	Investor	Co-investor
a. I received a final prospectus of NorthStar REIT, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.	initials	initials
b. I certify that I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND had during the last tax year, or estimate that I will have during the current tax year, a minimum of $70,000 annual gross income.	initials	initials
c. If I am an **Alabama** investor, I meet the Company's suitability standards listed above and represent that I have a liquid net worth of at least 10 times my investment in the Company and other similar programs before investing in the Company.	initials	initials
d. If I am a **Kentucky, Michigan, Oregon or Tennessee investor,** I may not invest more than 10% of my liquid net worth in NorthStar REIT and other or similar programs.	initials	initials
e. If I am a **California** investor , I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $85,000 and a net worth of $250,000 and my total investment in this offering may not exceed 10% of my net worth. Net worth should be calculated exclusive of homes, furnishings and automobiles.	initials	initials
f. If I am an **Iowa** investor, I have a net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000 or in the alternative, a net worth of $350,000 (as previously described) and my total investment in this offering may not exceed 10% of my liquid net worth.	initials	initials
g. If I am a **Kansas or Massachusetts** investor, I acknowledge that it is recommended by the securities division of my state that my total investment in this and similar direct participation investments should not exceed 10% of my "liquid net worth" which is that portion of the net worth which consists of cash, cash equivalents and readily marketable securities.	initials	initials
h. I have accepted the terms and conditions of NorthStar REIT's charter.	initials	initials
i. I am purchasing shares for my own account and acknowledge that the investment is not liquid.	initials	initials
j. I declare that the information supplied is true and correct and may be relied upon by NorthStar REIT.	initials	initials
k. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares.	initials	initials

Taxpayer Identification Number Certification (required):

Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a non-resident alien). **NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.**

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

signature of investor/trustee	signature of co-investor/custodian/co-trustee
date	date

When signing as a custodian or trustee, please indicate title or capacity

NorthStar Real Estate Income Trust, Inc.

Contact Information
877.940.8777
www.NorthStarREIT.com

7. Broker-Dealer/Registered Representative Information (All fields must be complete)

The Registered Representative (RR) and an authorized principal of the broker-dealer (BD) must sign below to complete the order. The RR and BD hereby warrants that each is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence, or the state in which the sale was made, if different.

broker-dealer

registered representative

rep #

mailing address

city

state

zip code

e-mail

telephone

facsimile

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the Registered Representative and the Broker-Dealer are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the registered representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. I understand this subscription agreement is for NorthStar Real Estate Income Trust, Inc.

signature of registered representative

date

signature of broker-dealer/authorized principal

date

8. Payment Instructions

By mail

Checks should be made payable to NorthStar Real Estate Income Trust, Inc. Forward the Subscription Agreement to:

Regular mail
NorthStar REIT
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, MO 64121-9923

Express/Overnight delivery
NorthStar REIT
c/o DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105-1407

Wire transfer

Please reference subscriber's name.

UMB Bank, N.A.
ABA Routing Number - 101000695
Account Number – 9871879666
Reference - NorthStar Real Estate Income Trust, Inc.

NorthStar Real Estate Income Property Trust, Inc.
Maryland Corporation
NOTICE TO STOCKHOLDER OF ISSUANCE OF
UNCERTIFICATED SHARES OF COMMON STOCK

To:	Stockholder
From:	David T. Hamomoto, Chief Executive Officer

Shares of Common Stock, $.01 par value per share

NorthStar Real Estate Income Trust, Inc., a Maryland corporation (the “Corporation”), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the “Securities”) set forth in your subscription agreement with the Corporation. The Securities do not have physical certificates. Instead, the Securities are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the Securities. All capitalized terms not defined herein have the meanings set forth in the Corporation’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Securities on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal office.

The Shares are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter, (i) no Person may Beneficially Own or Constructively Own Common Shares in excess of 9.8% percent (in value or number of Shares) of the outstanding Common Shares unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares in excess of 9.8% percent of the value of the total outstanding Shares, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the Corporation being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause the Corporation to fail to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code); and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on Transfer or ownership are violated, the Shares will be automatically transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

APPENDIX C

FORM OF DISTRIBUTION REINVESTMENT PLAN

This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by NorthStar Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment.  As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date.  The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

3. Procedure for Participation.  Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant does not meet the minimum income and net worth standards for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.

4. Purchase of Shares.  Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per Share. From and after 18 months after the completion of the Company’s offering stage, the Company’s advisor, or another firm it chooses for that purpose, will establish an estimated value per share of the Company’s Shares. At that time, Plan Shares will be priced at 95% of such estimated per Share value. The Company will consider the offering stage complete when it is no longer publicly offering equity securities in a continuous offering, whether through the Initial Offering or Future Offerings. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

C-1

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

5. Taxes.  IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

6. Share Certificates.  The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7. Reports.  Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

8. Termination by Participant.  A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

9. Amendment or Termination of Plan by the Company.  The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason, except to eliminate a Participant’s ability to withdraw from the Plan, upon 10 days written notice to the Participants.

10. Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C-2

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Sponsored by

NorthStar Realty Finance Corp.

UP TO $1,100,000,000 IN SHARES OF

COMMON STOCK

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

          , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered, other than selling commissions and the dealer manager fee. All amounts are estimated.

Amount

SEC registration fee	$43,230
FINRA filing fee	75,500
Accounting fees and expenses	1,000,000
Legal fees and expenses	3,000,000
Sales and advertising expenses	4,513,000
Blue Sky fees and expenses	150,000
Printing expenses	5,200,000
Miscellaneous	1,000,000

Total	$14,981,730

Item 32.	Sales to Special Parties.

Not Applicable.

Item 33.	Recent Sales of Unregistered Securities.

On February 4, 2009, we issued 24,039 shares of common stock at $8.32 per share to NRFC Sub-REIT Corp., a wholly-owned subsidiary of our sponsor, in exchange for $200,004.48 in cash. We relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Our sponsor, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of this investment.

On February 20, 2009, our operating partnership issued 100 common units at $10.00 per unit to our advisor for $1,000 and issued 100 special units at $10.00 per unit to NorthStar OP Holdings for $1,000. Our operating partnership relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of these issuances. We, our advisor and NorthStar OP Holdings, by virtue of their affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

Item 34.	Indemnification of Directors and Officers.

Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

The Maryland General Corporation Law (the “MGCL”) permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlement and expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceedings and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Under the MGCL, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a corporation to advance reasonable expense to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if is ultimately determined that the standard of conduct was not met. However, our charter provides that we will not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us if: (i) the loss or liability was the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or, the loss or liability was the result of gross negligence or willful misconduct, if the indemnitee is an independent director (ii) the indemnitee has not determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (iii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (iv) the indemnitee actually received an improper personal benefit in money, property, or services, (v) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful or (vi) in a proceeding by or in the right of the company, the indemnitee shall have been adjudged to be liable to us.

In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (i) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (ii) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter, (iii) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

Any indemnification or agreement to hold harmless may be paid only out of our net assets, and no portion may be recoverable from the stockholders.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35.	Treatment of Proceeds from Securities Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements:

The following financial statements are included in the prospectus:

(1) Report of Independent Registered Public Accounting Firm

(2) Consolidated Balance Sheet

(3) Notes to Consolidated Balance Sheet

(b) Exhibits:

1.1**	Dealer Manager Agreement
1.2**	Participating Dealer Agreement (included as Appendix A to Exhibit 1.1)
3.1**	Articles of Amendment and Restatement of NorthStar Real Estate Income Trust, Inc.
3.2**	Bylaws of NorthStar Real Estate Income Trust, Inc.
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)
4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)
5.1**	Opinion of Venable LLP as to the legality of the securities being registered
8.1**	Opinion of Alston & Bird LLP regarding certain federal income tax considerations
10.1**	Escrow Agreement
10.2**	Advisory Agreement
10.3**	Limited Partnership Agreement of NorthStar Real Estate Income Trust Operating Partnership, LP
10.4**	NorthStar Real Estate Income Trust, Inc. Long-Term Incentive Plan
10.5**	NorthStar Real Estate Income Trust, Inc. Independent Directors Compensation Plan
10.6**	Distribution Support Agreement
10.7**	Form of Indemnification Agreement
10.8**	Form of Restricted Stock Award
21**	Subsidiaries of the Company
23.1	Consent of Grant Thornton LLP
23.2	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
23.3	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)
99.1**	Consent of Charles W. Schoenherr
99.2**	Consent of Jack F. Smith, Jr.

**	Previously filed.

Item 37.	Undertakings

The registrant undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6) that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser;

(7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF ASSETS
(UNAUDITED)

This Table sets forth summary information of the properties acquired by NorthStar Realty Finance Corp. during the three years ended December 31, 2009. This Table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through December 31, 2009.

					Total		Mortgage		Contract
					Square		Financing	Cash	Price &	Other Cash	Other Cash
			Number of	Type of	Feet of	Date of	At	Down	Acquisition	Expenditures	Expenditures
Portfolio	Ownership	Location	Properties	Property	Units	Purchase	Purchase	Payment	Fee	Expensed	Capitalized	Total Price

Milpitas	Fee	CA	1	Office	178,213	February 2007	$23,250,000	$7,027,000	$30,093,000	$29,000	$155,000	$30,277,000
Fort Mill	Fee	SC	1	Office	165,000	March 2007	27,700,000	6,815,000	34,283,000	44,000	188,000	34,515,000
Reading	Fee	PA	1	Distribution	609,000	June 2007	19,481,000	9,070,000	28,455,000	6,161	89,839	28,551,000
Columbus	Fee	OH	1	Office	199,122	November 2007	24,050,000	9,921,000	33,777,000	4,418	189,582	33,971,000
Harmony	Fee	WI	18	Assisted Living	372,349	January 2007	75,000,000	100,997,000	175,997,000	—	—	175,997,000
Wilkinson	Fee	Various	28	Assisted Living	1,063,387	January 2007	160,000,000	221,505,000	378,375,000	—	3,130,000	381,505,000
Tuscola	Fee	IL	2	Assisted Living	72,786	January 2007	7,875,000	10,661,000	18,532,887	—	3,113	18,536,000
Windsor	Fee	KY	1	Skilled Nursing	67,706	February 2007	7,650,000	15,986,000	21,222,000	—	2,414,000	23,636,000
Dova	Fee	NC	2	Skilled Nursing/ Assisted Living	83,626	April 2007	6,500,000	15,761,000	18,230,000	—	4,031,000	22,261,000
Arlington	Fee	TX	1	MOB	26,552	May 2007	3,413,000	4,667,000	8,080,000	—	—	8,080,000
Wilkinson HUD	Fee	OH	4	Assisted Living	78,990	June 2007	8,258,000	28,963,000	36,467,673	—	753,327	37,221,000
Miller	Fee	In	28	Skilled Nursing	1,000,532	June 2007	116,000,000	164,595,000	275,383,000	—	5,212,000	280,595,000
Daly City	Fee	CA	2	Skilled Nursing	104,744	August 2007	11,400,000	19,191,000	28,866,000	—	1,725,000	30,591,000
NC Alfs	Fee	NC	6	Assisted Living	153,888	October 2007	17,500,000	34,276,000	50,954,000	—	822,000	51,776,000
Chaucer	Fee	KS	1	Assisted Living	81,810	December 2007	9,188,000	12,731,000	21,901,057	—	17,943	21,919,000
Intermed	Fee	Various	4	Skilled Nursing	40,369	January 2008	—	4,055,000	4,055,000	—	—	4,055,000

TABLE VI

ACQUISITION OF ASSETS — (CONTINUED)
(UNAUDITED)

This Table sets forth summary information on the aggregate results of the acquisitions of real estate-related securities by NorthStar Real Estate Securities Opportunity Fund L.P. during the three-year period ended December 31, 2009. NorthStar Funding, LLC did not acquire any real estate-related securities during this period.

NorthStar Real Estate Securities Opportunity Fund L.P.

	Total Number of	Total Dollar Amount
Year	Investments	Invested

2007	6	$155,492,068
2008	8	$17,389,369
2009	—	$—

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 30, 2010.

NorthStar Real Estate Income Trust, Inc.

By:	/s/ David T. Hamamoto
Name:     David T. Hamamoto

Title:	Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the following capacities and on June 30, 2010.

Signature	Title

/s/ David T. Hamamoto David T. Hamamoto	Chief Executive Officer and Chairman of the Board(Principal Executive Officer)

/s/ Andrew C. Richardson Andrew C. Richardson	President, Chief Financial Officer and Treasurer(Principal Financial Officer and PrincipalAccounting Officer)

* Jonathan T. Albro	Director

* Charles W. Schoenherr	Director

* Jack F. Smith, Jr.	Director

* /s/ Andrew C. Richardson Andrew C. Richardson, as attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1**	Dealer Manager Agreement
1.2**	Participating Dealer Agreement (included as Appendix A to Exhibit 1.1)
3.1**	Articles of Amendment and Restatement of NorthStar Real Estate Income Trust, Inc.
3.2**	Bylaws of NorthStar Real Estate Income Trust, Inc.
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)
4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)
5.1**	Opinion of Venable LLP as to the legality of the securities being registered
8.1**	Opinion of Alston & Bird LLP regarding certain federal income tax considerations
10.1**	Escrow Agreement
10.2**	Advisory Agreement
10.3**	Limited Partnership Agreement of NorthStar Real Estate Income Trust Operating Partnership, LP
10.4**	NorthStar Real Estate Income Trust, Inc. Long-Term Incentive Plan
10.5**	NorthStar Real Estate Income Trust, Inc. Independent Directors Compensation Plan
10.6**	Distribution Support Agreement
10.7**	Form of Indemnification Agreement
10.8**	Form of Restricted Stock Award
21**	Subsidiaries of the Company
23.1	Consent of Grant Thornton LLP
23.2	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
23.3	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)
99.1**	Consent of Charles W. Schoenherr
99.2**	Consent of Jack F. Smith, Jr.

**	Previously filed.